QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

UNITED PARK CITY MINES COMPANY (Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.

Notice of Action by Written Consent

United Park City Mines Company
Box 1450
Park City, Utah 84060

June 5, 2003

Dear Stockholder:

        This information statement is being forwarded to the holders of common stock, par value $0.01 per share, of United Park City Mines Company, hereafter "United Park," in connection with the proposed acquisition of all of United Park's common stock by Capital Growth Partners LLC, hereafter "CGP," pursuant to the Agreement and Plan of Merger dated August 26, 2002, as amended and reinstated by the Reinstatement of Agreement and Plan of Merger dated as of May 12, 2003, together referred to herein as the "Merger Agreement," by and among United Park, United Park's majority stockholder, the "Majority Stockholder," CGP and CGP Acquisition, Inc. Under the terms of the Merger Agreement, CGP Acquisition, Inc. will merge with and into United Park, resulting in United Park becoming a wholly owned subsidiary of CGP, referred to herein as the "Merger."

        At the effective time of the Merger, each outstanding share of United Park's common stock, except those shares as to which appraisal rights have been properly exercised, will be converted into the right to receive $21 in cash per share, less a pro rata portion of certain advisory, legal and other fees and expenses incurred in connection with the transaction, which are not expected to exceed $0.50 per share. As a result of the Merger, CGP will become the sole stockholder of United Park.

        The board of directors of United Park has unanimously approved the Merger and the Merger Agreement and recommended it to United Park's stockholders. In making the recommendation, the board considered, among other things, the extensive review of a full range of financing and development alternatives, the advice received previously from its professional advisors, the extensive arm's length negotiation process with CGP, the market premium of almost $5 per share offered by CGP over the then current trading price of United Park's common stock, the ability to terminate the Merger if a superior offer is received prior to closing, the lack of viable financing alternatives and United Park's current cash flow position.

        The proposed Merger requires the approval of a majority of the voting power of all outstanding shares of United Park stock. A holder of approximately 67% of the outstanding voting stock of United Park has acted by written consent and voted its shares in favor of adoption of the Merger Agreement and the approval of the Merger. This action by written consent is sufficient to adopt the Merger Agreement and approve the Merger without the vote of any other stockholders of United Park. Accordingly, your approval is not required and is not being sought. This notice and information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law.

        We currently anticipate completing the Merger during the last week of June, 2003; however, the closing of the Merger remains subject to certain closing conditions and there can be no assurances that the Merger will close at that time, or at all.

        We are not asking you for a proxy and you are requested not to send us a proxy. Please do not send in your stock certificates at this time. Promptly after the Merger is completed you will receive a letter of transmittal for that purpose.

Sincerely,
/s/ Hank Rothwell

Information statement dated June 5, 2003 and first mailed to stockholders on or about June 6, 2003.

United Park City Mines Company
P.O. Box 1450
Park City, UT 84060
(435) 649-8011

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        This information statement is being furnished to the holders of common stock, par value $0.01, of United Park City Mines Company, hereafter "United Park" or the "Company," in connection with the proposed acquisition of all of United Park's common stock by Capital Growth Partners LLC, hereafter "CGP." The acquisition will be effected by the merger, referred to herein as the "Merger," of a wholly-owned subsidiary of CGP with and into United Park pursuant to the Agreement and Plan of Merger dated August 26, 2002, as amended and reinstated by the Reinstatement of Agreement and Plan of Merger dated as of May 12, 2003, together referred to herein as the "Merger Agreement," by and among United Park, its majority stockholder, referred to herein as the "Majority Stockholder," CGP and its wholly owned subsidiary, CGP Acquisition, Inc., referred to herein as "CGP Acq." For ease of reference to the Merger Agreement in this information statement, the description thereof incorporates the terms and conditions as amended and reinstated by the Reinstatement of Agreement and Plan of Merger dated as of May 12, 2003, referred to herein as the "Reinstatement Agreement," unless the context clearly indicates otherwise.

        At the effective time of the Merger, each outstanding share of United Park common stock, except those shares as to which appraisal rights have been properly exercised, will be converted into the right to receive $21 in cash per share, less a pro rata portion of certain advisory, legal and other fees and expenses incurred in connection with the transaction (which are not expected to exceed $0.50 per share), such fees and expenses are referred to herein as the "Stockholder Expenses." By virtue of the Merger, each share of CGP Acq. will be converted into one share of the new common stock of United Park (in the aggregate representing 100% of the outstanding common stock of United Park) and the remaining outstanding shares of common stock of United Park, excluding shares as to which appraisal rights have been properly exercised, will be converted into the right to receive $21 in cash per share, less a pro rata portion of the Stockholder Expenses.

        The board of directors of United Park has unanimously approved the Merger and the Merger Agreement and has recommended it to our stockholders. The board considered, among other things, the extensive review of a full range of financing and development alternatives, the advice received previously from its professional advisors, the extensive arm's length negotiation process with CGP, the market premium of almost $5 per share offered by CGP over the then current trading price of United Park's common stock, the ability to terminate the Merger if a superior offer is received prior to closing, the lack of viable financing alternatives and United Park's current cash flow position.

        The proposed Merger requires approval by a majority of the voting power of all outstanding shares of United Park stock. A holder of a majority of the Company's stock has acted by written consent and voted its shares in favor of the adoption of the Merger Agreement and approval of the Merger. This action by written consent is sufficient to adopt the Merger Agreement and approve the Merger without the vote of any other stockholder of United Park. Accordingly, your approval is not required and is not being sought. This information statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law.

        We currently anticipate completing the Merger during the last week of June, 2003; however, the closing of the Merger remains subject to certain closing conditions and there can be no assurances that the Merger will close at that time, or at all. Under certain rules of the Securities and Exchange Commission, the Merger may not be completed until 20 days after the mailing to all of the Company stockholders of this information statement have elapsed.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
What transaction is being proposed?

A:
United Park is proposing the acquisition of all of the outstanding common stock of the Company by CGP for $21 in cash per share, less a pro rata portion of the Stockholder Expenses (which are not expected to exceed $0.50 per share), through the Merger of a wholly-owned subsidiary of CGP with and into United Park.

Q:
What is the reason for the Merger?

A:
The Company's board believes that the Merger is fair to, and in the best interests of, the Company and its stockholders. Important factors in the board's determination included the scope of United Park's management's search for an investor in, or a buyer for, the business, the results of the extensive negotiations with CGP that developed for the sale of United Park, the Company's current cash flow position, the market premium offered by CGP and other important factors described in this information statement.

Q:
What will I receive in the Merger?

A:
After the Merger is completed, you will be entitled to receive $21 in cash per share, less a pro rata portion of the Stockholder Expenses, in exchange for each of your shares of United Park stock.

Q:
When was the Merger Agreement reinstated?

A:
The Merger Agreement was initially announced by United Park on August 27, 2002, but was terminated on October 2, 2002, by United Park upon CGP's failure to deliver an additional deposit required by the terms of the Merger Agreement. On May 15, 2003, CGP, CGP Acq., United Park and its Majority Stockholder agreed to reinstate the Merger Agreement on modified terms by entering into the Reinstatement Agreement. The Merger Agreement as described in this information statement includes the terms as modified by the Reinstatement Agreement.

Q:
Are there significant conditions to the closing of the Merger?

A:
Completion of the Merger is dependent upon the satisfaction or waiver of certain conditions. Please see "Merger Agreement—Conditions to the Merger."

Q:
What vote of stockholders is required to approve the Merger and adopt the Merger Agreement?

A:
Approval of the Merger and adoption of the Merger Agreement requires approval by a majority of the voting power of all outstanding shares of United Park. A holder of approximately 67% of the outstanding voting stock of the Company has acted, effective May 14, 2003, by written consent and voted all of its shares of United Park common stock in favor of the adoption of the Merger Agreement and the approval of the Merger. This action by written consent is sufficient to adopt the Merger Agreement and approve the Merger without the approval of any other stockholder of United Park. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q:
Should I send in my stock certificates now?

A:
No. Promptly after the Merger is completed, you will receive a letter of transmittal for use in surrendering your stock certificates and obtaining payment for your shares.

Q:
Do I have appraisal rights?

A:
Yes. If you so choose, you will be entitled to exercise appraisal rights upon completion of the Merger so long as you take all the steps required to perfect your rights under Delaware law. These steps are described under "Appraisal Rights" in this information statement.

Q:
When will the Merger be completed?

A:
The Company is working towards completing the Merger as quickly as possible. We currently anticipate completing the Merger during the last week of June, 2003; however, there can be no assurance that the Merger will close at such time, or at all.

Q:
Whom do I call if I have questions about the Merger?

A:
If you have any questions, require assistance, or need additional copies of this information statement or other related materials, please contact Hank Rothwell of United Park at (435) 649-8011.

[Remainder of Page Intentionally Blank]

SUMMARY

        This summary highlights selected information from this information statement. It may not contain all of the information that is important to you. To better understand the Merger and the related documents and for a more complete description of the legal terms of the Merger, you should carefully read this information statement and the documents to which we refer you that are annexed to or incorporated by reference into this information statement. Additional information about United Park has been filed with the Security and Exchange Commission ("SEC") and is available as described under "Where You Can Find More Information" on page 27.

The Merger

        This information statement relates to the acquisition of United Park by CGP for $21 in cash per share of United Park stock, less a pro rata portion of the Stockholder Expenses (which are not expected to exceed $0.50 per share), through the Merger of a wholly-owned subsidiary, CGP Acq., with and into United Park.

The Companies

United Park City Mines Company
P.O. Box 1450
Park City, UT 84060
(435) 649-8011

        We were organized as a Delaware corporation in 1953. Our principal business, together with our subsidiaries, is the leasing, development and sale of real property located in or near Park City, Utah. As used in this information statement, unless otherwise indicated or the context otherwise requires, "United Park," "Company," "we," "us" and "our" refer to United Park City Mines Company together with our subsidiaries.

        We acquired properties in the Park City area of Utah upon our formation in 1953. Prior to 1982, our principal business was the mining of silver ores from these properties and the leasing of these properties to other mine operators. We now conduct no active mining operations and have no agreement to sell or lease our mining properties. We have evolved from our historical roots as a mining company to a real estate development company capitalizing on our extensive land resources.

        We also lease land for skiing in Utah to the operators of the Park City Ski Area and the Deer Valley Ski Area.

Capital Growth Partners LLC
P.O. Box 1776
Park City, UT 84060
(435) 645-7300

        Capital Growth Partners LLC was formed on July 31, 2001 as a Utah limited liability company for the specific purpose of acquiring all of our capital stock. The members of Capital Growth Partners are experienced real estate developers. We have been informed that Capital Growth Partners intends to develop and sell the real properties owned by us. As used in this information statement, unless otherwise indicated or the context otherwise requires, "CGP" refers to Capital Growth Partners LLC.

Background of the Merger (See Page 7)

        Our board of directors believes that the proposed Merger is fair to, and in the best interests of, the Company and our stockholders. Our board has unanimously:

  •
  approved the form, terms and provisions of the Merger and the Merger Agreement as amended and reinstated pursuant to the Reinstatement Agreement;

  •
  determined that the Merger, and the consideration to be paid, is fair to and in the best interests of the Company and our stockholders;

  •
  approved the Merger; and

  •
  recommended that our stockholders approve and adopt the Merger and the Merger Agreement as amended and reinstated pursuant to the Reinstatement Agreement.

        Important factors in the board's determination included (1) careful consideration of a full range of strategic alternatives to either obtain financing for the Company's development of its properties or to permit stockholders to realize the value of their shares; (2) the advice of professional advisors during the course of the board's exploration of financing and development opportunities; (3) the board's extensive arm's-length negotiation process with CGP in reaching terms to reinstate the Merger Agreement; (4) the market premium to the stockholders of United Park of almost $5 per share offered by CGP over the then current trading price of United Park's common stock; (5) the ability to terminate the Merger (subject to certain conditions) if a superior offer is received prior to closing; (6) the Company's current cash flow position; and (7) the lack of other viable financing alternatives.

Interests of Executive Officers and Directors in the Merger; Potential Conflicts of Interest (See Page 22);

        You should be aware that certain members of our board have interests in the Merger that are different from, or in addition to, yours. Mr. Rothwell, a member of our board and the President of the Company, is a party to an employment agreement with United Park. Pursuant to such agreement, Mr. Rothwell will have the right to terminate his employment agreement and receive certain benefits. Mr. Gordon and Mr. Lesser, who also serve on our board, are affiliated with the Majority Stockholder. The Majority Stockholder has voted to approve the Merger and, as a condition to closing required by CGP, has also entered into an agreement to provide certain financing to the Company upon the closing of the Merger. The financing to be provided by the Majority Stockholder is seller financing out of consideration to be received by the Majority Stockholder at the Merger closing, and, thus, will reduce the amount of cash to be received by the Majority Stockholder at the closing of the Merger. Please see "Transactions with Certain Employees and Interests of Executive Officers and Directors; Potential Conflicts of Interest." Our board was aware of these interests and considered them, among other matters, in approving the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement.

Legal Documents (See Annexes A, A-1 and B)

        The Merger Agreement and the Reinstatement Agreement are attached to this information statement as Annexes A and A-1, respectively. The Merger Agreement incorporates by reference certain provisions of a stock purchase agreement, as amended and supplemented, between the Company, CGP and certain stockholders of the Company (as so amended and supplemented, the "Stock Purchase Agreement"). This Stock Purchase Agreement and the amendments thereto are included as Annex 1 to the Merger Agreement attached hereto. We encourage you to read these agreements, as they are the legal documents that govern the Merger.

Merger Consideration (See Page 13)

        At the effective time of the Merger, each outstanding share of United Park common stock, except those shares as to which appraisal rights have been properly exercised, will be converted into the right to receive $21 in cash per share, less a pro rata portion of Stockholder Expenses.

Stockholder Vote Required to Approve the Merger and Adopt the Merger Agreement

        A majority of the voting power of all our outstanding shares is required to approve the Merger Agreement and the Merger. Under Delaware law, such approval may be provided by written consent and without a meeting of the stockholders. On May 14, 2003, a holder of approximately 67% of the Company's outstanding common stock executed a written consent approving the Merger Agreement and the Merger. A copy of the written stockholder consent is included as Annex B. This information statement constitutes the notice required under Section 228(e) of the Delaware General Corporation Law with respect to the written stockholder consent.

Material United States Federal Income Tax Consequences of the Merger (See Page 24)

        The conversion of your shares of United Park common stock into the right to receive cash in the Merger will be a taxable transaction to you for United States federal income tax purposes. Subject to certain assumptions and limitations, if you hold your shares of our common stock as a capital asset, you will recognize a capital gain or loss equal to the difference between the amount of cash you receive in the Merger and your tax basis in your shares of our common stock.

[Remainder of Page Intentionally Blank]

THE MERGER

General

        Our board is using this information statement to inform United Park's public stockholders about the proposed acquisition of United Park by CGP pursuant to the Merger. Our board has unanimously approved the Merger and the Merger Agreement as amended and reinstated by the Reinstatement Agreement. For ease of reference to the Merger Agreement in this information statement, the description thereof incorporates the terms and conditions as amended and reinstated by the Reinstatement Agreement unless the context clearly indicates otherwise.

        The proposed Merger will occur pursuant to the Merger Agreement. Under the Merger Agreement, CGP Acq. will merge with and into United Park and all outstanding shares of United Park, other than those as to which appraisal rights have been properly exercised, will at the effective time of the Merger be converted into the right to receive $21 in cash per share, less a pro rata portion of the Stockholder Expenses. The separate existence of CGP Acq. will cease and we will become a wholly owned subsidiary of CGP.

        A holder of approximately 67% of the outstanding common stock of United Park has acted by written consent and voted its shares in favor of the approval and adoption of the Merger Agreement and the approval of the Merger. No additional approval by our other stockholders is required or is being sought. The stockholder consent is attached as Annex B to this information statement.

United Park Reasons for the Merger

        Our board of directors determined to recommend that our stockholders approve the transaction after careful consideration of a range of strategic alternatives to either obtain financing for the Company's development of its properties or to permit stockholders to realize the value of their shares. These strategic alternatives included potential joint ventures, business combinations, sales and other strategic alternatives with CGP and other companies. Our board of directors also considered the development by the Company of its properties either alone or in conjunction with one or more joint venture partners. In making its determination to recommend the Merger, our board of directors also gave due consideration to the zoning and land use approvals we obtained from local municipalities. The Company has been working on its zoning and land use approval plan since 1991. The board also gave due consideration to the cost of developing our properties, the necessity of finding capital sources to fund such costs and the time necessary to sell out our properties and the risks entailed in connection with all of the foregoing.

        Additional factors in the board's determination included (1) the advice of professional advisors during the course of the board's exploration of financing and development opportunities; (2) the board's extensive arm's-length negotiation process in reaching terms to reinstate the Merger Agreement; (3) the market premium to the stockholders of United Park of almost $5 per share offered by CGP over the then current trading price of United Park's common stock; (4) United Park's ability to terminate the Merger if a superior offer is received prior to closing subject to the payment to CGP of a breakup fee; (5) the Company's cash flow position; and (6) the lack of other viable financing alternatives. Based on these factors and others, our board of directors concluded that the sale of United Park to CGP was fair to, and in the best interests of, United Park and its stockholders and represented the preferable transaction among the alternatives considered.

Background of the Merger

        On June 15, 2001, during a regularly scheduled meeting of our board of directors, the board discussed strategic options for United Park. The discussions focused on a potential sale of the business or other strategic alternatives. Based on the condition of the real estate industry, our board decided to engage Dresdner Kleinwort Wasserstein Inc. ("DrKW") to assist us in identifying potential acquirors and negotiating the sale of the Company or other strategic alternatives. On June 14, 2001, we engaged DrKW as our financial advisor to assist us in exploring possible investments in or sales of the Company.

        DrKW solicited indications of interest for the acquisition of the Company from approximately 80 companies. DrKW received requests for more information from a small number of companies indicating possible interest in United Park. DrKW then sent information memoranda to the interested parties and had limited conversations with them regarding the operations of the Company. Ultimately, no interest was generated from any potential acquirors, other than CGP, which expressed an interest in a possible transaction regarding United Park.

        Mr. Gerald Jackson, an experienced real estate developer, became aware of our interest in securing an investor or being sold. Mr. Jackson contacted DrKW and requested financial and other information regarding United Park for the purpose of determining the feasibility of acquiring us (the "Evaluation Materials"). On July 9, 2001, Aspen Springs Ranch Corp., a Utah company owned by Mr. Jackson, entered into a confidentiality agreement with DrKW pursuant to which Aspen Springs Ranch Corp. received the Evaluation Materials. On July 31, 2001, Mr. Jackson and other individuals caused the formation of CGP for the sole purpose of acquiring our capital stock.

        CGP approached the Majority Stockholder through DrKW and ultimately stated that it was prepared to make an offer to purchase all of our capital stock. CGP also advised DrKW that unless it had a firm commitment from the Majority Stockholder to sell its shares CGP would not negotiate a transaction pursuant to which it would acquire all of our common stock.

        In July of 2001, CGP acting through Mr. Jackson, had several telephonic meetings with representatives of DrKW. During those telephonic meetings, CGP was questioned as to its financial ability to complete a transaction pursuant to which it would acquire all of our common stock. Mr. Jackson indicated that upon execution of an agreement to purchase United Park an earnest money deposit would be made. In subsequent discussions with DrKW, it was agreed that confirmatory assurances regarding CGP's financial resources would be forthcoming. In performing our due diligence, we communicated with the bank and accountants of certain of CGP's members regarding these assurances.

        CGP sent a proposed letter of intent dated October 3, 2001 to DrKW pursuant to which CGP would acquire all of our capital stock owned by the Majority Stockholder at a price of $21.85 per share. The proposed letter of intent contained other terms and conditions and indicated that CGP would consider purchasing the remaining outstanding shares of United Park (the "Minority Shares") at $21.85 per share and would make an earnest money deposit.

        On October 8, 2001, DrKW, in a letter to CGP, stated that the Majority Stockholder would not consider CGP's proposal unless the proposed purchase price was at least $25 in cash per share. By letter dated October 12, 2001, counsel for CGP advised DrKW that CGP was prepared to make an offer of $25 in cash per share to all stockholders of United Park subject to certain contingencies.

        Subsequently, Mr. Jackson spoke by telephone with representatives of the Majority Stockholder for the purpose of discussing terms and conditions upon which CGP might acquire the capital stock of United Park. Representatives of the Majority Stockholder stated that the purchase price must be at least $25 in cash per share and that as a condition of the sale of their shares, CGP must make an offer to the remaining stockholder of United Park to purchase the Minority Shares for $25 in cash per share.

        On October 25, 2001, CGP entered into a Non-Disclosure Agreement with DrKW related to the proposed acquisition of the Majority Stockholder's shares and pursuant to which the parties agreed to maintain the confidentiality of their negotiations and financial and other information received pursuant to such negotiations.

        On October 26, 2001 CGP addressed a revised letter of intent to the Majority Stockholder pursuant to which it proposed to acquire its shares and the Minority Shares of United Park at $25 in cash per share subject to certain terms and conditions including a "hold back" of 10% of the purchase price to provide for payment in the event of breach of the representations and warranties to be contained in a definitive purchase and sale agreement. The October 26, 2001 letter of intent also provided for a $1 million refundable deposit. On November 5, 2001, Mr. Jackson and Mr. Richard Dudley, another member of CGP, met in New York City with members of the Majority Stockholder. At that meeting, those parties discussed and negotiated the terms and conditions that would be acceptable to the Majority Stockholder and pursuant to which CGP might acquire all of our common stock.

        Following the November 5, 2001 meeting in New York and after further discussions between Mr. Jackson and DrKW, a revised Letter of Intent was sent to the Majority Stockholder by CGP under date of November 6, 2001. The Majority Stockholder did not execute the letter of intent.

        On November 26, 2001, our board of directors met to discuss the proposed transaction with CGP and the status of other companies that had expressed a possible interest in acquiring us during DrKW's marketing process. At that time, our board instructed our officers to cooperate with CGP during its due diligence, although we were not proposed to be a party to the agreement to purchase stock from the Majority Stockholder.

        On November 29, 2001, a draft of a Stock Purchase Agreement pursuant to which CGP would purchase the Majority Stockholder' shares at $25 in cash per share and make a tender offer to acquire the Minority Shares at $25 in cash per share was sent to Mr. Trevisani, counsel for CGP.

        Our board members and management met with our legal counsel seeking outside advice as to the appropriateness of the terms of the Stock Purchase Agreement as early as October of 2001. The Majority Stockholder engaged, as special legal counsel, Holme Roberts & Owen LLP, to advise it and certain members of our board regarding our potential sale. Although the Majority Stockholder agreed to sell its shares at $25 in cash per share to CGP, the board wished to ensure that the holders of the Minority Shares would have an opportunity to sell their shares at the same price to be received by the Majority Stockholder. Further, seeking to ensure that the price proposed to be paid to the stockholders other than the Majority Stockholder was fair from a financial point of view, our board sought a fairness opinion for the transaction from DrKW.

        Following an exchange of drafts of the Stock Purchase Agreement, a meeting of counsel was held on December 13, 2001. At that meeting there were extensive negotiations relating to the Stock Purchase Agreement. Several drafts of the Stock Purchase Agreement were negotiated and exchanged by the parties during the period commencing December 13, 2001 and ending on February 21, 2002.

        On January 22, 2002, at a regularly scheduled board meeting, our board discussed the request by CGP that the Company become a party to the Stock Purchase Agreement. Our board deferred the decision until a later date when we could obtain more information regarding CGP and consider financial information concerning the purchaser group.

        On February 1, 2002, our board met to discuss the status of the negotiations of the Stock Purchase Agreement. A representative from DrKW participated by telephone at the meeting and discussed and presented to the board a fairness opinion DrKW had prepared relating to the proposed transaction. After discussion and consideration of various factors, including the presentation by DrKW, our board authorized us to enter into the Stock Purchase Agreement and any other documents that were required to effect the transaction, and our board further authorized us to recommend to the stockholders of the Company that they sell their shares to CGP for $25 in cash per share, less a pro rata portion of the Stockholder Expenses.

        On February 21, 2002, the Stock Purchase Agreement was executed by the Company, CGP, the Majority Stockholder and certain other stockholders, together with a related Deposit Agent Agreement and Option Holder Agreement.

        After signing the Stock Purchase Agreement, CGP continued its due diligence investigation. CGP conducted multiple interviews with our management and engaged Utah counsel and other professional advisors to specifically review environmental, permitting zoning and real property title issues.

        While conducting its due diligence inquiry and in anticipation of acquiring ownership of United Park, CGP began negotiations with East/West Developers pursuant to which East/West and CGP (when it became the owner of United Park) would jointly develop two parcels of land owned by United Park (as a wholly owned subsidiary of CGP) known as Pod A and Pod B-2 (the "East/West Contract"). The East/West Contract would only be effective upon the acquisition by CGP of 100% of our capital stock. CGP would then, as owner of United Park, cause us to sell Pods A and B-2 to East/West for $35 million, plus additional consideration contingent upon the completion of certain improvements required by Park City Municipal Corporation.

        In the course of CGP conducting its due diligence, Mr. Douglas Anderson, a financial partner of CGP, determined that he would not proceed with completion of the Stock Purchase Agreement and would cause CGP to notify us and the Majority Stockholder before expiration of the 120 day due diligence period that CGP would not proceed to close under the Stock Purchase Agreement and require return of a refundable $1.5 million deposit that CGP had made to the Majority Stockholder. Mr. Jackson, the founder and manager of CGP, advised the Majority Stockholder and us of Mr. Anderson's decision and sought to introduce a new partner to replace Mr. Anderson.

        Talisker Mountain Developments, Inc., a Utah corporation ("TMDI"), agreed to replace Mr. Anderson as a principal of CGP and to fund the $1.5 million deposit. As a condition to replacing Mr. Anderson, however, TMDI required that certain conditions to the East/West Contract be completed and certain deadlines under the Stock Purchase Agreement be extended to permit TMDI to perform its own due diligence investigation.

        Extensive negotiations between CGP, the Majority Stockholder and the Company took place in late June 2002 in order to:

  (1)
  avoid termination of the Stock Purchase Agreement on June 21, 2002;

  (2)
  permit TMDI to complete its due diligence and become the substitute principal member of CGP, replacing Mr. Anderson; and

  (3)
  permit completion of the East/West Contract.

        The Majority Stockholder, the Company and CGP then entered into an Amendment to the Stock Purchase Agreement (the "Amendment") dated June 21, 2002 which provides:

  (1)
  $250,000 be paid from the $1.5 million deposit held in escrow to the Majority Stockholder as a non-refundable deposit;

  (2)
  the remaining $1.25 million deposit would continue to be held under the Deposit Agreement, to be returned to CGP if it determined not to close the transaction prior to July 19, 2002;

  (3)
  on or before July 19, 2002, CGP could elect a postponement of the closing until August 19, 2002 but in such event $1.25 million of the deposit would become non-refundable, except under limited circumstances; and

  (4)
  further postponements of the closing of 15 days each (to September 3 and September 19, 2002) could be elected by CGP, provided additional non-refundable deposits of $250,000 were paid to the Majority Stockholder for each postponement.

        On July 19, 2002, a Supplement to the Stock Purchase Agreement ("Supplement") was entered into between CGP, the Majority Stockholder and United Park. The Supplement provided that the Majority Stockholder would sell an additional 917,778 shares of United Park to CGP upon the same terms and conditions as the Stock Purchase Agreement. CGP was required to place an additional $250,000 with Zions Bank under the Deposit Agreement and a Supplemental Deposit Agent Agreement among the Majority Stockholder, CGP and Zions Bank and that with respect to a request by CGP to postpone the closing to September 3 and September 18, 2002, a $50,000 forfeitable deposit with respect to each extension was to be paid by CGP to the Majority Stockholder.

        On August 19, 2002, pursuant to the Amendment, CGP gave the Majority Stockholder notice and a non-refundable $250,000 for a postponement of the closing date thereunder. Further, pursuant to the Supplement, CGP gave the Majority Stockholder notice and a non-refundable $50,000 for a postponement of the closing date thereunder.

        On August 26, 2002 CGP, United Park and the Majority Stockholder entered into the Merger Agreement which suspends the terms of the Stock Purchase Agreement. The Merger Agreement provides that (1) the provisions of the Stock Purchase Agreement be suspended and the terms of the transaction be governed by the Merger Agreement and (2) the closing pursuant to the Merger Agreement was to be held on or about October 1, 2002 (subject to certain postponement events), at which time each stockholder of the Company not electing appraisal rights would receive $25 in cash per share, less a pro rata portion of the Stockholder Expenses.

        Our board met on August 26, 2002 and approved the suspension of the Stock Purchase Agreement and voted in favor of the Merger and the Merger Agreement. On September 5, 2002, the holder of a majority of our voting stock executed a written consent approving the Merger and the Merger Agreement.

        United Park prepared for the consummation of the Merger and was prepared to close as scheduled. Prior to closing, however, CGP informed United Park that East/West was unable to arrange sufficient financing to close on the purchase of the land from CGP scheduled to close after the Merger, therefore, CGP could not consummate the Merger. After the failure by CGP to make a required deposit to extend the Merger closing date, the Majority Stockholder notified CGP on October 2, 2002 that the Merger Agreement was terminated.

        United Park continued to explore a full range of strategic alternatives to either obtain financing for the Company's development of its properties or permit stockholders to realize the value of their shares following the termination of the Merger Agreement. United Park also directed its financial advisor to re-contact parties whom the financial advisor had previously approached regarding a transaction with United Park as well as other potential parties and to ascertain whether any of these parties would be interested in providing financing in connection with the purchase and sale of United Park. Its financial advisor indicated that it was unable to find an interested party. In order to meet the Company's current cash flow needs following the termination of the Merger Agreement, the Majority Stockholder provided approximately $1.185 million in interim financing to United Park.

        United Park, CGP and the Majority Stockholder continued to have conversations on an informal basis as to the possibility and terms necessary to reinstate the Merger Agreement in the months that followed the termination of the Merger Agreement. During such time CGP and East/West continued to search for and obtained a substitute financing source for East/West in the proposed transaction. In April, 2003, CGP delivered an updated term sheet for the Merger to the Company and the Majority Stockholder which provided for, among other things, a revised cash purchase price of $21 per share and required that the Majority Stockholder provide financing to United Park out of the Majority Stockholder's merger consideration upon the closing of the Merger of approximately $4.4 million to assist in the financing of the Merger and the Company's continuing business operations.

        The parties continued to discuss terms and conditions and negotiated the terms of the Reinstatement Agreement during the months of April and May. To facilitate the Merger, the Majority Stockholder agreed to provide the seller financing required by CGP to United Park upon the closing of the Merger. The financing to be provided by the Majority Stockholder would be seller financing out of consideration to be received by the Majority Stockholder at the Merger closing, and, thus, would reduce the amount of cash to be received by the Majority Stockholder at the closing of the Merger. The Majority Stockholder also agreed to reduce the Merger Consideration that it would receive by, among other amounts, the amount of the non-refundable deposits that it had received in connection with the initial Merger Agreement and Stock Purchase Agreement.

        On or about May 14, 2003, CGP, United Park and the Majority Stockholder agreed to enter into the Reinstatement Agreement and placed signed documents into escrow pending the delivery to the Majority Stockholder of a deposit in the amount of $300,000 by CGP and East/West.

        On May 14, 2003, a quorum of the board of United Park met to discuss the Merger Agreement as amended and reinstated pursuant to the Reinstatement Agreement and to ratify and approve the Company's agreement to reinstate the Merger Agreement. The board members considered and discussed, among other things, the interests that certain board members may be deemed to have in the transaction, the advice received previously from its professional advisors, the extensive arm's length negotiation process with CGP, the market premium of almost $5 per share offered by CGP over the then current trading price of the Company's stock, United Park's ability to terminate the Merger if a superior offer is received prior to closing, the lack of viable financing alternatives and United Park's current cash flow position. The board members at such meeting unanimously approved and ratified the Reinstatement Agreement at that time. The entire board later ratified the decision by such quorum by the unanimous written consent of all board members. The Majority Stockholder, by written consent in lieu of a special meeting, approved the Reinstatement Agreement later that day by voting 2,185,933 shares in favor of the Merger Agreement, as amended and reinstated, out of 3,249,411 shares outstanding.

        On May 15, 2003, the Majority Stockholder received the required deposit and the Company, CGP and the Majority Stockholder released their signed agreements from escrow pursuant to which the Merger Agreement was reinstated on terms described in this information statement.

Fairness of the Merger

        In June, 2001, United Park retained DrKW to act as our financial advisor with respect to a possible sale or disposition of our businesses. DrKW assisted United Park in its consideration of a full range of strategic alternatives to either obtain financing for the Company's development of its properties or to permit our stockholders to realize the value of their shares. In connection with the execution of the Merger Agreement in August, 2002 (prior to its termination and modification of the Merger Consideration in connection with the reinstatement), DrKW provided United Park's board of directors its opinion that the financial terms of the Merger were then fair to our stockholders.

        In connection with the approval of the Reinstatement Agreement, the board did not request that DrKW issue a new opinion or update its prior opinion. The board believes that the Merger as reinstated is fair to United Park and its stockholders. The board evaluated many factors in determining the fairness of the Merger Agreement as reinstated by the Reinstatement Agreement, including:

  •
  the board's thorough consideration of a full range of strategic alternatives to either obtain financing for the Company's development of its properties or permit stockholders to realize the value of their shares;

  •
  the advice of professional advisors during the course of the board's exploration of financing and development opportunities;

  •
  the ability to terminate the Merger if a superior offer is received prior to the closing thereof subject to payment to CGP of a breakup fee;

  •
  the board's extensive arm's-length negotiation process with CGP in reaching terms to reinstate the Merger Agreement;

  •
  the market premium to the stockholders of United Park of almost $5 per share offered by CGP over the then current trading price of the Company's stock;

  •
  the Company's cash position and its current and long-term obligations;

  •
  the general trend in and current condition of the Utah real estate market; and

  •
  the lack of other viable alternatives.

        Based upon all of the foregoing factors discussed, among others, the board determined to recommend to United Park's stockholder that they approve the Merger Agreement as amended and reinstated by the Reinstatement Agreement, and determined that the consideration payable to United Park's stockholders pursuant to the Merger is fair to, and in the best interests of, United Park and its stockholders.

MERGER AGREEMENT

        The following is a summary of the material terms of the Merger Agreement and is qualified by reference to the complete text of the Merger Agreement and the Reinstatement Agreement, which are incorporated by reference and attached as Annexes A and A-1 to this information statement.

Completion of the Merger

        As soon as practicable after all of the conditions set forth in the Merger Agreement have been satisfied or waived, the parties will file a certificate of Merger with the Secretary of State of the state of Delaware. The Merger will be completed at the time the certificate is filed or, if later, at the time specified in the certificate.

Merger Consideration

        The Merger Agreement provides that each share of our common stock outstanding immediately prior to the completion of the Merger (other than shares as to which appraisal rights have been properly exercised), will, at the completion of the Merger, be converted into the right to receive $21 in cash per share, without interest, less a pro rata portion of the Stockholder Expenses (the "Merger Consideration"). The Majority Stockholder will also have its Merger Consideration reduced by its pro rata portion of any deposits and postponement payments paid by CGP to it. The Majority Stockholder's Merger Consideration will also be reduced by one-half of the amount of deposits received by certain other stockholders as deposits and postponement payments. Shares of United Park held as treasury shares will be cancelled without any payment for those shares.

Stock Options

        At or immediately prior to the completion of the Merger, each outstanding option, whether or not vested or exercisable, will be cancelled. CGP will pay each holder of vested options an amount in cash per option, subject to any required withholding taxes, determined by multiplying (1) the excess, if any, of $21 in cash, less a pro rata portion of the Stockholder Expenses, over the applicable exercise price of such option, by (2) the number of shares to which such option relates.

Surrender of Certificates and Payment Procedures

        A paying agent will be appointed to handle the exchange of stock certificates of stockholders for the Merger Consideration. Promptly after the Merger, the paying agent will send or, if requested in writing, deliver to you a letter of transmittal and instructions explaining how to surrender your stock certificates. If you surrender your certificates to the paying agent, together with a properly completed letter of transmittal, and all other documents the paying agent may reasonably require, you will receive the appropriate Merger Consideration subject to any required withholding taxes, less a pro rata portion of the Stockholder Expenses. Until surrendered in accordance with the foregoing instructions, each certificate formerly representing our shares, other than shares as to which appraisal rights have been properly exercised, will only represent the right to receive the Merger Consideration. No interest will be paid or will accrue on the Merger Consideration payable.

        At the completion of the Merger, our stock transfer book will be closed and there will be no further registration of transfers of our shares. If certificates for shares are presented after the completion of the Merger, they will be cancelled and exchanged for the right to receive the Merger Consideration.

        The Majority Stockholder will receive the Merger Consideration to which it is entitled, less the deductions described above, at the completion of the Merger.

Representations and Warranties

        We have made certain representations and warranties to CGP and CGP Acq., subject to disclosure schedules and certain materiality thresholds, about our business and operations. These include representations and warranties as to:

  •
  organization and qualification;

  •
  capitalization;

  •
  authority to execute and deliver the Merger Agreement;

  •
  no violation of charter documents, material agreements or law in connection with the Merger;

  •
  required filings and consents;

  •
  books and records;

  •
  SEC reports;

  •
  financial statements;

  •
  undisclosed liabilities;

  •
  compliance with applicable laws;

  •
  absence of certain changes and events;

  •
  litigation;

  •
  benefit plans;

  •
  taxes;

  •
  intellectual property;

  •
  licenses and permits;

  •
  material contracts;

  •
  environmental matters;

  •
  brokers;

  •
  our board approval;

  •
  title to assets;

  •
  real property;

  •
  labor matters; and

  •
  insurance.

        CGP and CGP Acq. have made certain representations and warranties to United Park and the Majority Stockholder, subject to disclosure schedules and certain materiality thresholds, as to their business and operations. These include representations and warranties as to:

  •
  organization and qualification;

  •
  authority to execute, deliver and perform the Merger Agreement;

  •
  no violation of charter documents, material agreements or law in connection with the Merger;

  •
  required filings and consents;

  •
  brokers;

  •
  financial capability;

  •
  investment experience and intent; and

  •
  acknowledging the lack of other representations by United Park.

        The Majority Stockholder has represented and warranted to CGP and CGP Acq. as to their respective title to and authorization to tender their shares of the Company.

        The representations and warranties contained in the Merger Agreement (other than as to title of the shares held by the Majority Stockholder) do not survive the completion of the Merger or the termination of the Merger Agreement.

Covenants

        The parties to the Merger Agreement have agreed to certain covenants in the Merger Agreement. A summary description of the covenants follows:

  •
  Subject to certain exceptions contained in the Merger Agreement, CGP agreed to maintain the confidentiality of all documents and non-public information obtained about the Majority Stockholder and United Park.

  •
  Until the completion of the Merger, we agreed to continue conducting our real estate business, including paying or performing obligations when due, preserving intact our current officers and key employees, and preserving relationships.

  •
  Until the completion of the Merger, we may not, without the prior written consent of CGP, which may not be unreasonably withheld:

  •
  commence any litigation having a value greater than $10,000,000 or settle any litigation having a value of greater than $5,000,000 without giving three business days prior notice to CGP;

  •
  declare, set aside or pay any dividends or make any other distributions in respect of, or split, combine, reclassify, issue or authorize the issue of, or repurchase, redeem or otherwise acquire, our equity securities;

    •
    issue any capital stock, other than capital stock issued upon exercise of options or warrants outstanding on the date of the Merger Agreement;

    •
    amend our charter or by-laws;

    •
    merge or consolidate with, or purchase any assets or equity securities of, another entity;

    •
    incur, issue or guarantee any debt (or amend the terms of any existing debt) in an amount greater than $10,000,000 in total (and in all cases, the funds obtained from those actions must be used in our real estate development business);

    •
    grant loans to others or purchase debt securities from others which are, in total, greater than $50,000 (and in all cases, those loans and purchases must be made or done only in connection with our real estate development business;

    •
    grant any severance or termination pay (in cash or otherwise) to any employee, including any officer, except pursuant to agreements in existence on the date of the Merger Agreement;

    •
    except as described immediately below, enter into any strategic alliance agreement or arrangement or joint marketing arrangement or agreement in excess of a total of $10,000,000, other than certain excepted transactions;

    •
    buy and sell lots, or portions of real property in a single transaction greater than $10,000,000 in value, which is to a single person or entity;

    •
    take any action to accelerate the vesting schedule of our outstanding stock options, except pursuant to agreements in existence on the date of the Merger Agreement;

    •
    hire or terminate any management-level employees, or encourage them to resign;

    •
    begin construction or enter into a construction contract, in either case, with payment obligations greater than $10,000,000 in total;

    •
    enter into lines of business other than the development and sale of real property, minerals and water;

    •
    enter into any contract for services that is for a duration of greater than one year and may not be terminated by us on less than 90 days notice and without cost to us;

    •
    enter into any transaction with any of our affiliates; and

    •
    enter into a contract or agreement to do any of the above.

  •
  Until the completion of the Merger, we have agreed to provide reasonable access to information about our operations to CGP.

  •
  We and the Majority Stockholder have agreed to provide to CGP a copy of all written non-public information provided to any other party in connection with or related to an actual or potential alternative acquisition proposal. We and the Majority Stockholder must also notify CGP, in reasonable detail, of the receipt of any written acquisition proposal, any non-written proposal that has been presented to our board of directors, and the dissemination of any written notice to our board of directors indicating an intent to raise or discuss an alternative acquisition proposal at any meeting. Material changes to any alternative acquisition proposal must also be disclosed to CGP. The Majority Stockholder has agreed that it will not bring any litigation on behalf of any minority stockholders that, if successful, could prevent or delay the Merger, unless it is legally obligated to do so. Our board of directors may withdraw its approval and recommendation of the Merger, but only if a superior offer is pending at the time of the board's action.

  •
  The parties have agreed to cooperate with each other in connection with making all necessary filings and submissions necessary to complete the Merger, including this information statement.

  •
  We have agreed to promptly prepare and file with the SEC, and to mail to our stockholders, this information statement.

  •
  CGP has acknowledged that we and the Majority Stockholder may publicly announce the Merger and to comply with SEC disclosure requirements. CGP may make public announcements of the Merger with our consent.

  •
  CGP will take all action necessary to cause CGP Acq. to perform its obligations under the Merger Agreement.

  •
  The approval of the Merger given by our board of directors with respect to Delaware takeover rules may not be withdrawn, revoked or modified. If any state takeover statute other than Delaware's becomes or is deemed to become applicable to us or the Merger, we will take all action necessary to render the statute inapplicable.

  •
  The parties acknowledge that deposits in the amount of $2,350,000 made by CGP to certain stockholders of United Park in connection with the Stock Purchase Agreement are the property of the stockholders party thereto and are nonrefundable; provided, however, the Majority Stockholder has agreed to reduce the Merger Consideration due to it upon the closing of the Merger by (1) the reinstatement payment due upon execution of the Reinstatement Agreement ($300,000); (2) the Majority Stockholder's pro rata portion of the deposits made by CGP ($1,886,649); and (3) one-half of the pro-rata portion of the deposits paid to certain other stockholders ($231,676).

  •
  Upon and subject to the close of the Merger, the Majority Stockholder has agreed, as a condition to closing required by CGP, to loan $4,371,866 to United Park out of the consideration to be received by the Majority Stockholder at the closing of the Merger. This seller financing will consist of a secured loan with a term of five years and will bear interest at a rate of 6.5% per annum for the first three years and at a rate of 10% per annum for the last two years. Interest during the first three years will accrue and compound quarterly but will not be payable until maturity. Interest during the fourth and fifth years of the loan will be paid quarterly. The financing will be secured by a deed of trust over certain of United Park's real estate.

Conditions to the Merger

  Closing Conditions for Each Party

        The obligations of United Park, CGP, CGP Acq. and the Majority Stockholder to complete the Merger are subject to the satisfaction or waiver by the party in interest of the following conditions:

  •
  approval and adoption of the Merger Agreement and the Merger by our stockholders and CGP Acq. in accordance with Delaware law, and by the members of CGP in accordance with the laws of the state of Utah;

  •
  approval and adoption of the Merger Agreement and the Merger by the board of directors of each of United Park and CGP Acq.;

  •
  the receipt of all necessary consents, orders, and approvals;

  •
  no provision of any applicable domestic law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction may restrain or prohibit the completion of the Merger;

  •
  with certain exceptions, there may not be any proceeding pending to enjoin, restrain, prohibit or obtain substantial damages in respect of, related to, or arising out of the Merger Agreement or the Merger; and

  •
  there may not be any stop order issued by the SEC suspending the use of this information statement.

  Closing Conditions to the Obligations of CGP and CGP Acq.

        The obligations of CGP and CGP Acq. to complete the Merger are subject to the satisfaction or waiver by CGP and CGP Acq. of the following further conditions:

  •
  the representations and warranties of United Park and the Majority Stockholder must be accurate in all material respects to the extent specified in the Merger Agreement;

  •
  United Park and the Majority Stockholder must have performed, in all material respects, their respective obligations under the Merger Agreement;

  •
  CGP and CGP Acq. must have received a copy of the resolutions of our board of directors authorizing the Merger;

  •
  we must be in good standing in Delaware;

  •
  we must have obtained certain consents; and

  •
  our stockholders executing the action by written consent must be the owner of record of more than 50% of the issued and outstanding voting stock of United Park.

  Conditions to the Obligations of the Company and the Majority Stockholder

        The obligations of United Park and the Majority Stockholder to complete the Merger are subject to the satisfaction or waiver by the Majority Stockholder and the Company of the following further conditions:

  •
  the representations and warranties of CGP and CGP Acq. must be accurate in all material respects to the extent specified in the Merger Agreement;

  •
  CGP and CGP Acq. must have performed, in all material respects, their respective obligations under the Merger Agreement;

  •
  CGP must be in good standing in the state of Utah, and CGP Acq. must be in good standing in the state of Delaware; and

  •
  all amounts advanced by the Majority Stockholder (approximately $1,185,000) to United Park must be repaid in full by CGP.

Termination

        The parties to the Merger Agreement may mutually agree, at any time before the completion of the Merger, to terminate the Merger Agreement. In addition:

  •
  if CGP or CGP Acq. has committed a material breach of its obligations under the Merger Agreement and the breach has not been cured or waived, United Park or the Majority Stockholder may terminate the Merger Agreement. If a material breach of the Merger Agreement has been committed by United Park or the Majority Stockholder and the breach has not been cured or waived, CGP or CGP Acq. may terminate the Merger Agreement;

  •
  any party to the Merger Agreement may terminate it if any applicable domestic law, rule or regulation makes completion of the Merger illegal or otherwise prohibited or if any judgment,

    injunction, order or decree of a court of competent jurisdiction restrains or prohibits the completion of the Merger, and that judgment, injunction, order or decree becomes final and non-appealable;

  •
  any party to the Merger Agreement may terminate it if any condition applicable to another party has not been satisfied or waived;

  •
  United Park and the Majority Stockholder may terminate the Merger Agreement if a superior offer is received and if any temporary restraining order, preliminary or permanent injunction or other order has been issued by any United States federal or state court of competent jurisdiction or other material legal restraint or prohibition has been issued or promulgated by a United States federal or state governmental entity, court or agency in a proceeding which was initiated by a party other than United Park or the Majority Stockholder having the effect of compelling consideration of a superior offer and sale of our shares (by any means) to the originator of the superior offer;

  •
  CGP may terminate the Merger Agreement within 10 days of receipt of notice from us of our withdrawal of recommendation of the Merger and/or recommendation of a superior offer; and

  •
  any party to the Merger Agreement may terminate the Merger Agreement if the Merger is not completed on or before the later of (1) if 12 days following the filing of this information statement with the SEC has elapsed (the "Waiting Period") and the SEC has not given us notice that it will comment on the information statement, the 25th day following the expiration of the Waiting Period, (2) if the SEC elects to comment on the information statement, the 25th day following the date on which all SEC comments are resolved, or (3) in the event of an appeal being filed within the applicable appeal period contesting the approval of the City Council of Park City of a certain subdivision, the 5th day after such appeal has been resolved; provided, however, in any event, if the Merger closing has not occurred on or before July 15, 2003, either party may terminate.

        If the Merger Agreement is validly terminated, it will become void and have no effect, without any liability of any party (or any stockholder), director, officer, employee, agent, consultant or representative of that party) to the other parties, unless that party has willfully breached the Merger Agreement.

        The provisions of the Merger Agreement relating to termination fees will continue to apply if the Merger Agreement is terminated, which means that if the Merger Agreement is validly terminated by the Majority Stockholder as a result of a superior offer and the transaction proposed by the superior offer is completed, then the Majority Stockholder will pay to CGP $2,500,000 within 5 business days after the completion of the superior offer.

        If the Merger Agreement is terminated by the Majority Stockholder due to a superior offer, but the transactions contemplated by the superior offer are not completed, CGP has the option to reinstate the Merger Agreement (if not prevented from doing so by court order) pursuant to all of the terms of the Merger Agreement.

Indemnification

        United Park and CGP have agreed to indemnify the Majority Stockholder and United Park in respect of any litigation or claim by any of our direct or indirect stockholders or other party, in connection with the Merger, alleging that the Majority Stockholder violated the Majority Stockholder's fiduciary duties to our minority stockholders, or alleging that any of our officers or directors violated his or her fiduciary duty to our minority stockholders or us. In turn, the Majority Stockholder has agreed to indemnify CGP in respect of breaches of the applicable Majority Stockholder's representation and warranty that the Majority Stockholder has good and marketable title to its common stock in any proceeding brought by a third party.

        The indemnification obligations of United Park and CGP under the Merger Agreement will survive the completion of the Merger for proceedings initiated within three years of the completion of the Merger.

Submission to Jurisdiction

        The parties have agreed that if any legal proceeding or other legal action relating to the Merger Agreement is brought or otherwise initiated, the venue for it will be in Delaware, which will be deemed to be a convenient forum. CGP and the Majority Stockholder have consented and submitted to the jurisdiction of the courts in Delaware and have expressly waived (to the extent permitted by law) the right to bring an action in any other jurisdiction. Each of the parties to the Merger Agreement has waived any and all right to trial by jury in any legal proceeding arising out of or related to the Merger Agreement or the Merger.

Assignment

        No party to the Merger Agreement may assign any of its rights or delegate any of its obligations under the Merger Agreement to any other person without the prior written consent of the other parties to the Merger Agreement. Prior to the completion of the Merger, the Majority Stockholder may, however, assign to any person its right to receive all or any portion of the Merger Consideration it is entitled to, and CGP may assign all or part of its rights under the Merger Agreement to a company or other legal entity controlled by it.

Amendment and Waiver

        The Merger Agreement may not be amended, modified, altered or supplemented, except by means of a written instrument executed on behalf of CGP, United Park and the Majority Stockholder.

        No failure on the part of any party to the Merger Agreement to exercise any power, right, privilege or remedy under the Merger Agreement, and no delay on the part of any party to the Merger Agreement in exercising any power, right, privilege or remedy under the Merger Agreement, will operate as a waiver and no single or partial exercise of any such power, right, privilege or remedy shall prevent any other or further exercise of it or of any other power, right, privilege or remedy.

Fees and Expenses

        CGP will bear all costs and expenses of each party to the Merger Agreement, including reasonable attorneys' fees, in connection with (1) preparing for, entering into and carrying out the Merger Agreement and (2) preparing and filing this information statement with the SEC, including associated filing fees and the dissemination of the information statement.

        Except for the fees described in the prior paragraph, applicable termination fees, fees in connection with deposits made by CGP and certain other fees described in the Stock Purchase Agreement, whether or not the Merger is completed, each party will pay its own expenses in connection with the completion of the Merger.

Specific Performance

        The parties to the Merger have agreed that a breach of the Merger Agreement would irreparably and immediately harm the non-breaching party, and could not be remedied by monetary damages

(other than the return of deposits and postponement payments, and a breach of the requirement that a termination fee be paid). Therefore, the parties have agreed that they:

  •
  will waive, in any action for specific performance, the defense of adequacy of a remedy at law; and

  •
  will be entitled, in addition to any other remedy to which they may be entitled, to compel specific performance of the Merger Agreement in any action instituted in a court of competent jurisdiction.

Governing Law

        The Merger Agreement is governed in all respects by the laws of the state of Delaware (without giving effect to principles of conflicts of law).

LITIGATION

        On May 28, 2003, a purported United Park stockholder filed a complaint in a Utah state court against us and each of our directors. The complaint alleges, among other things, that our directors have breached their fiduciary duties in connection with the Merger. We believe that the lawsuit, which seeks class action status, is completely without merit, and we intend to vigorously defend the suit.

[Remainder of Page Intentionally Blank]

TRANSACTIONS WITH CERTAIN EMPLOYEES AND
INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS;
POTENTIAL CONFLICTS OF INTEREST

Stock Options

        Our Dual Stock Option Plan and agreements provided to our option holders under these plans, contain change of control provisions that will give rise to accelerated vesting of outstanding unvested options as a result of the transactions contemplated by the Merger. Any option held by a current or former employee or director that has an exercise price less than the Merger Consideration that is not exercised before completion of the Merger will be cancelled in exchange for a cash payment equal to the difference between the option exercise price and $21 in cash, less a pro rata portion of the Stockholder Expenses, times the number of shares covered by the option. All other options will be cancelled without payment.

        The following table shows the number of vested and unvested options held by our directors and executive officers. All outstanding options of our directors and executive officers are fully vested.

	Number of unvested options that accelerate as a result of the Merger	Already vested options	Aggregate of option spread value of all options(1)
Hank Rothwell, President and Chief Executive Officer	0	33,333	$470,862.00
Michael Salmond, Chief Financial Officer	0	15,000	$51,200.00
Ronald S. Krolick, Director	0	5,000	$8,250.00
Mark Mashburn, Director	0	5,000	$8,250.00
Peter S. Duncan, Director	0	5,000	$8,250.00

(1)
The estimated option spread value shown in this column assumes the cash payment of $21.00 per share under the Merger, without deduction for any Stockholder Expenses.

United Park Employment and Other Agreements

        During the second quarter of 2000, we entered into a three-year employment agreement with Hank Rothwell for Mr. Rothwell's services as President and Chief Executive Officer of the Company. The agreement provides for an initial annual base salary of $135,000, which was to be increased annually by the lesser of either 6% or a formula based upon the Consumer Price Index, and provided for incentive compensation tied to the profitability of certain projects undertaken by the Company. No incentive compensation was earned by Mr. Rothwell during the years ended December 31, 2002, December 31, 2001 and December 31, 2000. Mr. Rothwell earned incentive compensation totaling $61,082 during 1998 under a prior agreement, which was paid during 1999. In addition, Mr. Rothwell's employment agreement provides for certain payments upon a change of control of United Park. The change of control provisions will be triggered if the Merger is consummated and Mr. Rothwell will have the right to terminate his employment agreement and receive a lump sum payment pursuant to the following schedule:

Price Per Share Paid in Connection with the Acquisition of Company Shares	Amount of Special Bonus
$0 to $19.99	$0
$20 to $24.99	$500,000
$25 to $29.99	$750,000
$30 and Higher	$1,000,000

Indemnification; Directors' and Officers' Insurance

        Please refer to "Merger Agreement—Indemnification," and Merger Agreement—Conditions to the Merger," for a discussion of indemnification and insurance rights of our directors and officers.

Affiliations with the Majority Stockholder

        Mr. Gordon and Mr. Lesser, directors of our Company, are also affiliated with the Majority Stockholder that voted to approve the Merger. The Majority Stockholder has also entered into an agreement to provide certain financing to the Company upon the closing of the Merger as required by CGP as a condition of closing, and, additionally, is affiliated with a party that will receive certain advisory fees in connection with the Merger as part of the Stockholder Expenses. Pursuant to the terms of the financing, the Majority Stockholder has agreed to lend United Park $4,371,866 upon the closing of the Merger. Such financing to be provided by the Majority Stockholder is seller financing out of consideration to be received by the Majority Stockholder at the Merger closing, and, thus, will reduce the amount of cash to be received by the Majority Stockholder at the closing of the Merger. The Majority Stockholder has also advanced United Park approximately $1.185 million that will be repaid by CGP as a condition to the closing of the Merger.

[Remainder of Page Intentionally Blank]

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of certain of the United States federal income tax consequences that we expect will apply to our stockholders (not including the Majority Stockholder, who has sought the advice of its own tax advisors) who hold our common stock as a capital asset and, pursuant to the Merger, exchange such stock for the right to receive cash. This discussion is included for general informational purposes only and does not purport to be a complete technical analysis or listing of all potential tax considerations that may be relevant to such stockholders. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury regulations (the "Regulations"), and public administrative and judicial interpretations of the Code and Regulations, all of which are subject to change. Any such change could be applied retroactively and could affect the tax consequences of the Merger to you. This discussion is also based on the information contained in this information statement and the related documents, and on certain assumptions with respect to factual matters. This discussion does not cover all aspects of United States federal taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, particular stockholders and does not address foreign, state, or local tax consequences of the Merger.

        We have not sought and will not seek any rulings from the Internal Revenue Service (the "Service") with respect to the Merger. There can be no assurance that the Service will not take a different position concerning the tax consequences of the Merger or that the Service's position would not be sustained by a court if the matter were litigated. No opinion has been received from counsel with respect to the tax consequences of the Merger.

        The United States federal income tax consequences to our stockholders may vary depending on the stockholder's particular situation or status. This discussion does not address the tax considerations applicable to holders of our stock options or to stockholders who exercise their appraisal rights as described below, and is not intended for stockholders that may be subject to special United States federal income tax rules, such as the following types of stockholders:

  •
  insurance companies;

  •
  financial institutions or broker-dealers;

  •
  retirement plans;

  •
  tax-exempt organizations;

  •
  stockholders that hold their shares as part of a straddle or a hedging or conversion transaction;

  •
  stockholders who acquired their shares through the exercise of an employee stock option or otherwise as compensation;

  •
  stockholders who are not citizens or residents of the United States or that are a foreign corporation, a foreign partnership or a foreign estate or trust as to the United States;

  •
  stockholders who have at any time owned, either directly or by attribution under applicable provisions of the Code, stock representing more than five percent of the total value of our outstanding stock; or

  •
  any person who would be treated as constructively owning our stock immediately after the Merger by reason of attribution under applicable provisions of the Code.

        This discussion is for general information purposes only. EACH STOCKHOLDER IS EXPECTED AND URGED TO CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER FROM THE MERGER TRANSACTION, INCLUDING WITHOUT LIMITATION THE APPLICABILITY AND EFFECT OF FOREIGN,

STATE OR LOCAL TAX LAWS AND OF ANY CHANGE IN FEDERAL INCOME TAX LAW OR ADMINISTRATIVE OR JUDICIAL INTERPRETATION THEREOF SINCE THE DATE OF THIS INFORMATION STATEMENT.

Conversion of Shares in the Merger

        The conversion of your shares of our common stock into the right to receive cash in the Merger will be a taxable transaction for United States federal income tax purposes. Subject to the assumptions and limitations described above, if you hold your shares of stock as a capital asset you will recognize capital gain or loss equal to the difference between the amount of cash you receive in the Merger and your tax basis in your shares. Generally, your tax basis for your shares will be equal to your cost for the shares. For purposes of computing any gain or loss, your share of the Stockholder Expenses (as defined above) which will be withheld from your cash payment should be treated as either a reduction in the amount realized from the sale of your stock or as an addition to the tax basis of the shares deemed sold in the Merger. Any gain or loss will be long-term capital gain or loss if the stock has been held for the applicable holding period. In general, long-term capital gain income of an individual taxpayer is subject to lower marginal United States federal income tax rates than is ordinary income or short-term capital gain income. Certain limitations may apply to the deduction of any capital losses.

Backup Withholding

        You may be subject to backup withholding up to the rate of 30% with respect to the gross proceeds you receive from the conversion of your stock in the Merger unless you:

  •
  are a corporation or other exempt recipient and, when required, establish this exemption; or

  •
  provide your correct taxpayer identification number, certify that you are not currently subject to backup withholding and otherwise comply with applicable requirements of the backup withholding rules.

        Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be creditable against your United States federal income tax liability if appropriate information is provided to the Service. If after the Merger you do not provide the paying agent with your correct taxpayer identification number or any other document or certification required by the Service, including among others, a Form W-9 or an acceptable substitute for Form W-9, you may be subject to penalties imposed by the Service. The paying agent will report to you and to the Service the amount of any reportable payment made to you (including payments made to you pursuant to the Merger) and any amount withheld pursuant to the Merger.

APPRAISAL RIGHTS

        Under Section 262 of the Delaware General Corporation Law, or DGCL, if you comply with the conditions established by Section 262, you will be entitled to dissent and elect to have the "fair value" of your shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, judicially determined by the Delaware Court of Chancery and paid to you in cash.

        The following is a summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by certain Delaware case law and the full text of Section 262, a copy of which is provided as Annex C to this information statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the our shares of stock as to which appraisal rights are asserted. If you have a beneficial interest in shares of stock held of record in the name of another person, such as a broker or nominee, you will be required to act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect your appraisal rights.

        Under Section 262, where a merger is accomplished by written consent pursuant to Section 228 of DGCL, the corporation, either before or within 10 days after the completion of the merger, must notify each stockholder entitled to appraisal rights of the approval of the merger and that appraisal rights are available and include in the notice a copy of Section 262. This information statement constitutes notice to you of the availability of appraisal rights under Section 262. If you wish to exercise your appraisal rights or wish to preserve the right to do so, you should review carefully Section 262, a copy of which is provided as Annex C to this information statement, and seek advice of legal counsel, since failure to comply fully with the procedures of Section 262 will result in the loss of appraisal rights.

        If you wish to exercise the right to dissent from the Merger and demand appraisal under Section 262, you are required to deliver to us a written demand for appraisal of your shares of our stock within 20 days after the date of mailing of this information statement, which demand will be sufficient if it reasonably informs us of your identity and that you intend to demand appraisal of your shares.

        Only a holder of record of shares of our stock issued and outstanding immediately prior to the completion of the Merger will be entitled to assert appraisal rights for the shares of stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as that stockholder's name appears on the stock certificates, should specify the stockholder's name and mailing address, the number of shares of stock owned and that the stockholder intends thereby to demand appraisal of the stockholder's shares of our stock.

        If your shares of our stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a written demand should be made in that capacity. If your shares of our stock are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the owner or owners.

        A record holder such as a broker who holds shares of our stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our stock held for one or more beneficial owners while not exercising those rights with respect to the shares of our stock held for one or more other beneficial owners; in that case, the written demand should set forth the number of shares of our stock as to which appraisal is sought, and where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of our stock held in the name of the record owner. If you hold your shares of our stock in brokerage accounts or other nominee forms and wish to exercise appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        Within 120 days after the completion of the Merger, but not thereafter, either United Park or any holder of dissenting shares of our stock who has complied with the requirements of Section 262 may file a petition in the Delaware Chancery Court demanding a determination of the fair value of all shares of our stock held by dissenting stockholders. We are under no obligation, and have no present intent, to file a petition for appraisal, and you should not assume that we will file a petition or that we will initiate any negotiations with respect to the fair value of the shares. Accordingly, if you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262.

        Within 120 days after the completion of the Merger, any stockholder who has complied with the provisions of Section 262 will be entitled to receive from us, upon written request, a statement setting forth the aggregate number of shares of our stock for which demands for appraisal have been received by us and the aggregate number of holders of the shares. We must mail this statement to the stockholder within 10 days of receipt of a request or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

        A stockholder timely filing a petition for appraisal with the Delaware Chancery Court must deliver a copy to us, which will then obligate us within 20 days to provide the Delaware Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares of our stock and with such stockholders agreements as to the value of our shares have not been reached with us. After notice to the stockholders, the Delaware Chancery Court is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Chancery Court may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Chancery Court may dismiss the proceedings as to that stockholder.

        After determining the stockholders entitled to an appraisal, the Delaware Chancery Court will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. Upon application of a holder of dissenting shares of our stock, the Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares of our stock entitled to appraisal.

        IF YOU CONSIDER SEEKING APPRAISAL, YOU SHOULD BE AWARE THAT THE FAIR VALUE OF YOUR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE MERGER CONSIDERATION YOU WOULD RECEIVE UNDER THE MERGER AGREEMENT IF YOU DID NOT SEEK APPRAISAL OF YOUR SHARES.

        In determining fair value and, if applicable, a fair rate of interest, the Delaware Chancery Court is to take into account all relevant factors. In WEINBERGER V. UOP, INC., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. In WEINBERGER, the Delaware Supreme Court further stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered." Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

        Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the completion of the Merger, be entitled to vote the shares subject to this demand for any purpose or to receive payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the completion of the Merger).

        If any stockholder who demands appraisal of shares of our stock under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, the stockholder's shares of our stock will be converted into the right to receive the Merger Consideration in cash in accordance with the Merger Agreement, without interest. A stockholder will fail to perfect, or effectively lose or withdraw, the right to appraisal if no petition for appraisal is filed within 120 calendar days after the completion of the Merger. A stockholder may withdraw a demand for appraisal by delivering to us a written withdrawal of the demand for appraisal and acceptance of the Merger Consideration, except that any such attempt to withdraw made more than 60 calendar days after the completion of the Merger will require our written approval. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder, absent approval of the Delaware Chancery Court.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

        The following table sets forth, as of March 5, 2003, the names of those persons known to the Company to beneficially own 5% or more of our outstanding common stock. The percentages are calculated on the basis of the 3,249,411 shares outstanding.

Name and address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Loeb Investors Co. XL(1) 521 5th Avenue New York, NY 10175	2,185,933	67.3%
Farley Group(2) 780 Third Avenue, Suite 3801 New York, NY 10017	386,558	11.9%
Stephen Farley(3) 780 Third Avenue, Suite 3801 New York, NY 10017	386,558	11.9%

1)
These shares are held by Loeb Investors Co. XL. Mr. Joseph S. Lesser is the Managing Partner of Loeb Investors Co. XL, and as such, he has sole voting and disposition power with respect to such shares.

2)
Farley Group consists of (a) Labrador Partners L.P., beneficial owner of 367,000 shares, and (b) Eileen Farley Trust (which owns 6,900 shares), John Farley Trust (which owns 6,500 shares), Trust f/b/o John S. Farley (which owns 229 shares) and Trust f/b/o Grace Farley (which owns 229 shares) and Eileen Farley (which owns 5,700 shares). Stephen L. Farley does not disclaim beneficial ownership of the shares described in clause (b).

3)
Mr. Stephen Farley is the Managing Partner of Labrador Partners, L..P. and as such, he has sole voting and disposition power with respect to the shares owned by Labrador Partners, L.P. Mr. Farley also has beneficial ownership of the shares set forth in item (b) of footnote (2) above.

Security Ownership of Management

        The following table sets forth, as of March 5, 2003, the number of shares of common stock of the Company beneficially owned by each or our officers and directors and all officers and directors as a group. Mr. Rothwell has the opportunity to become the beneficial owner of additional shares of our common stock as a result of stock options vesting or becoming exercisable, as described under "Transactions with Certain Employees and Interests of Executive Officers and Directors; Potential Conflicts of Interest." Each of these options will be cancelled in the Merger in exchange for a payment equal to the difference between the Merger Consideration ($21 in cash, less a pro rata portion of the Stockholders Expenses) and the option exercise price, times the number of shares covered by the options, times the number of shares covered by the options. The percentages are calculated on the basis of the 3,249,411 shares outstanding. The percentage for any person holding options that are exercisable (or are exercisable within 60 days of the date of this information statement) are based on and assume the exercise of those options. The address for each person listed is c/o United Park City Mines Company, P.O. Box 1450, Park City, Utah 84060.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Alan L. Gordon, director(1)	2,010	*
Joseph S. Lesser, director(2)	2,185,933	67.3%
Hank Rothwell, CEO, director(3)	33,333	*
Michael R. Salmond, CFO(4)	15,000	*
Peter S. Duncan, director(5)	5,000	*
Ronald Krolick, director(5)	5,000	*
Mark Mashburn, director(5)	5,000	*
All Directors and Officers (7 persons)(6)	2,249,268	67.9%

*
Represents beneficial ownership of less than 1%.

1)
Loeb Investors Co. XL holds these shares. Mr. Gordon indirectly owns 2,010 shares of the Company through his ownership of an interest in Loeb Investors Co. XL; however, Mr. Joseph S. Lesser, as Managing Partner of Loeb Investors Co. XL, has the sole present voting power with respect to these shares. Mr. Gordon disclaims beneficial ownership of all but 2,010 of Loeb Investors Co. XL's shares.

2)
Mr. Joseph S. Lesser is the Managing Partner of Loeb Investors Co. XL, and as such has beneficial ownership of the shares beneficially owned by Loeb Investors Co. XL and he has sole voting and disposition power with respect to all of the shares owned by Loeb Investors Co. XL. (Refer to "Security Ownership of Certain Beneficial Owners" section, Footnote No. 1)

3)
Mr. Rothwell has the right to acquire 33,333 shares under a presently exercisable option.

4)
Mr. Salmond has the right to acquire 15,000 shares under a presently exercisable option.

5)
Mr. Duncan, Mr. Krolick, and Mr. Mashburn have the right to acquire 5,000 shares each under presently exercisable options.

6)
The 2,249,268 shares shown as being beneficially owned by all officers and directors as a group includes the following: Joseph S. Lesser, 2,185,935 shares, Hank Rothwell, 33,333 shares, Michael R. Salmond, 15,000 shares, Peter S. Duncan, 5,000 shares, Ronald Krolick, 5,000 shares, and Mark Mashburn, 5,000. See footnotes 2-6 above.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS INFORMATION STATEMENT. THIS INFORMATION STATEMENT IS DATED JUNE 5, 2003.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

INCORPORATION OF DOCUMENTS BY REFERENCE

        As allowed by the Securities and Exchange Commission's rules, this information statement does not contain all of the information relating to us. Some of the important business and financial information relating to us that may be important is not included in this information statement, but rather is "incorporated by reference' to documents that have been previously filed by us with the Securities and Exchange Commission. We have incorporated by reference a copy of our Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2002 attached hereto as Annex D, and our Quarterly Report on Form 10-QSB for the Fiscal Quarter Ended March 31, 2003 attached hereto as Annex E. You may also obtain a copy of our Annual Report and our Quarterly Report and all other reports electronically filed by us via the Internet, by accessing the Securities and Exchange Commission's EDGAR website at http://www.sec.gov/edaux/searches.html.

By order of the Board of Directors
/s/ Hank Rothwell

Annex A—AGREEMENT AND PLAN OF MERGER

         The Agreement and Plan of Merger which follows contain references to a Stock Purchase Agreement, dated February 21, 2002, as amended by the First Amendment to Stock Purchase Agreement, dated as of June 21, 2002, and a Supplemental Stock Purchase Agreement, dated as of July 19, 2002. These documents are found following the Agreement and Plan of Merger and are a part of this Annex A.

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 26, 2002, among Capital Growth Partners, LLC, a Utah limited liability company (the "Purchaser"), United Park City Mines Company, a Delaware corporation (together with its Subsidiaries, the "Company"), those entities and individuals whose names are set forth on Schedule A attached hereto (collectively, the "Sellers" and each individually a "Seller"), and CGP Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of CGP ("Merger Subsidiary").

        WHEREAS, this Agreement and the Merger (as defined below) have each been duly authorized and approved by the Purchaser, the Company, each Seller and Merger Subsidiary;

        WHEREAS, the parties hereto are party to a Stock Purchase Agreement, dated as of February 21, 2002 (the "SPA"), as amended by the First Amendment to Stock Purchase Agreement, dated as of June 21, 2002 (the "First Amendment" and the SPA as amended by the First Amendment, the "Amended SPA") and a Supplemental Stock Purchase Agreement, dated as of July 19, 2002, among the Purchaser, Loeb Investors Co. XL ("Loeb") and the Company (the "Supplemental SPA", and the Amended SPA, as so supplemented, the "Purchase Agreement"), pursuant to which Purchaser agreed to purchase, and the Sellers agreed to sell, certain shares of the capital stock of the Company which are owned by the Sellers (the "Purchase");

        WHEREAS, provided that the Merger is consummated on or prior to October 1, 2002 (or another date determined in accordance with this Agreement), the parties hereto desire to consummate the Merger pursuant to this Agreement instead of the Purchase;

        WHEREAS, capitalized terms used herein have the meaning given to them in Section 10.18 hereof; and

        WHEREAS, Loeb is executing this Agreement in respect of the Supplemental Shares (as defined in the Supplemental SPA).

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
THE MERGER

        SECTION 1.01    The Merger

         (a)  At the Effective Time (as defined in Section 1.01(b) below), Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

         (b)  As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The closing of the Merger (the "Merger Closing") will take place at the offices of Torys LLP, 237 Park Avenue, New York, New York 10017, or such other place as the parties may agree. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

         (c)  From and after the Effective Time, the Surviving Corporation shall possess all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Delaware Law.

         (d)  Upon the effectiveness of this Agreement, the Purchase Agreement shall be suspended. Upon the Merger Closing, the Purchase Agreement shall be terminated and shall be of no further force or effect.

        SECTION 1.02    Conversion of Shares

        At the Effective Time:

         (a)  each outstanding share of common stock, $0.01 par value per share (the "Shares"), of the Company held by the Company as treasury stock or owned by Purchaser or any subsidiary of Purchaser immediately prior to the Effective Time shall be cancelled, and no payment shall be made with respect thereto;

         (b)  each share of common stock, $0.01 par value per share, of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, $0.01 par value per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation;

         (c)  each Share issued and outstanding on the date hereof (other than Shares to be cancelled in accordance with Section 1.02(a) hereof) shall be automatically converted into the right to receive $25.00 per Share in cash (subject to amendment based upon the total number of Shares outstanding on the Merger Closing and subject to Sections 1.02(e), 1.02(f) and 6.04 hereof), payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share of Company common stock in the manner provided in Section 1.03 hereof. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with Section 1.03 hereof or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares pursuant to Section 1.05 hereof;

         (d)  all outstanding options granted by the Company to acquire shares of its common stock (the "Options") shall be cancelled. In consideration for the cancellation of the outstanding "in the money" Options pursuant to this Section 1.02(d), the Company shall pay to the holders of such Options an amount, in cash, equal to the product of (i) the difference between the Merger Consideration and the per share exercise price of such Options multiplied by (ii) the number of shares covered by such Options. The Company agrees that with respect to all outstanding "underwater" Options, the Company shall, prior to Merger Closing, obtain agreements from the holders of Options to cancel their Options, and, after such cancellation pursuant to this Section 1.02(d), there shall be no Options outstanding; and

         (e)  The aggregate Merger Consideration payable to the Sellers shall be reduced by each Seller's pro rata share of any Postponement Deposit or Merger Postponement Payment (as defined in Section 5.11) made by Purchaser that, in each case, has been released or paid to such Sellers.

          (f)  The Merger Consideration payable in respect of each Share shall be reduced by an amount equal to the pro rata portion applicable to such Share of the costs and expenses incurred in connection with the Merger (including, without limitation, legal fees and the Dresdner Fee). Loeb shall provide the Paying Agent and the Company with a written, detailed list of such costs and expenses reasonably satisfactory to the Paying Agent, no fewer than three (3) days prior to the Merger Closing.

        SECTION 1.03    Surrender and Payment

         (a)  Paying Agent. Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive the funds to which holders of Shares shall become entitled pursuant to Section 1.02(c) hereof. Purchaser shall, from time to time, make available to the Paying Agent funds in amounts and at times necessary for the payment of the Merger Consideration as provided herein. Such funds shall be invested by the Paying Agent as directed by Loeb and the Purchaser, acting together. Earnings from such investments shall be the sole and exclusive property of Purchaser, and no part of such earnings shall accrue to the benefit of holders of Shares.

         (b)  Exchange Procedures. Subject to Section 1.03(c), as soon as reasonably practicable, but in no event more than five Business Days after the Effective Time, the Purchaser shall cause the Paying Agent to mail, or upon a written request delivered to the Company by the applicable holder, deliver, to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose shares were converted pursuant to Section 1.02 hereof into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Purchaser may reasonably specify) and (ii) instructions for use of such letter of transmittal in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Purchaser, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 1.03, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 1.03. No interest shall be paid or will accrue on the Merger Consideration payable to holders of Certificates pursuant to the provisions of this Article I.

         (c)  Exchange Procedures for Sellers. All Certificates held by Sellers shall be surrendered to the Company for cancellation on or prior to the Merger Closing Date (Certificates surrendered prior to the Merger Closing shall be held by the Company in escrow pending the Merger Closing). In exchange for Certificates so surrendered, each Seller shall be entitled to receive (by bank cashier's or certified check or wire transfer), at the Merger Closing, the Merger Consideration payable in respect of the Certificates surrendered by such Seller, and such Certificates shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered.

         (d)  Transfer Books; No Further Ownership Rights in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of common stock of the Company on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of common stock of the Company outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

         (e)  Termination of Fund, No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Purchaser, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f)  Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed with such assurances as the Paying Agent may, in its discretion require, and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificates the Merger Consideration pursuant to this Agreement.

        SECTION 1.04    Withholding Taxes

        The Purchaser and Merger Subsidiary shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the Merger Consideration payable pursuant to the Merger, any withholding and stock transfer Taxes and such amounts as are required under the IRC or any applicable provision of state, local or foreign tax law. To the extent that amounts are so withheld by Purchaser or Merger Subsidiary, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Purchaser or Merger Subsidiary.

        SECTION 1.05    Appraisal Rights

        Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of or consent in writing to the Merger and who comply with all of the relevant provisions of Delaware Law (each a "Dissenting Stockholders") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under Delaware Law, but the holders thereof shall be entitled to only such rights as are granted by Delaware Law. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration without any interest thereon, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section 1.03 hereof. The Company shall give the Purchaser (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to Delaware Law and received by the Company relating to the stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of the Purchaser, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into the right to receive the Merger Consideration pursuant to Section 1.02(c) hereof.

ARTICLE II
THE SURVIVING CORPORATION

        SECTION 2.01    Certificate of Incorporation

        The certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

        SECTION 2.02    Bylaws

        The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

        SECTION 2.03    Directors and Officers

        From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS;
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        SECTION 3.01    Representations and Warranties of Sellers

         (a)  The representations and warranties of each Seller set forth in Section 4.1 of the SPA are, as amended from time to time by the Disclosure Schedule and all amendments thereto, accurate in all material respects as of the date of the SPA and will be accurate in all material respects as of the Merger Closing Date.

         (b)  The Sellers represent and warrant that the Sellers executing a written consent in favor of this Agreement and the Contemplated Transactions are the owners of record of more than fifty (50%) percent of the issued and outstanding voting stock of the Company.

        SECTION 3.02    Representations and Warranties of the Company

        The representations and warranties of the Company set forth in Section 4.2 through and including Section 4.19 of the SPA are, as amended from time to time by the Disclosure Schedule and all amendments thereto, accurate in all material respects as of the date of the SPA and will be accurate in all material respects as of the Merger Closing Date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        SECTION 4.01    Representations and Warranties of the Purchaser and Merger Subsidiary

        The representations and warranties of the Purchaser set forth in Section 5.1 through and including Section 5.6 of the SPA are accurate in all material respects as of the date of this Agreement; provided, however, that references in such representations and warranties to the Purchaser shall be deemed to also be references to Merger Subsidiary, in respect of which such representations and warranties are also accurate in all material respects of the date of this Agreement.

ARTICLE V
COVENANTS

        SECTION 5.01    Covenants from Purchase Agreement

        The parties hereto agree to perform their respective covenants contained in Section 6 of the Purchase Agreement and such covenants incorporated herein by reference.

        SECTION 5.02    Obligations of Merger Subsidiary

        The Purchaser will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

        SECTION 5.03    State Takeover Laws

        Notwithstanding any other provision in the Agreement, in no event shall the approval given by the board of directors of the Company with respect to Section 203 of Delaware Law be withdrawn, revoked or modified by the board of directors of the Company. If any state takeover statute other than Section 203 of Delaware Law becomes or is deemed to become applicable to the Company, the acquisition of Shares or the Merger, the Company shall take all action necessary to render such statute inapplicable to all of the foregoing.

        SECTION 5.04    Further Assurances

        At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments, assurances, instruments or other documents and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        SECTION 5.05    Certain Filings

        The Company and the Purchaser shall cooperate with one another (a) in connection with the preparation of the information statement to be prepared pursuant to Regulation 14C of Securities Exchange Act of 1934, as amended, and filed with the SEC (the "Information Statement"), (b) in determining whether any action by or in respect of, or filing with, any Governmental Body, or Governmental Authorization is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Information Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

        SECTION 5.06    Information Statement

        The Company and the Purchaser shall promptly prepare and file with the SEC a preliminary version of the Information Statement and will use their best efforts to promptly respond to the comments of the SEC in connection therewith and to furnish all information required to prepare the definitive Information Statement. Each of the Company and the Purchaser shall use its best efforts to resolve all SEC comments, if any, received in respect of the Information Statement, and to have the Information Statement cleared by the SEC as soon as practicable. Promptly after all such SEC comments are resolved, each party will cause the Information Statement to be mailed to its stockholders, and if necessary, after the definitive Information Statement shall have been mailed, promptly circulate an amended, supplemented or supplemental Information Statement. The Information Statement shall provide that the Merger will become effective twenty (20) days after the definitive Information Statement is mailed to such stockholders.

        SECTION 5.07    Approval of Merger by Board of Directors

        The board of directors of the Company has approved this Agreement and the Merger, and such approval shall not be withdrawn, revoked, rescinded or amended in any way except with the prior written consent of the Purchaser, acting in its sole discretion.

        SECTION 5.08    Stockholder Consent

        Each of the Company and the Purchaser have obtained the necessary approvals by its stockholders or members, as applicable, of this Agreement, the Contemplated Transactions and such other matters as are contemplated by the terms of this Agreement or required by Delaware Law or the laws of the State of Utah, as applicable, and will otherwise comply with all legal requirements applicable to obtaining such approvals, and such approvals shall not be withdrawn, revoked, rescinded or amended in any way except with the prior written consent of the Purchaser (if such action is proposed to be taken by the Company) or the Company (if such action is proposed to be taken by the Purchaser), acting in its sole discretion.

        SECTION 5.09    Approvals by Merger Subsidiary

         (a)  The Purchaser shall cause the board of directors of Merger Subsidiary to approve this Agreement and the Merger, and such approval shall not be withdrawn, revoked, rescinded or amended in any way except with prior written consent of the Company and the Sellers, acting in their respective sole discretion.

         (b)  The Purchaser, as sole stockholder of Merger Subsidiary, has approved this Agreement and the Merger, and such approval shall not be withdrawn, revoked, rescinded or amended in any way except with the prior written consent of the Company and the Sellers, acting in their respective sole discretion.

        SECTION 5.10    Release of Deposit

        Upon the Merger Closing, the Purchaser, the Company and Loeb, acting on behalf of the Sellers, shall instruct the Deposit Agent to release the Deposit, the Supplemental Deposit and the Additional Deposit, if applicable, to the Paying Agent.

        SECTION 5.11    Treatment of Postponement Deposits

         (a)  The Postponement Deposits shall be applied as follows:

  (i)
  to the Merger Consideration at the Merger Closing, if the Merger Closing occurs;

  (ii)
  the initial deposit made by Purchaser pursuant to the First Amendment ($250,000) (the "Initial Deposit"), the Second Postponement Payment ($250,000), the Supplemental Shares Second Postponement Payment ($50,000), and, if applicable, the Third Postponement Payment

    ($250,000) and the Supplemental Shares Third Postponement Payment ($50,000) shall be non-refundable and the property of the Sellers;

  (iii)
  if this Agreement is terminated prior to September 19, 2002 by Purchaser, the deposit made by Purchaser pursuant to the Deposit Agreement ($1,250,000) (the "Deposit") and the supplemental deposit made by the Purchaser pursuant to the Supplemental Deposit Agreement ($250,000) (the "Supplemental Deposit") shall be delivered to the Sellers, subject to the terms of the Deposit Agreement, the Supplemental Deposit Agreement and this Agreement, as applicable; provided, however, the Deposit, the Supplemental Deposit and the Additional Deposit, if applicable, shall be promptly returned to Purchaser if (a) any Seller is in Breach of its representations and warranties contained in Section 4.1(f) of the Purchase Agreement, and such Breach has not be waived or cured, and as a result of which, Purchaser will be unable to acquire from the Sellers at Merger Closing, free and clear of all claims and Encumbrances, at least fifty-one (51%) percent of the outstanding common stock of the Company as of the Merger Closing Date after assuming that all Options or other rights to acquire common stock of the Company have been issued, exercised and converted to common stock, as applicable, (b) if Purchaser has satisfied its obligations under Sections 6.03 (a) and (b) in all material respects and all of the conditions specified in Sections 6.02 (a) and (b) have not been satisfied (provided however, for the purposes of this subsection, (i) the Company and the Sellers must satisfy the conditions of Section 6.02 (a) only with respect to at least fifty-one (51%) percent of the outstanding common stock of the Company as of the Merger Closing Date (assuming that all Options or other rights to acquire common stock of the Company have been issued, exercised and converted to common stock as applicable), (ii) incorrect representations and warranties contained in the certificate required by Section 6.02(a), of which the Company and the Sellers had no Knowledge prior to or at Merger Closing shall not be considered a failure to satisfy the conditions specified in Section 6.02(a), (iii) if Purchaser had Knowledge of any such incorrect representation or warranty prior to Merger Closing, such incorrectness shall not be considered a failure by the Company or the Sellers to satisfy the conditions specified in Section 6.02(a), or (c) all of the conditions specified in Sections 6.03(a) and (b) have been satisfied in all material respects but the parties are prevented from completing the Contemplated Transactions (the Merger Closing or the Closing under the Purchase Agreement, if reinstated) if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit both the consummation of the Merger and the Closing of the Purchase Agreement, and such judgment, injunction, order or decree shall become final and non-appealable.

  (iv)
  If the Sellers retain the Postponement Deposits under this Section 5.11, the parties agree that since any damages to the Sellers under this Agreement may be difficult to ascertain, the Postponement Deposits shall constitute liquidated damages as the Sellers' sole and exclusive remedy in law or equity for any Breach or termination of this Agreement by Purchaser at any time or for failure to close during the Postponement Period;

  (v)
  If this Agreement is not terminated prior to September 19, 2002, on September 19, 2002 all Postponement Deposits are deemed non-refundable and shall be immediately paid to, or retained by, Loeb on behalf of and as the property of the Sellers. As a condition of the extension of this Agreement beyond September 19, 2002, Purchaser shall pay on or prior to September 19, 2002, to Loeb as Sellers' Representative on behalf of the Sellers, an additional non-refundable payment, in the amount of $1,650,000, which shall be the property of the Sellers and applied to the Merger Consideration payable to the Sellers at Merger Closing (the "Additional Deposit").

  (vi)
  If this Agreement is not terminated prior to October 1, 2002, as a condition of the extension of this Agreement beyond October 1, 2002, Purchaser shall pay on or prior to October 1,

    2002, to Loeb as Sellers' Representative on behalf of the Sellers, an additional non-refundable payment in the amount of $1,000,000, which shall be the property of the Sellers and applied to the Merger Consideration payable to the Sellers at Merger Closing (the "Merger Postponement Payment").

         (b)  If this Agreement is not terminated prior to September 19, 2002, Loeb, as Sellers' Representative (as defined in the Deposit Agreement), may submit a Sellers' Disbursement Notice (as defined in the Deposit Agreement) in the amount of the Deposit and Purchaser agrees that it shall not file an Objection Notice (as defined in the Deposit Agreement) to such Sellers' Disbursement Notice, thereby allowing the Deposit to be distributed to the Sellers. Upon disbursement to the Sellers, the Deposit shall be nonrefundable and the property of the Sellers. In furthering the provisions of this subsection, the Deposit Agent (as defined in the Deposit Agreement) shall promptly disburse the Deposit to Sellers' Representative and the parties shall execute any documentation necessary to accomplish the foregoing, including a notice from Purchaser to the Deposit Agent waiving the 7-day waiting period in relation to the Deposit required pursuant to the Deposit Agreement. Purchaser shall countersign the Sellers' Disbursement Notice with respect to the Deposit and shall confirm in writing that it will not file an Objection Notice with respect to the Deposit.

         (c)  If this Agreement is not terminated prior to September 19, 2002, Loeb as Sellers' Representative (as defined in the Supplemental Deposit Agreement) may submit a Sellers' Disbursement Notice (as defined in the Supplemental Deposit Agreement) in the amount of the Supplemental Deposit and Purchaser shall not file an Objection Notice to such Sellers' Disbursement Notice, thereby allowing the Supplemental Deposit to be distributed to Sellers' Representative, which Supplemental Deposit shall be nonrefundable and the property of Sellers' Representative. In furthering the provisions of this subsection, the Deposit Agent (as defined in the Supplemental Deposit Agreement) shall promptly disburse the Supplemental Deposit to Sellers' Representative and the parties shall execute any documentation necessary to accomplish the foregoing, including a notice from Purchaser to the Deposit Agent waiving the 7-day waiting period in relation to the Supplemental Deposit required pursuant to the Supplemental Deposit Agreement. Purchaser shall countersign Sellers' Disbursement Notice with respect to the Supplemental Deposit and shall confirm in writing that it will not file an Objection Notice with respect to the Supplemental Deposit.

         (d)  If the Merger Closing or a Closing under the Purchase Agreement occurs, all Postponement Deposits and the Merger Postponement Payment shall be applied to the Merger Consideration payable to the Sellers under the Merger Agreement, or to the Purchase Price under the Purchase Agreement.

         (e)  If the Additional Deposit is made by Purchaser, at the time of such payment, the Sellers shall deliver to Holme Roberts & Owen LLP, counsel to the Sellers, the Shares owned or held by such Sellers, which Shares shall constitute at least seventy-five percent (75%) of the Shares outstanding on such date (assuming that all Options or other rights to acquire common stock of the Company have been issued, exercised and converted to common stock as applicable), and which Shares shall be held in escrow until the Merger Closing or the Closing under the Purchase Agreement. If the Merger Closing or the Closing under the Purchase Agreement does not occur on or prior to the latest date permitted by this Agreement and the Purchase Agreement, as applicable, each such Share shall be returned to the applicable Seller.

          (f)  If the Merger Postponement Payment has been made, but the Merger Closing or the Closing under the Purchase Agreement does not occur because (x) the Sellers have not fulfilled the conditions applicable to them set forth in Section 6.02 (other than clause (a) thereof), (y) there is a Breach of the representations contained in Section 4.1(f) of the SPA, which is incorporated in this Agreement by reference, such that Purchaser would not receive at least fifty-one percent (51%) of the Shares outstanding (assuming that all Options or other rights to acquire common stock of the Company have been issued, exercised and converted to common stock as applicable), or (z) all of the conditions specified in Sections 6.03(a) and (b) have been satisfied in all material respects but the parties are prevented from completing the Contemplated Transactions (the Merger Closing or the Closing under the Purchase Agreement, if reinstated) if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit both the consummation of the Merger and the Closing of the Purchase Agreement, and such judgment, injunction, order or decree shall become final and non-appealable, then, in each case, all Postponement Deposits and the Merger Postponement Payment shall be returned by the Sellers to Purchaser.

ARTICLE VI
CONDITIONS TO THE MERGER

        SECTION 6.01    Conditions to the Obligations of Each Party

        The obligations of the Company, the Purchaser, Merger Subsidiary and the Sellers to consummate the Merger are subject to the satisfaction of the following conditions (any of which may be waived by consent of all of the parties in whole or in part):

         (a)  this Agreement and the Merger have been approved by the requisite vote or consent of the stockholders of the Company and Merger Subsidiary in accordance with Delaware Law, and by the members of the Purchaser in accordance with the laws of the State of Utah, and such approvals shall remain in full force and effect;

         (b)  this Agreement and the Merger have been approved by the board of directors of each of the Company and Merger Subsidiary, and such approvals shall remain in full force and effect;

         (c)  subject to the terms and provisions herein provided, all consents, orders, and approvals required of all Governmental Bodies for the consummation of the Contemplated Transactions shall have been obtained and be in effect at the Effective Time, other than non-material consents, orders or approvals, and the waiting periods under the HSR Act, if applicable, shall have expired or been terminated;

         (d)  no provision of any applicable domestic law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger;

         (e)  there shall be no Proceeding pending to enjoin, restrain, prohibit or obtain substantial damages in respect of, related to, or arising out of this Agreement or the consummation of the Contemplated Transactions; provided, however, that this Section 6.01(e) shall not encompass any Proceeding described in Section 7.01(e), and in such event, the terms of Section 7.01(e) shall control and this Section 6.01(e) shall not apply; and

          (f)  All comments on the Information Statement received from the SEC shall have been resolved and no stop order suspending the use of such Information Statement shall be in effect and no proceedings for such purpose shall be pending before the SEC.

        SECTION 6.02    Conditions to the Obligations of Purchaser and Merger Subsidiary

        The obligations of the Purchaser and Merger Subsidiary to consummate the Merger are subject to the satisfaction, as of the Merger Closing Date, of the following further conditions (any of which may be waived by the Purchaser and Merger Subsidiary in whole or in part):

         (a)  the representations and warranties of the Company and the Sellers set forth in Article III hereof shall, as amended from time to time by the Disclosure Schedule and all amendments thereto, be accurate in all material respects when made and as of the Merger Closing Date, and the Purchaser and Merger Subsidiary shall have received a certificate to that effect signed by an executive officer of each of the Company and each Seller. At any time prior to the Merger Closing Date, the Company and the

Sellers shall promptly amend the Disclosure Schedule by written notice to the Purchaser and counsel to the Purchaser at the address listed in Section 10.04 if they obtain Knowledge of any matter that should be included in the Disclosure Schedule, as required under this Agreement;

         (b)  the Company and the Sellers shall have performed, in all material respects, all obligations required under this Agreement to be performed by the Company and the Sellers on or before the Merger Closing Date, and the Purchaser and Merger Subsidiary shall have received a certificate to that effect signed by an executive officer of each of the Company and each Seller;

         (c)  the Purchaser and Merger Subsidiary shall have received a copy of the resolutions of the board of directors of the Company authorizing the Merger, which copy shall be certified by an executive officer of the Company;

         (d)  the Purchaser and Merger Subsidiary shall have received a certificate of the corporate Secretary of the Company, dated the Merger Closing Date, certifying as to true and accurate copies of all corporate action taken by the board of directors of the Company, as applicable, related to or in connection with this Agreement and the Contemplated Transactions, the Certificate of Incorporation (certified by the Secretary of State of Delaware as of a recent date), and the by-laws of the Company as amended to date, and the names, true signatures and incumbency of the officers of the Company authorized to execute this Agreement and the other documents executed or to be executed in connection with this Agreement and the Contemplated Transactions;

         (e)  the Purchaser and Merger Subsidiary shall have received a certificate of the Managing Partner of Loeb (as set forth in Loeb's Organizational Documents), dated the Merger Closing Date, certifying such person is the Managing Partner of Loeb and has executed on behalf of Loeb this Agreement and the other documents executed or to be executed in connection with this Agreement and the Contemplated Transactions, that Loeb has taken all partnership and other action necessary to authorize this Agreement and the Contemplated Transactions, and that such Managing Partner is authorized to execute this Agreement and such other documents on behalf of Loeb;

          (f)  Purchaser and Merger Subsidiary shall have received a recent Certificate of Good Standing of the Company from the Secretary of State of Delaware;

         (g)  the Company shall have obtained consents to a change of control in landlords party to any and all material leases of the Facilities which required such consents, as advised by Purchaser on or prior to September 19, 2002;

         (h)  the Company shall have obtained consents to a change in control required by any Applicable Contract, as advised by Purchaser on or prior to September 19, 2002;

          (i)  the Purchaser and Merger Subsidiary shall have received an opinion of counsel to the Company, in form substantially similar to the form attached as an exhibit to the SPA, to the effect as agreed upon by the Company and the Purchaser;

          (j)  the Company and the Sellers shall have delivered to Dresdner, as to the Sellers out of the proceeds of Merger Closing, the amount equal to their respective obligations to Dresdner as set forth in Section 13.11(c) of the Purchase Agreement;

         (k)  the Purchaser, in its sole discretion, shall be satisfied with the results of its due diligence investigation of the Company; provided, however, that such condition to the Merger Closing shall terminate on September 19, 2002; and

          (l)  The Sellers executing a written consent in favor of this Agreement and the Contemplated Transactions pursuant to Section 5.08 shall be the owners of record of more than fifty (50%) percent of the issued and outstanding voting stock of the Company.

        SECTION 6.03    Conditions to the Obligations of the Company and the Sellers

        The obligations of the Company and the Sellers to consummate the Merger are subject to the satisfaction, as of the Merger Closing Date, of the following further conditions (any of which may be waived by the Company and the Sellers in whole or in part):

         (a)  the representations and warranties of the Purchaser and Merger Subsidiary set forth in Article IV hereof shall be accurate in all material respects when made and as of the Merger Closing Date, and the Company and the Sellers shall have received a certificate to that effect signed by an executive officer of each of the Purchaser and Merger Subsidiary;

         (b)  the Purchaser and Merger Subsidiary shall have performed, in all material respects, all obligations required by this Agreement to be performed by the Purchaser on or before the Merger Closing Date, and the Company and the Sellers shall have received a certificate to that effect signed by an executive officer of each of the Purchaser and Merger Subsidiary;

         (c)  the Company and the Sellers shall have received a certificate of each of the Purchaser and the corporate Secretary of Merger Subsidiary, dated the Merger Closing Date, certifying as to true and accurate copies of all action taken by members of the Purchaser, or, as applicable, all corporate action taken by the board of directors of Merger Subsidiary, related to or in connection with this Agreement and the Contemplated Transactions, and the names, true signatures and incumbency of the officers of the Purchaser and Merger Subsidiary, as applicable, authorized to execute this Agreement and the other documents executed or to be executed in connection with this Agreement and the Contemplated Transactions;

         (d)  the Company and the Sellers shall have received a recent Certificate of Good Standing of the Purchaser issued by the State of Utah, and of Merger Subsidiary issued by the Secretary of State of Delaware;

         (e)  the Company and the Sellers shall have received an opinion of counsel to Purchaser and Merger Subsidiary, in form substantially similar to the form attached as an exhibit to the SPA, to the effect as agreed upon by the Company and the Purchaser;

          (f)  the Postponement Deposits shall each have been made; and

         (g)  the insurance policy described in Section 12(d) of the Purchase Agreement and purchased by the Company shall be in effect at the Merger Closing; provided, however, that no act or omission on the Company's part within the reasonable control of the Company caused the cancellation or non-renewal of the policy. This Section 6.03(g) shall not apply if the insurance policy is cancelled or not renewed for non-payment of premiums. At the Merger Closing, the Company shall reimburse Loeb for amounts paid by Loeb on behalf of the Company in respect of the premium on such policy, up to a maximum reimbursement of $225,000.

        SECTION 6.04    Set-off

        The Company shall be permitted, at its option, to set-off any amounts payable by the Sellers to the Company pursuant to that certain Letter Agreement, dated as of August 26, 2002, by and among the Sellers and the Company, with respect to the purchase of certain lots of real estate by the Sellers. The Company may effect any such offset by instructing the Paying Agent to disburse such offset amounts, which would otherwise have been payable to the Sellers pursuant to Section 1.03(b) hereof.

ARTICLE VII
TERMINATION

        SECTION 7.01    Right to Terminate Agreement

        This Agreement may be terminated prior to the Effective Time without any costs or damages against the other parties, except with respect to the termination fee paid pursuant to Section 7.03:

         (a)  by the mutual written consent of the Company, the Purchaser and Loeb acting in its discretion on behalf of the Sellers;

         (b)  at any time prior to the Effective Time by (i) the Purchaser if a material Breach of any provision of this Agreement has been committed by the Company or the Sellers and such Breach has not been waived or cured, or (ii) the Company or Loeb acting on behalf of the Sellers if a material Breach of any provision of this Agreement has been committed by the Purchaser and such Breach has not been waived or cured;

         (c)  at any time prior to the Effective Time by any party hereto if there shall be any applicable domestic law, rule or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and non-appealable;

         (d)  by any party hereto if any condition applicable to another party set forth in Article VI shall not have been satisfied or waived on or before the Merger Closing Date;

         (e)  by the Company or Loeb acting in its discretion on behalf of the Sellers at any time prior to the Merger Closing if (i) the Sellers or the Company have received a Superior Offer and (ii) if any temporary restraining order, preliminary or permanent injunction or other order has been issued by any United States federal or state court of competent jurisdiction or other material legal restraint or prohibition has been issued or promulgated by a United States federal or state governmental entity, court or agency in a Proceeding which was initiated by a party other than the Company or the Sellers having the effect of compelling consideration of a Superior Offer and sale of the Shares (by any means) to the originator of the Superior Offer. The Company and the Sellers will control such action and shall consult with the Purchaser in the defense of any such action, and, if the Company and the Sellers elect not to control such action, the Purchaser may undertake the defense of and control such action; provided, however, that if such action falls within the ambit of Section 9.01, then the provisions of Section 9.01 governing control and settlement of litigation shall govern. The party that is in control of such action shall use good faith efforts to vigorously defend and will endeavor to promptly resolve any such action; the other parties hereto shall have a right to participate in such action at their sole cost and expense. The Company and the Sellers may settle any monetary portion of such action that does not impose upon the Purchaser any monetary obligation or liability other than in de minimus amounts, subject to the limitations set forth in Section 9.01, but may not settle any portion of such action involving sale or other disposition of the Shares without the prior, written consent of the Purchaser. If the Purchaser controls such action, the Company and the Sellers shall fully cooperate with such defense and hereby consent to any settlement or disposition of any such action effected by the Purchaser that does not impose upon the Company or the Sellers any monetary obligation or liability other than in de minimus amounts;

          (f)  by the Purchaser within ten (10) days of receipt of notice from the Company of its withdrawal of recommendation of the Merger and/or recommendation of a Superior Offer;

         (g)  by any party hereto, if the Merger Closing does not occur on or before the later of (i) October 1, 2002, (ii) if ten (10) days following the filing of the Information Statement with the SEC have elapsed (the "Waiting Period") and the SEC has not given the Company notice that it will comment on the Information Statement, the twenty-fifth (25th) day following the expiration of the Waiting Period, or (iii) if the SEC elects to comment on the Information Statement, the twenty-fifth day following the date on which all such SEC comments are resolved, which date of comment resolution shall not be later than November 8, 2002 (if such comments are not resolved by such date, this Agreement may be terminated by any party hereto); provided, however, if any such date does not fall on a Business Day, the Merger Closing shall occur on the next following Business Day; provided, further, that the party that seeks to terminate this Agreement is not in Breach of this Agreement. Any Breach of this Agreement shall be subject to the provisions of this Agreement for addressing such Breach;

         (h)  on September 20, 2002 by the Company or Loeb, as Sellers' Representative, if the Additional Deposit has not been made on or prior to September 19, 2002

          (i)  on October 2, 2002 by the Company or Loeb, as Sellers' Representative, if the Merger Postponement Payment has not been made on or prior to October 1, 2002.

        SECTION 7.02    Effect of Termination; No Survival

        Upon the termination of this Agreement pursuant to Section 7.01 (other than pursuant to clauses (b), (e), (h) or (i) thereof), the terms of the Purchase Agreement shall automatically apply. Upon such termination, all provisions of the Purchase Agreement shall be reinstated as of such date; provided, however, notwithstanding any provision in the Purchase Agreement to the contrary, the Closing Date of the Purchase under the Purchase Agreement shall be the later of (i) ten (10) Business Days after the reinstatement thereof and (ii) such other date as provided in Section 2 of the Purchase Agreement, or on such other date, and at such location, as the parties shall agree.

        SECTION 7.03    Termination Fees

        If (i) this Agreement shall have been validly terminated by the Company or the Sellers pursuant to Section 7.01(e) and (ii) the Shares are purchased (or cancelled in a merger transaction) pursuant to the Superior Offer, then the Sellers shall pay to the Purchaser the sum of $2,500,000 within five (5) Business Days after the closing of such Superior Offer.

        SECTION 7.04    Reinstatement

        If this Agreement is terminated by the Company or the Sellers pursuant to Section 7.01(e) or by the Purchaser pursuant to Section 7.01(f), but the Company or the Sellers, as applicable, do not sell their Shares pursuant to the Superior Offer, the Purchaser shall have the right at its sole option to reinstate this Agreement (if not prevented from doing so by court order) pursuant to all of the terms hereto. This Section 7.04 shall survive termination of this Agreement.

ARTICLE VIII
SELLERS' AGREEMENTS

        SECTION 8.01    Consent to Merger

        Loeb, acting on behalf of the Sellers, shall, unless ordered by a court of competent jurisdiction to do otherwise, execute a written consent under Delaware Law in favor of the Merger and this Agreement and/or against any Superior Offer or, if applicable, vote all of the Shares in favor of the transaction of any and all business that may come before any meeting of the stockholders of the Company called for the purpose of voting on the Merger and this Agreement and/or to vote against any Superior Offer, or at any adjournment thereof, or in any consent solicitation related to the foregoing. Such written consent shall not be amended, rescinded or altered in any way, and any attempt to do so shall be null and void.

        SECTION 8.02    No Proxies for or Disposition of Shares

        Except pursuant to the terms of this Agreement, including, without limitation, any Superior Offer, the Sellers shall not, without the prior written consent of the Purchaser and Merger Subsidiary, directly or indirectly, (i) grant any proxies or voting rights or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares, (ii) acquire, sell, assign, transfer, encumber, pledge or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any Shares or interest therein during the term of this Agreement, or (iii) issue any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock or enter into any contract, arrangement or understanding with respect thereto.

ARTICLE IX
INDEMNIFICATION

        SECTION 9.01    Indemnification

        The provisions of Section 12 of the Purchase Agreement are incorporated herein by reference, and such provisions shall be applicable to the representations, warranties, covenants and obligations contained in or incorporated by reference into this Agreement.

ARTICLE X
MISCELLANEOUS

        SECTION 10.01    Compliance with Laws

        The parties hereto shall execute such agreements and other documents, and shall take such other actions, as the other parties hereto may reasonably request (prior to, at or after the Merger Closing Date) for the purpose of ensuring that the Merger is carried out in full compliance with the provisions of all applicable laws and regulations, including, without limitation, the United States securities laws and regulations.

        SECTION 10.02    Governing Law

        This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflict of law).

        SECTION 10.03    Venue and Jurisdiction; Consent to Service of Process; Waiver of Jury Trial

        If any legal Proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor shall be in Delaware, which shall be deemed to be a convenient forum. The Purchaser and the Sellers hereby expressly and irrevocably consent and submit to the jurisdiction of the courts in Delaware and expressly waive (to the extent permitted by law) the right to bring an action in any other jurisdiction. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal Proceeding arising out of or related to this Agreement or the Merger.

        SECTION 10.04    Notices

        All notices, requests, demands and other communications to any party hereunder shall be given in the manner contemplated by Section 13.4 of the Purchase Agreement; provided, however, that copies of such notices, requests, demands and communications to the Purchaser shall also be provided to:

  Charles B. Hughes, Esq.
  Torys LLP
  237 Park Avenue
  New York, NY 10017
  Fax: (212) 682-0200

        SECTION 10.05    Table of Contents and Headings

        The table of contents of this Agreement and the underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        SECTION 10.06    Assignment

        No party hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other Person without the prior written consent of the other parties hereto; provided, however, that (i) the Sellers may, prior to the Merger Closing, assign to any Person their right to receive all or any portion of the Merger Consideration the applicable Seller is entitled to and (ii) the Purchaser may assign all or part of its rights under this Agreement to a company or other legal entity controlled by it.

        SECTION 10.07    Parties in Interest

        Nothing in this Agreement is intended to provide any rights or remedies to any Person (including any employee or creditor of the Company) other than the parties hereto.

        SECTION 10.08    Severability

        In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Person or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law; provided, however, the parties shall be entitled to receive substantially all of the economic benefit contemplated by this Agreement.

        SECTION 10.09    Entire Agreement

        This Agreement and the Purchase Agreement set forth the entire understanding of the Purchaser, the Company and the Sellers and supersede all other agreements and understandings between the Purchaser, the Company and the Sellers relating to the subject matter hereof and thereof.

        SECTION 10.10    Waiver

        No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

        SECTION 10.11    Fees and Expenses

         (a)  The Purchaser shall bear all costs and expenses of each party hereto, including reasonable attorneys' fees, in connection with (i) preparing for, entering into and carrying out this Agreement, and (ii) preparing and filing the Information Statement, including associated filing fees and the dissemination of the Information Statement.

         (b)  Except as otherwise provided in Section 10.11(a), Article VII hereof and Section 13.11 (other than clause (a) thereof) of the Purchase Agreement, whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to the consummation of the Merger.

        SECTION 10.12    Specific Performance

        Remedies for a Breach of this Agreement by the Company or any Seller (other than a Breach of Section 4.1(f) of the SPA, which is incorporated into this Agreement by reference, and Section 7.03 of this Agreement) shall be limited to specific performance (other than the return of the Postponement Deposits and the Merger Postponement Payment (if applicable), as contemplated by Section 5.11 hereof). Any claim by Purchaser arising from or relating to a Breach of such Section 4.1(f) may seek any damages available at law or equity other than consequential damages, unless such Breach was intentional or the Sellers had Knowledge of such Breach prior to Merger Closing, in which case Purchaser may seek any damages available at law or equity for such Breach. The Sellers' liability hereunder shall be several, and not joint, liability. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages (other than a Breach of Section 7.03 hereof). It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition, to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in a court of competent jurisdiction.

        SECTION 10.13    Amendments

        This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of the Purchaser, the Company and at least eighty-two (82%) percent of the Shares held by the Sellers.

        SECTION 10.14    Survival of Representations, Warranties and Covenants

        The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except Sections 7.03, 7.04, 9.01 and 10.11 hereof, and Sections 4.1(f), 6.1 and 6.4 of the Purchase Agreement and incorporated herein by reference.

        SECTION 10.15    Agent for Sellers

         (a)  Each of the Sellers hereby appoints Loeb as its agent and attorney-in-fact, for and on behalf of the Sellers in their respective name, place and stead, to act as their proxy in respect of their respective Shares, to give and receive notices and communications, to consent to the Contemplated Transactions and all business related thereto, to execute a letter of transmittal and other documents contemplated by Section 1.03, to vote against a Superior Offer, to make the elections specified within this Agreement, and to take all other actions, including, without limitation, amending the Deposit Agreement and the Supplemental Deposit Agreement to make them consistent with this Agreement, that are either (i) necessary or appropriate in the judgment of Loeb for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Notices or communications to or from Sellers in care of Loeb shall constitute notice to or from such Sellers.

         (b)  Loeb is hereby given and granted full power and authority to do and perform every act contemplated by Section 10.15(a), as fully as it might or could do if personally present with full power of substitution, appointment and revocation, and all that Loeb shall do or cause to be done by virtue hereof is hereby ratified and confirmed.

         (c)  Loeb shall not be liable for any act done or omitted hereunder as Sellers' agent and attorney-in-fact while acting in good faith and in the exercise of reasonable judgment. The Sellers, proportionately to their individual percentage of ownership of the Shares, shall indemnify and hold

Loeb harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of Loeb and arising out of or in connection with the acceptance or administration of Loeb's duties hereunder.

         (d)  The irrevocable proxy granted to Loeb pursuant to this Section 10.15 is coupled with an interest, namely the right of the Purchaser and Merger Subsidiary to acquire all of the Shares and is given to the Purchaser and to its officers and employees in consideration of the agreements of the Purchaser and Merger Subsidiary under this Agreement, and to induce the Purchaser and Merger Subsidiary to enter into this Agreement, and such irrevocable proxy shall not be revocable or revoked by the Sellers, and shall be binding upon them, or their successors and assigns until, in accordance with this Agreement, Article VIII and this Section 10.15 are each terminated.

        SECTION 10.16    Interpretation of Agreement

         (a)  Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

         (b)  Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         (c)  As used in this Agreement, the words "include," "including" and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."

         (d)  References herein to "Sections" and "Exhibits" are intended to refer to Sections and Exhibits to this Agreement.

        SECTION 10.17    Counterparts and Facsimile

        This Agreement may be signed in counterparts, all of which together shall constitute one and the same instrument.

        The parties hereto may provide signatures to this Agreement by facsimile, and such facsimile signatures shall be deemed to be the same as original signatures.

        SECTION 10.18    Definitions

         (a)  Capitalized terms used herein but not defined herein have the meaning given to them in the Purchase Agreement.

         (b)  In this Agreement:

        "Business Day" means any day other than Saturday, Sunday or any other day on which banks are required or authorized to be closed in Salt Lake City, Utah, New York, New York or Toronto, Ontario.

        "Postponement Deposits" means, collectively, the Initial Deposit, the Deposit, the Supplemental Deposit, the Second Postponement Payment, the Supplemental Shares Second Postponement Payment and, if applicable, the Third Postponement Payment, the Supplemental Shares Third Postponement Payment and the Additional Deposit.

         (c)  For greater certainty, references in this Agreement to Section 6.4 of the Purchase Agreement shall refer to Section 6.4 of the SPA, as amended by the Amended SPA.

         (d)  For purposes of this Agreement, references in the Purchase Agreement to:

        "Closing" means the Merger Closing;

        "Closing Date" means Merger Closing Date;

        "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including the Merger;

        "Merger Closing Date" means the date on which the Merger Closing occurs; and

        "Offer" means the Merger;

        "the date hereof" and "the date of this Agreement" mean the date of this Agreement and Plan of Merger; and

        "this Agreement" means this Agreement and Plan of Merger.

         (e)  References in the portions of the Purchase Agreement incorporated by reference herein to any particular Section refers to the corresponding Section in the Purchase Agreement.

* * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

CAPITAL GROWTH PARTNERS, LLC
By:	Talisker Mountain Developments, Inc., as Manager
By:	/s/ JEFF LEVINE
	Name:	Jeff Levine
	Title:	Secretary and Treasurer
CGP ACQUISITION, INC.
By:	/s/ JEFF LEVINE
	Name:	Jeff Levine
	Title:	Vice President
LOEB INVESTORS CO. XL
By:	/s/ JOSEPH S. LESSER
	Name:	Joseph S. Lesser
	Title:	Managing Partner
LOEB INVESTORS CO. XL, WITH RESPECT TO THE SUPPLEMENTAL SHARES
By:	/s/ JOSEPH S. LESSER
	Name:	Joseph S. Lesser
	Title:	Managing Partner
LABRADOR PARTNERS, LP
By:	/s/ STEPHEN FARLEY
	Name:	Stephen Farley
Title:

TIVOLI PARTNERS, a limited partnership
By:	/s/ PETER I. KENNER
	Name:	Peter I. Kenner
Title:
PETER I. KENNER
By:	/s/ PETER KENNER
Peter Kenner
PETER KENNER CUST FBO NICHOLAS KENNER
By:	/s/ PETER I. KENNER
	Name:	Peter I. Kenner
	Title:	Custodian
IRA FBO PETER I. KENNER
By:	/s/ PETER I. KENNER
	Name:	Peter I. Kenner
	Title:	Custodian
KATHERINE IRENE KENNER TRUST
By:	/s/ CLARA HALPERIN
	Name:	Clara Halperin
	Title:	Successor Trustee
PETER KENNER CUST FBO KATHERINE I. KENNER
By:	/s/ PETER I. KENNER
	Name:	Peter I. Kenner
	Title:	Custodian

P. KENNER & B. KENNER TRUST
By:	/s/ CLARA HALPERIN
	Name:	Clara Halperin
	Title:	Trustee
PETER KENNER ANNUITY TRUST
By:	/s/ CLARA HALPERIN
	Name:	Clara Halperin
	Title:	Trustee
UNITED PARK CITY MINES COMPANY
By:	/s/ HANK ROTHWELL
	Name:	Hank Rothwell
	Title:	President
EILEEN FARLEY
By:
Eileen Farley
EILEEN FARLEY TRUST
By:	/s/ STEPHEN FARLEY
	Name:	Stephen Farley
	Title:	Trustee
JOHN FARLEY TRUST
By:	/s/ STEPHEN FARLEY
	Name:	Stephen Farley
	Title:	Trustee

J.C. WALTER
By:
J.C. Walter
T.Y. WONG FOUNDATION
By:
	Name:	Eleanor Wong
	Title:	President
TRUST f/b/o JOHN S. FARLEY UNDER THE UNIFORM GIFT TO MINORS ACT
By:	/s/ STEPHEN FARLEY
	Name:	Stephen Farley
	Title:	Guardian
TRUST f/b/o JOHN S. FARLEY UNDER THE UNIFORM GIFT TO MINORS ACT
By:	/s/ STEPHEN FARLEY
	Name:	Stephen Farley
	Title:	Guardian

EXHIBIT A

SELLERS

Loeb Investors Co. XL
Loeb Investors Co. XL, with respect to the Supplemental Shares
Labrador Partners, LP
Tivoli Partners, a limited partnership
Peter I. Kenner
Peter Kenner cust fbo Nicholas Kenner
IRA fbo Peter I. Kenner
Katherine Irene Kenner Trust
Peter Kenner cust fbo Katherine I. Kenner
P. Kenner & B. Kenner Trust
Peter Kenner Annuity Trust
Eileen Farley
Eileen Farley Trust
John Farley Trust
J.C. Walter
T.Y. Wong Foundation
Trust f/b/o John S. Farley under the Uniform Gift to Minors Act
Trust f/b/o John S. Farley under the Uniform Gift to Minors Act

Annex 1 to Annex A—STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of February 21, 2002, by and among Capital Growth Partners, LLC, a Utah limited liability company ("Purchaser"), United Park City Mines Company, a Delaware corporation (together, with its Subsidiaries, the "Company"), and those entities whose names are set forth on Schedule A attached hereto (such entities are hereinafter collectively referred to as "Sellers" and each individually as a "Seller"). Certain capitalized terms used in this Agreement are defined in Section 13.

RECITALS

        A. Sellers desire to sell, and Purchaser desires to purchase, certain shares of the capital stock of the Company which are owned by Sellers and are set forth in detail on Schedule A, as it may be amended from time to time (collectively, the "Shares"), for the consideration and on the terms set forth in this Agreement.

        B. Purchaser also desires to purchase the remaining shares of the capital stock of the Company by means of a tender offer in connection with the acquisition of the Shares.

AGREEMENT

        Purchaser and Sellers, intending to be legally bound, agree as follows:

Section 1. SALE AND PURCHASE OF THE SHARES

        1.1    Purchase of the Shares.    Subject to the terms and conditions at this Agreement, at the Closing, each Seller will sell and transfer such Seller's Shares to Purchaser, and Purchaser will purchase the Shares from such Seller.

        1.2    Purchase Price; Schedule A.    The purchase price payable by Purchaser for the Shares shall be $25.00 per share in cash for an aggregate purchase price of $45,125,188.75 (subject to amendment based upon the total number of Shares set forth in Schedule A, as amended, on the Closing Date) in cash (the "Purchase Price"). Sellers shall promptly amend Schedule A if they obtain Knowledge that any information contained in Schedule A is incorrect.

Section 2. CLOSING

        The closing of the transactions contemplated by Sections 1 and 3 (the "Closing") shall be held at the offices of Holme Roberts & Owen LLP, 111 East Broadway, Suite 1100 in Salt Lake City, Utah, or at such other place as may be jointly designated by Purchaser and Sellers, which Closing shall be held on the date (the "Closing Date") which is the date which is the later of (a) the date that is 120 days after the date of this Agreement or (b) if a Proceeding is initiated as described in Section 8.4 (an "Extension Event") within the first 120 days after the date of this Agreement, the date that is the earlier of (i) ten business days following the date of the final disposition of the Extension Event, (ii) 90 days after the date of initiation of the Extension Event, or (iii) 210 days after the date of this Agreement (both (a) and (b), the "Initial Closing Date Deadline"); provided, however, that Purchaser may, at its election, postpone the date of the Closing (a "Postponement") by 60 days after the Initial Closing Date (the "Postponement Period") upon written notice to Sellers. If an Extension Event is initiated within the Postponement Period, the Closing Date shall be postponed until the earlier of (a) 270 days after the date of this Agreement or (b) the later of (i) 60 days after the beginning of the

Postponement Period, (ii) 10 days after the final disposition of the Extension Event or (iii) 90 days after the date of initiation of the Extension Event.

Section 3. DEPOSIT AGREEMENT

        Contemporaneously with the execution and delivery of this Agreement, Purchaser and Sellers shall enter into a Deposit Agent Agreement (the "Deposit Agreement"), a copy of which is attached to this Agreement as Exhibit A and Purchaser shall deposit with Zions First National Bank as agent for Sellers (the "Deposit Agent") the sum of $1,500,000 in cash (or at the option of Purchaser a letter of credit issued by a United States bank acceptable to the Sellers (the "LC")) (the "Deposit") in accordance with the terms of the Deposit Agreement. If the Deposit is in the form of cash, Purchaser may at any time upon five business days written notice to the Deposit Agent, replace such cash with an LC, except as provided in the Deposit Agreement; if the Deposit is in the form of an LC, Purchaser may at any time upon three business days written notice to the Deposit Agent, replace the LC with cash.

        The Deposit shall be applied as follows:

  (i)
  to the Purchase Price at the Closing, if the Closing occurs;

  (ii)
  if (a) the Closing does not occur, and if Purchaser has not elected a Postponement or (b) Purchaser has elected a Postponement but the Agreement terminates as a result of an Extension Event extending the Postponement Period to 270 days after the date of this Agreement (or, as applicable, 90 days after the initiation of the Extension Event) without it having been terminated by Purchaser prior to such date, then the Deposit shall be returned to Purchaser subject to the terms of the Deposit Agreement within three days from the date of termination of this Agreement or expiration of the 270 day period (or the period ending 90 days after the initiation of the Extension Event, if applicable), as applicable;

  (iii)
  if there is a Postponement and the Closing does not occur within the Postponement Period (other than as set forth in subsection (ii) above), the Deposit shall be delivered to Sellers, subject to the terms of the Deposit Agreement; provided, however, that the Deposit shall be promptly returned to Purchaser if (a) any Seller is in Breach of its representations and warranties contained in Section 4.1(f) which has not been cured and, as a result of which, Purchaser will not be able to acquire from Sellers at Closing, free and clear of all claims and Encumbrances, at least fifty-one percent (51%) of the outstanding common stock of the Company as of the Closing Date after assuming that all options or other rights to acquire common stock of the Company have been issued, exercised and converted to common stock, as applicable, (b) if Purchaser has satisfied its obligations under Sections 9.1 and 9.2 of this Agreement in all material respects and all of the conditions specified in Section 10(a) have not been satisfied (provided however, that for the purposes of this subsection, (i) Sellers and the Company need to satisfy the conditions of Section 10(a) only with respect to at least fifty-one percent (51%) of the outstanding common stock of the Company as of the Closing Date (assuming that all options or other rights to acquire common stock of the Company have been issued, exercised and converted to common stock, as applicable), (ii) incorrect representations and warrantees contained in the certificate required by Section 10(a)(ii) of which Sellers or the Company had no Knowledge prior to or at Closing shall not be considered a failure to satisfy the conditions specified in Section 10(a), and (iii) if Purchaser had Knowledge of any such incorrect representation or warranty prior to Closing, such incorrectness shall not be considered a failure by Sellers or the Company to satisfy the conditions specified in Section 10(a)), or (c) all of the conditions specified in Sections 9.1 and 9.2 have been satisfied in all material respects but a Proceeding prevents the parties from completing the Contemplated Transactions. If Sellers retain the Deposit under this Section, the parties agree that since any damages to Sellers under this Agreement may be difficult to ascertain, the Deposit shall constitute liquidated damages as Sellers' sole and exclusive remedy in law or equity for any Breach or termination of this Agreement by Purchaser at any time or for any failure to close during the Postponement Period;

  (iv)
  if Sellers or the Company have received a Superior Offer and if any temporary restraining order, preliminary or permanent injunction or other order has been issued by any United States federal or state court of competent jurisdiction or other material legal restraint or prohibition has been issued or promulgated by a United States federal or state governmental entity, court or agency in a Proceeding which was initiated by a party other than the Company or Sellers (not including Non-Selling Shareholders, defined below) having the effect of compelling the Sellers to consider a Superior Offer and to sell the Shares to the originator of the Superior Offer, then the Deposit shall be returned to Purchaser within three days from the date of issuance of any such injunction or order; and

  (v)
  if the Company withdraws its recommendation of the Offer and/or recommends a Superior Offer, then the Deposit shall be returned to the Purchaser, provided that in order to obtain return of the Deposit under this subsection (v), Purchaser must terminate this Agreement within ten days of receipt of written notice of such withdrawal or recommendation and in such event Sellers shall return the Deposit within 3 business days of receipt of such notice.

        Notwithstanding the foregoing, if an action, suit, proceeding or demand described in Section 12(a) herein has been brought before the date Closing occurs or the date this Agreement terminates, the Deposit shall remain with the Deposit Agent until such proceeding has been resolved, in order that the Deposit may be used to secure Purchaser's obligations under Section 12(a).

  (b)
  At any time prior to a Postponement, Purchaser may notify Sellers of its intention not to proceed to the Closing of this Agreement. In such event, the Deposit Agent shall promptly return the Deposit to Purchaser and this Agreement shall be terminated pursuant to the terms of Section 11 herein.

Section 4. REPRESENTATIONS AND WARRANTIES OF SELLERS; EPRESENTATIONS AND WARRANTIES OF COMPANY

        Each Seller represents and warrants, separately and not jointly, to Purchaser the representations and warranties as set forth in Section 4.1. The Company represents and warrants to Purchaser all other representations and warranties as set forth in Sections 4.2 through 4.19.

        4.1    Organization and Authority of Sellers; Title to Shares.

         (a)  Such Seller (i) is, if not an individual, an entity duly organized, validly existing and in good standing under the laws of the state of incorporation or organization pursuant to which each is organized, and (ii) has full power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted.

         (b)  (i) Such Seller has full power and authority to execute, deliver and perform this Agreement and all of the ancillary agreements to which such Seller is a party; (ii) the execution, delivery and performance of this Agreement and the ancillary agreements to which such Seller is a party have been duly authorized and approved by such Seller's board of directors, managers, general partners or other governing authority, as applicable pursuant to such Seller's Organizational Documents, and do not require any further authorization or Consent of such Seller; and (iii) this Agreement and each of the ancillary agreements to which such Seller is a party have been duly authorized, executed and delivered by such Seller and each is the legal, valid and binding obligation of such Seller enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         (c)  Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time) conflict with, result in a Breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Shares under (i) the Organizational Documents of such Seller, (ii) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which such Seller is subject or by which such Seller is bound, or (iii) to the Knowledge of such Seller, any Order issued on or before this date to which such Seller is a party or any of the respective assets or properties of such Seller is subject or by which such Seller is bound.

         (d)  Except as set forth in Section 4.1 of the Disclosure Schedule, no Seller is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         (e)  Of the issued and outstanding common stock of the Company, 1,805,007.55 shares are held of record by Sellers and are being sold pursuant to this Agreement and 917,778.45 shares are held of record by Loeb Investors Co. XL ("Loeb") for the benefit of third parties (the "Non-Selling Parties") and are not being sold pursuant to this Agreement.

          (f)  Sellers are and will be at the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances, which Shares are fully paid and non-assessable. On the Closing Date, Sellers will convey to Purchasers good and marketable title to the Shares free and clear of any Encumbrance. No Person has a right or option to purchase, acquire or encumber the Shares.

        4.2    Organization and Capitalization of the Company; Authority to Enter Into Agreement.

         (a)  The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of Utah. The Company has delivered to Purchaser true, accurate and complete copies of the Organizational Documents of the Company, as currently in effect. Set forth in Section 4.2 of the Disclosure Schedule is a list of the authorized equity securities of the Company, the par value per share, the number of shares issued and outstanding and the number of options to acquire shares of said common stock issued and outstanding. Other than as listed in Section 4.2 of the Disclosure Schedule or stock options granted in the ordinary course under the Company's existing stock option plans, there are no outstanding or authorized equity securities, rights or other Contracts or commitments that could require the Company to issue equity securities.

         (b)  Except as set forth in Section 4.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions by the Company will:

  (i)
  directly or indirectly, (with or without notice or lapse of time) conflict with, result in a Breach of the terms, conditions or provisions of, constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or loss of rights under, or result in the creation or imposition of any Encumbrance upon (1) the Organizational Documents of the Company, (2) any material vote, instrument, agreement, mortgage, lease, license, Contract, franchise, permit or other authorization, right, restriction or obligation to which the Company is subject or by which the Company is bound or (3) to the Knowledge of the Company, any Order issued on or before this date;

  (ii)
  to the Knowledge of the Company, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Company and each of its Subsidiaries is subject;

  (iii)
  to the Knowledge of the Company, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company and that applies to the maintenance of mines owned by the Company and its real estate development entitlements;

  (iv)
  to the Knowledge of the Company, contravene, conflict with, or result in a violation or Breach of any material provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract;

  (v)
  contravene, conflict with, or result in a violation of any resolution adopted by the Board of Directors or the stockholders of the Company; and

  (vi)
  to the Knowledge of the Company, result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

         (c)  Section 4.2 of the Disclosure Schedule contains a complete and accurate list for the Company, of the jurisdictions in which it is authorized to do business, and its capitalization (including to the Knowledge of the Company the identity of each stockholder holding 5% or more of any class of capital stock of the Company and the number of shares held by each). As of the date hereof, there are 3,249,411 shares of the Company's common stock outstanding (of which 1,294 shares are held as treasury shares). All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company other than (i) 100,833 outstanding options to acquire the Company's common stock or (ii) options that may be granted under the Company's existing stock option plan as set forth in Section 4.2 of the Disclosure Schedule. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business, except as set forth on Section 4.2 of the Disclosure Schedule

         (d)  (i) The Company has full power and authority to execute, deliver and perform this Agreement and all the ancillary agreements to which it is a party; (ii) the execution, delivery and performance of this Agreement and the ancillary agreements to which the Company is a party have been duly authorized and approved by the Company's Board of Directors, and do not require any further authorization or Consent of the Company; and (iii) this Agreement and each of the ancillary agreements to which the Company is a party have been duly authorized, executed and delivered by the Company and each is the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditor's rights, and subject to general equity principles and to limitations on availability of equity relief, including specific performance.

         4.3  Financial Statements. As of the date of execution hereof, Sellers and the Company have provided Purchaser, or made available to Purchaser as part of the Company SEC Documents (as defined below), the Company's most recent audited financial statements and all interim financial statements since December 31, 2000 that have been prepared by the Company. The financial statements (including any related notes) contained in reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act since January 1, 1998 through the date hereof (the "Company SEC Documents"): (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (ii) fairly present, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby.

         4.4  Books and Records. All of the books of account, minute books, stock record books and other records of the Company for the preceding five years are in possession of the Company and have been made available to Purchaser.

         4.5  Title to Properties; Encumbrances. The Company has delivered or made available to Purchaser copies of all title reports of the Company completed since January 1, 1999. To the Knowledge of the Company, there are no other title reports of the Company and no conflicting title reports for such period. To the Knowledge of the Company, there have been no notices of violations against any of the Company's properties. To the Knowledge the Company, none of the Company's property or assets is subject to an Order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body with or without compensation; nor, to the Knowledge of the Company, has any condemnation, expropriation or taking been proposed; nor, except as set forth in Section 4.5 of the Disclosure Schedule has the Company received (i) any written notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirements relating to its properties or (ii) written notice of any material change of zoning which specifically affect the Company's properties or the Company's use thereof.

         4.6  No Undisclosed Liabilities. As of the date hereof, the Company has no liabilities of the type required to be disclosed in financial statements prepared in accordance with GAAP, except for: (i) liabilities disclosed in the financial statements (including any related notes) contained in the Company SEC Documents and (ii) liabilities incurred in the ordinary course of the real estate development business.

         4.7  Taxes.

         (a)  The Company has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to the Company for the five fiscal years prior to the date hereof. The Company has delivered or made available to Purchaser copies of all such Tax Returns relating to income or franchise taxes filed since, and including, 1998. Section 4.7 of the Disclosure Schedule contains a complete and accurate list of all such Tax Returns relating to income or franchise taxes filed since, and including, 1998. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company, except such taxes, if any, as are listed in Section 4.7 of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the balance sheet and the interim balance sheet.

         (b)  Section 4.7 of the Disclosure Schedule contains a complete and accurate list of all audits of all such Tax Returns, including a reasonable detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Section 4.7 of the Disclosure Schedule, are being contested in good faith by appropriate proceedings. Except as disclosed in Section 4.7 of the Disclosure Schedule, the Company has received no notice of a proposed assessment or audit.

         (c)  All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

         (d)  Except as disclosed in Section 4.7 of the Disclosure Schedule, the Company has not entered into any agreements with the IRS within the five years preceding the date hereof.

         4.8  Employee Benefit Plans.

         (a)  Section 4.8 of the Disclosure Schedule lists (i) all material employee benefit plans (as defined in Section 3(3) of ERISA) and (ii) any material Contracts, arrangements or understandings between the Company and any employee of the Company, including, without limitation, any Contracts, arrangements or understandings relating to or impacted by a sale of the Company (collectively, the "Plans"). The Company has made available to Purchaser a true and correct copy of (i) all such Plans, (ii) the most recent annual report (Form 5500) filed with the IRS, if any, (iii) the most recent summary plan description for each Plan for which a summary plan description is required by any applicable Legal Requirement, if any, (iv) the most recent actuarial report or valuation, if any, relating to a Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to any Plan that is intended to qualify under Section 401(a) of the IRC.

         (b)  No action, claim or proceeding is pending or, to the Knowledge of the Company, Threatened with respect to any Plan (other than claims for benefits in the ordinary course) that could reasonably be expected to have an effect that is materially adverse to the business assets, liabilities, financial condition or results of operation of the Company and, to the Knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such action, claim or proceeding. To the Knowledge of the Company, except as set forth in Section 4.8 of the Disclosure Schedule, the Company has made all filings with all Governmental Bodies with respect to all such Plans required to be made since January 1, 1999.

         4.9  Compliance with Legal Requirements; Governmental Authorizations.

         (a)  Set forth in Section 4.9 of the Disclosure Schedule is a list of all material notices received during the five years previous to the date hereof from any Governmental Body or any other Person regarding (i) any actual or alleged violation of, or failure to comply with, any Legal Requirement, or Primary Governmental Authorization (as defined below), or (ii) any actual or alleged obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature or which would limit the manner in which the Company engages in business.

         (b)  Section 4.9 of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that, to the Knowledge of the Company, is held by the Company and relates to the maintenance of the mines owned by the Company or its real estate development entitlements or other operations currently conducted by the Company (the "Primary Governmental Authorizations"). To the Knowledge of the Company, each Primary Governmental Authorization listed or required to be listed in Section 4.9 of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Section 4.9 of the Disclosure Schedule, the Company has not received any written notice of a violation of or a failure to comply with any material term or requirement of any Primary Governmental Authorization, or any impending termination or cancellation of a Primary Governmental Authorization, listed or required to be listed in Section 4.9 of the Disclosure Schedule.

       4.10  Legal Proceedings; Orders.

         (a)  Except as set forth in Section 4.10 of the Disclosure Schedule, there is no pending Proceeding:

  (i)
  that has been commenced by or against the Company; or

  (ii)
  that challenges, or that may have the effect of preventing, delaying or making illegal any of the Contemplated Transactions.

         (b)  To the Knowledge of the Company, no such Proceeding has been Threatened in writing. Sellers have delivered, or will make available, to Purchaser copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Section 4.10 of the Disclosure Schedule.

         (c)  Except as set forth in Section 4.10 of the Disclosure Schedule, there is no Order to which the Company, or any of the assets owned or used by the Company, is subject which was issued within the three years preceding the date of this Agreement.

       4.11  Absence of Certain Changes and Events. Except as set forth in Section 4.11 of the Disclosure Schedule, since September 30, 2001, there has not been any:

         (a)  change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock, other than the exercise of options granted under the Company's stock option plan;

         (b)  amendment to the Organizational Documents of the Company;

         (c)  damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business or financial condition of the Company, taken as a whole;

         (d)  other than a transaction in the ordinary course of the Company's real estate development business, any sale, lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other Encumbrance on any material asset or property of the Company;

         (e)  material change in the accounting methods used by the Company;

          (f)  a loan by the Company to any Person, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances in the ordinary course of the Company's real estate development business consistent with past practices;

         (g)  payment, grant or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or, except in the ordinary course of the Company's real estate development business, employee or entry into any employment severance, "phantom" stock rights, stock appreciation rights or similar Contract with any director, officer, or employee; or

         (h)  adoption of, or increase in the payments to or benefits under, any profit sharing bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company.

       4.12  Contracts; No Defaults.

         (a)  Section 4.12(a) of the Disclosure Schedule contains a complete and accurate list, and the Company shall make available or deliver to Purchaser, true and complete copies of:

  (i)
  each Applicable Contract that involves performance of services or delivery of goods or materials by or to the Company of an amount or value in excess of $100,000, excluding all Applicable Contracts for the sale of the Company's lots (provided that the Company has delivered or made available or will make available to Purchaser all Applicable Contracts for the sale of any of the Company's lots);

  (ii)
  each Applicable Contract that was not entered into in the ordinary course of the real estate development business and that involves expenditures or receipts of the Company in excess of $100,000, or provides for an undertaking by the Company to be responsible for consequential damages;

  (iii)
  each Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except those contracts disclosed in the title report produced pursuant to Section 4.5 and personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $100,000), including unrecorded boundary agreement or unrecorded leases, affecting the rights with other property owners to sell, lease, acquire or exchange any real or personal property;

  (iv)
  each Applicable Contract with respect to material patents, trademarks and copyrights owned or licensed by the Company;

  (v)
  each Applicable Contract to or with any labor union or other employee representative of a group of existing employees;

  (vi)
  each Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;

  (vii)
  each agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the Contemplated Transactions or by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions;

  (viii)
  each fidelity or surety bond or completion bond relating to the Company;

  (ix)
  each mortgage, indenture, guarantee, bond, loan or credit agreement, security agreement or other agreement or instrument relating to the borrowing of money or extension of credit relating to the Company;

  (x)
  each employment or consulting agreement, Contract or commitment with an employee or individual consultant or salesperson, or consulting or sales agreement, Contract, or commitment with a firm or other organization; and

  (xi)
  each amendment, supplement, and modification (whether oral or written) with respect to any of the foregoing.

         (b)  To the Knowledge of the Company, except as set forth in Section 4.12(c) of the Disclosure Schedule, each Contract identified or required to be identified in Section 4.12(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

         (c)  To the Knowledge of the Company, except as set forth in Section 4.12(c) of the Disclosure Schedule, there are no outstanding rights to renegotiate any material amounts paid or payable to or by the Company under current or completed Contracts with any Person and, to the Knowledge of the Company, no such Person has made written demand for such renegotiations.

       4.13  Insurance.

         (a)  Sellers have delivered or made available to Purchaser, and Section 4.13(a) of the Disclosure Schedule sets forth a list of:

  (i)
  true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any officer or director of the Company as such, is or has been covered within the three years preceding the date of this Agreement;

  (ii)
  true and complete copies of all pending applications for policies of insurance;

  (iii)
  any statement by the auditor of the Company's financial statements with regard to the adequacy of coverage or of the reserves for claims; and

  (iv)
  any loss experience report prepared internally by the Company or submitted to any other entity by the Company in the last two years.

         (b)  Section 4.13(b) of the Disclosure Schedule describes:

  (i)
  any self-insurance arrangement by or affecting the Company, including any reserves established thereunder; and

  (ii)
  any Contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company.

         (c)  Except as disclosed in Section 4.13(c) of the Disclosure Schedule, no policy of insurance relating to the Company has been cancelled within the last two years.

       4.14  Environmental Matters. The Company will provide Purchaser with access to all environmental reports commissioned by the Company and all files relating thereto and all written notices received from any Governmental Body pertaining to environmental matters.

       4.15  Employees. Section 4.15 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee that has an annual compensation (direct plus indirect) in excess of $25,000, officer or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable; and service credited for purposes of vesting and eligibility to participate under the Company's employee benefit plan, including any profit sharing or any Company stock option plan. The Company will provide Purchaser with a schedule of adjustments over the last five years to Hank Rothwell's bonus plan. Except as disclosed in Section 4.15 of the Disclosure Schedule, neither of the Company's chief executive officer nor chief financial officer is bound by a non-competition or similar contract or agreement with an entity other than the Company which affects such employee's abilities to perform its obligations under this Agreement. The Company will provide Purchaser with all employment contracts which fall within the ambit of this Section 4.15. The Company will also provide Purchaser with any collective bargaining agreement that affects the Company.

       4.16  Certain Payments. To the Knowledge of the Company, none of the Company, or any director, officer or employee of the Company has (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (1) to obtain favorable treatment in securing business, (2) to pay for favorable treatment for business secured, (3) to obtain special concessions or for special concessions already obtained, for or in respect of any of the Company or any Affiliate of any of the Company, or (4) in violation of any Legal Requirement, (ii) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

       4.17  Brokers or Finders. Except for Dresdner Klienwort Wasserstein, Inc. ("Dresdner"), a copy of whose engagement agreement has been provided to Purchaser, there is no investment banker, broker, finder or other intermediary that has been engaged or authorized to act on behalf of the Company, and in connection with any of the Contemplated Transactions. Except for the Dresdner Fee (as defined below), Sellers and the Company have not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder's fee or other similar fee or commission with respect to any of the Contemplated Transactions.

       4.18  Intellectual Property. To the Knowledge of the Company, the Company has rights to use, whether through ownership, licensing or otherwise, all trademarks, service marks and trade names that are material to the conduct of the business of the Company (collectively the "Intellectual Property Rights"). Except as disclosed in Section 4.18 of the Disclosure Schedule, to the Knowledge of the Company, there are no infringements by any other party of any of the Intellectual Property Rights. Except as set forth in Section 4.18 of the Disclosure Schedule, to the Knowledge of the Company, there are no currently pending lawsuits or written threats thereof against the Company alleging infringement of any intellectual property right of another Person.

       4.19  SEC Compliance. Except as disclosed in Section 4.19 of the Disclosure Schedule, the Company has not received from the SEC during the five year period preceding the date hereof, any notice of any failure to comply or deficiency in compliance with any report, schedule, form statement or other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act.

Section 5. REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants the following:

         5.1  Good Standing and Corporate Power. Purchaser is validly existing and in good standing as a limited liability company under the laws of the State of Utah, and has all necessary corporate power to perform its obligations under this Agreement. Purchaser's financial resources are sufficient to enable it to purchase the Shares.

         5.2  Authorization. Purchaser (i) has full power and authority to execute, deliver and perform this Agreement and all ancillary agreements to which Purchaser is a party; (ii) where applicable, the execution, delivery and performance of this Agreement and the ancillary agreements to which Purchaser is a party have been duly authorized and approved by such Purchaser's managers, and do not require any further authorization or Consent of Purchaser or its members; and (iii) this Agreement and each of the ancillary agreements to which Purchaser is a party have been duly authorized, executed and delivered by Purchaser and are the legal, valid and binding obligations of Purchaser enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         5.3  No Conflicts. Neither the execution and delivery of this Agreement or any of the ancillary agreements or the consummation of the sale of the Shares contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

         (a)  conflict with, result in a Breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (i) the Organizational Documents of Purchaser, (ii) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Purchaser is subject or by which Purchaser is bound, or (iii) any material court order to which Purchaser is bound; or

         (b)  require the approval, Consent, authorization or act of, or the making by Purchaser of any declaration, filing, or registration with, any Person.

         5.4  Brokers. Purchaser has not retained any broker or finder in connection with any of the Contemplated Transactions, and, except as provided in Section 13.11 of this Agreement, Purchaser has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder's fee or other similar fee or commission with respect to any of the Contemplated Transactions.

         5.5  Investment Representations. Purchaser understands that the Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

         (a)  Purchaser has substantial experience in evaluating and investing in securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

         (b)  Purchase is acquiring the Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

         (c)  Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the Contemplated Transactions. Further, Purchaser is aware of no publication of any advertisement in connection with the Contemplated Transactions.

         (d)  Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

         (e)  Purchaser is a limited liability company and the office of Purchaser in which its investment decision was made is located at the address of Purchaser as set forth in Section 13.4.

         5.6  No Other Representations and Warranties as to the Company. Purchaser understands and acknowledges that it is acquiring the Shares and making an Offer (as defined below) based on its own independent investigation of the Company and it is acquiring the Shares and corresponding interest in the Company "as is" with no warranties or representations that survive the Closing other than as set forth in Section 4.1(f). The parties hereto understand and acknowledge that the representations and warranties of Purchaser, Sellers and the Company, as set forth in Sections 4 and 5 of this Agreement, set forth the complete representations and warranties being made by Purchaser, Sellers and the Company and supersede all other agreements, understandings, representations or warranties between Purchaser and Sellers and the Company relating to the subject matter thereof and delivery of the Shares and that such representations and warranties shall not survive the Closing except for Seller's representations and warranties set forth in Section 4.1(f).

Section 6. COVENANTS

         6.1  Confidentiality. Purchaser shall hold in strict confidence, and shall cause each of its Affiliates to hold in strict confidence, all documents and non-public information obtained with respect to Sellers and the Company. Purchaser shall not permit any of such documents or information to be used for purposes other than Purchaser's examination of the Company or to be disclosed or conveyed to any other Person, unless (a) such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any Consent or approval required for the consummation of the Contemplated Transactions, (c) the furnishing or use of such information is required by legal Proceedings, or (d) such information is provided to Purchaser's consultants, advisors (legal and other), bankers, or business associates in connection with the Contemplated Transactions. Purchaser shall otherwise comply in all respects with the provisions of the Non-Disclosure Agreement dated as of October 24, 2001 (the "Non-Disclosure Agreement") among Purchaser and Dresdner and shall not use any such information in contravention of the United States securities laws or regulations and or any other applicable law or regulation.

         6.2  Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the Company agrees to continue conducting its real estate development business. Subject to the limitations set forth below, the Company shall have the right to (i) enter into Contracts with contractors, engineers, advertising agencies, land planners, attorneys and other professionals in connection with the development and sale of real property, (ii) solicit and enter into Contracts in connection with the sale and purchase of real property and water rights, (iii) pursue land use approvals and entitlements and (iv) develop its property including, without limitation, the construction of infrastructure improvements. The Company shall use commercially reasonable efforts (i) when in the best interest of the Company, to pay or perform obligations when due, (ii) to preserve intact the Company's current officers and key employees and (iii) to preserve relationships with the goal of preserving the ongoing business of the Company and the value and the assets of the Company. Except as set forth in Section 6.2 of the Disclosure Schedule, the Company shall not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld:

         (a)  commence any litigation having a value greater than $10,000,000 or settle any litigation having a value of greater than $5,000,000 without three (3) business days prior notice to Purchaser, provided that nothing herein shall limit the Company's right to otherwise commence or settle any litigation;

         (b)  declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any equity securities of the Company, or split, combine or reclassify any equity securities of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any equity securities of Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any equity securities of the Company (or options, warrants or other rights exercisable therefor);

         (c)  issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock of the Company or any securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase, any such shares or other convertible securities other than capital stock issued upon exercise of options or warrants outstanding as of the date of this Agreement;

         (d)  cause or permit any amendments to its Organizational Documents;

         (e)  acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any Person;

          (f)  incur any indebtedness or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others (or amend the terms of such agreements or instruments) in an amount greater than $10,000,000 in the aggregate (and in all cases, regardless of the amount, the funds obtained from any such actions shall be only used to finance the Company's real estate development business);

         (g)  grant any loans to others or purchase debt securities of others which are greater than $50,000 in the aggregate (and in all cases, regardless of the amount, such loans or purchase of debt securities shall be made or done only in connection with the operation of the Company's real estate development business);

         (h)  grant any severance or termination pay (in cash or otherwise) to any employee, including any officer, except payments made pursuant to standard written agreements outstanding on the date hereof as disclosed in the Disclosure Schedule;

          (i)  except as set forth in subsection (l), enter into any strategic alliance agreement or arrangement or joint marketing arrangement or agreement in excess of $10,000,000 in the aggregate, other than brokerage arrangements for sale of Phase I of Flagstaff, and copies of which will be provided to Purchaser (and in all cases, regardless of the amount, such alliances or agreements shall be entered into only in connection with the operation of the Company's real estate development business);

          (j)  take any action to accelerate the vesting schedule of any of the outstanding Company stock options or Company common stock, except acceleration made pursuant to standard written agreements outstanding on the date hereof;

         (k)  hire or terminate any management-level employees, or encourage any such employees to resign from the Company;

          (l)  buy and sell lots, units, or portions of real property in a single transaction greater than $10,000,000 in value which is to a single Person or entity;

        (m)  commence construction or enter into a construction contract, in either case, with payment obligations greater than $10,000,000 in the aggregate;

         (n)  enter into lines of business other than the development and sale of real property, minerals and water;

         (o)  enter into any Contract for services that is for a duration of greater than one year and not terminable by the Company on no more than 90 days notice and without cost to the Company;

         (p)  enter into any transaction with an Affiliate of the Company; or

         (q)  enter into a contract or agreement to do any of the foregoing.

         6.3  Access to Information. From the date hereof to the Closing Date, in each case upon reasonable prior written notice by Purchaser, the Company shall, and shall cause the officers, directors, employees, auditors and agents of the Company to afford the officers, employees and agents of Purchaser reasonable access at reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company, and shall furnish Purchaser with such financial, operating and other data and information as Purchaser, through its officers, employees or agents, may reasonably request, in each case in any manner that is not unreasonably disruptive of the Company's business or operations; provided, however, that all Persons who are provided with such access or furnished with such information shall comply with the Company's customary health, safety and other visitation procedures when visiting any property, office, plant or other facility.

         6.4  No Solicitation of Transactions.

         (a)  From the date hereof to termination of the Offer (as defined below), Sellers and the Company shall not, directly or indirectly, solicit or initiate the submission of any proposal to (i) acquire the Company or any of the shares of its shares of outstanding stock, (ii) acquire substantially all of the Company's assets or (iii) merge, consolidate or engage in a similar corporate transaction with respect to the Company (each, an "Acquisition Proposal"). Notwithstanding the preceding sentence, however, subject to the terms and conditions of this Section 6.4, Sellers, the Company and its Board of Directors may participate in any discussions or negotiations and may furnish to any other Person information with respect to the Company regarding any potential Acquisition Proposal not solicited, directly or indirectly, by the Company, its Board of Directors, or Sellers after the date hereof. The Company or Sellers, as applicable, shall provide to Purchaser a copy of all written non-public information provided to anyone in connection with or related to an actual or potential Acquisition Proposal (or, a reasonably detailed description of the information provided, if such information has been previously delivered or made available to Purchaser) within two business days following the initial delivery of such non-public information. Sellers or the Company, as applicable, will notify Purchaser of (1) receipt by any Seller or the Company of any written Acquisition Proposal and (2) any Acquisition Proposal not in writing which the Company has presented to its Board of Directors and (3) dissemination of any written notice to the Company's Board of Directors indicating an intent to raise or discuss any Acquisition Proposal at any meeting. The Company and Sellers shall provide to Purchaser such notification orally within two business days and in writing within three business days of the time of receipt of a written Acquisition Proposal, or the date of, or notice to, the meeting of the Board of Directors at which an oral Acquisition Proposal was considered. The notice shall identify in reasonable detail the terms and conditions of the Acquisition Proposal including, but not limited to, the identity of the Person making such Proposal (unless the release of such identity is prohibited by confidentiality agreements or otherwise) and the date of the meeting of the Board of Directors at which the Acquisition Proposal was or is to be considered. The Company and Sellers shall keep Purchaser informed of any material changes to any Acquisition Proposal. For purposes of this paragraph, the term "Sellers" shall not include the Non-Selling Parties or a Seller acting on behalf of, and only at the direction of, a Non-Selling Party. Sellers represent (which representation shall survive Closing) that they will not bring or solicit any Proceeding on behalf of the Non-Selling Shareholders that, if successful, could prevent or delay any of the Contemplated Transactions or which is encompassed by Section 12 herein unless such Sellers are legally obligated to take such action as nominees for the beneficial owners of shares (the Non-Selling Shareholders). Purchaser acknowledges that the Sellers have the right at any time to transfer title to shares of the Company's common stock to any one or more of the Non-Selling Shareholders.

         (b)  The Board of Directors shall be permitted to withdraw its approval and recommendation of the Contemplated Transactions, but only if a Superior Offer is pending at the time the Board of Directors determines to take such action. The Company shall give Purchaser written notice of any such withdrawal within two business days of its occurrence

         6.5  Further Action; Best Efforts. The parties hereto shall cooperate with each other in connection with the making of all filings and submissions necessary under applicable Legal Requirements or otherwise to consummate the Contemplated Transactions, including by providing copies of all such documents to the other party and its advisors prior to filing or submission and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. The parties hereto shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Legal Requirement in connection with the Contemplated Transactions.

         6.6  Public Announcements. Purchaser acknowledges and understands that Sellers, subject to advice of Sellers' or the Company's counsel, may publicly announce this Agreement in full and file a copy of this Agreement with the SEC for public disclosure and make all other required disclosures regarding this transaction without Purchaser's consent. Purchaser may make public announcements of this Agreement and the Contemplated Transactions with the prior approval of the Company, which approval shall not be unreasonably withheld.

Section 7. TENDER OFFER

      7.1 The Offer.

         (a)  On or before the Closing, Purchaser shall commence (within the meaning of Rule 14d-2 under the Exchange Act) (or recommence pursuant to the terms of Section 7.6 herein, if applicable) an unconditional tender offer (the "Offer") for all of the remaining shares of the Company's common stock (the "Remaining Shares"), at a price per share in cash (the "Offer Price") determined pursuant to this Agreement; provided, however, the Offer may be conditioned upon the Closing of the Contemplated Transactions if the Offer is commenced prior to Closing. The Offer shall comply with all applicable rules and regulations of the SEC and the New York Stock Exchange. The Offer Price shall equal $25 minus the amount (the "Per Share Expense Reimbursement") that equals (i) the total fees and expenses paid by Sellers in connection with the Contemplated Transactions, including, without limitation, all reasonable legal fees and one-half of the Dresdner Fee (as defined below) contemplated by Section 13.11(c), divided by (ii) the total number of shares of the Company outstanding on the Closing Date. The Purchaser shall purchase any shares validly tendered pursuant to the Offer.

         (b)  If a valid tender offer for the Remaining Shares is made by a third party (a "Competing Offer") while the Offer is still open, Purchaser will extend the Offer for an additional twenty-five (25) business days commencing at the initiation of the Competing Offer. Purchaser's obligation to extend the Offer shall only be in effect for one (1) Competing Offer.

         (c)  [Reserved]

         (d)  Purchaser shall be responsible for all of its fees and expenses incurred in connection with the Offer, including any filing fees to the SEC and all costs associated with such filings, including preparation and dissemination of its offering documents. Seller shall be responsible for all fees and expenses incurred by it, including Seller's legal counsel's review of documentation, in connection with the Offer.

         (e)  This Section 7 shall survive and remain in effect at the time of and after the Closing.

         7.2  Cooperation. Sellers and the Company shall cooperate with Purchaser and the Company, as appropriate and its agents, officers and legal counsel in the preparation by Purchaser of the Offer. The Board of Directors of the Company shall recommend acceptance of the Offer by holders of the Remaining Shares. If the Board of Directors of the Company (or any committee thereof) withdraws its recommendation of the Offer and/or recommends a Superior Offer, then the Company shall immediately notify Purchaser of such withdrawal or recommendation in writing.

         7.3  Payment for Remaining Shares. As promptly as practicable on the earliest date as of which Purchaser is permitted under applicable law to accept for payment and pay for the Remaining Shares tendered pursuant to the Offer, Purchaser shall accept for payment, purchase and pay for all Remaining Shares tendered pursuant to the Offer (and not validly withdrawn by the holders of such shares).

         7.4  Limitations on Amending the Offer. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall not (without the prior written consent of Sellers and the Company): (i) withdraw the Offer; (ii) reduce the number of Remaining Shares subject to the Offer; (iii) reduce the price per share to be paid pursuant to the Offer; (iv) change the form of consideration payable in the Offer; or (v) amend, modify or supplement any of the terms of the Offer in any manner adversely affecting any of the holders of Remaining Shares.

         7.5  Reimbursement of Expenses. Upon the closing of the Offer, Purchaser shall pay to Sellers an amount in cash equal to (i) the Per Share Expense Reimbursement, multiplied by (ii) the number of Remaining Shares tendered pursuant to the Offer (and not validly withdrawn by the holders of such shares). During the period ending 9 months following the closing of the Offer, Purchaser shall pay to Sellers an amount in cash equal to (i) the Per Share Expense Reimbursement, multiplied by (ii) the number of the Company's shares acquired or obtained in any type of transaction (other than the Offer), including, but not limited to, open market transactions, privately negotiated transactions or a merger in which Purchaser or its Affiliates acquire or accede to all or part of the remaining equity interest in the Company. Such payment shall be made by Purchaser promptly upon Closing of the Offer with respect to the Remaining Shares acquired in the Offer and thereafter any remaining payments promptly after the acquisition or obtainment of any additional Remaining Shares in an amount that generate payment obligations in increments of $10,000 or more.

         7.6  Penalties for Breach of Offer Provisions. If (i) the Offer is commenced prior to Closing, (ii) Purchaser withdraws the Offer due to an intervening Proceeding and (iii) Purchaser subsequently closes its purchase of the Shares, then Purchaser shall reinstate the Offer pursuant to the terms hereof as soon as is practicable after the termination of the Proceeding (unless prevented from doing so as a result of a Proceeding). If Purchaser does not purchase at the conclusion of the Offer or any reinstated Offer under this Section 7.6 (as the expiration date of the Offer may be extended pursuant to Section 7.1(b), if applicable), all shares validly tendered (and not validly withdrawn by the holders of such shares) in accordance with the terms of the Offer, unless Purchaser is prevented from doing so as a result of a Proceeding, then Loeb acting in its discretion on behalf of Sellers within twenty (20) days from receipt of notice from Purchaser of its failure to purchase such shares shall have the right, in their sole discretion, to rescind the sale of the Shares; provided, however, that if the Company accepts or recommends a Superior Offer, and/or withdraws its recommendation of the Offer, Sellers shall have no right to rescind the sale of the Shares (unless Purchaser is required by Section 7.1(b) to extend the Offer and does not do so). This rescission right shall be exercised by delivery to Purchaser of a written notice. A closing of the rescission ("Rescission Closing") shall take place upon at least three days written notice by Loeb acting in its discretion on behalf of Sellers. At the Rescission Closing, Purchaser shall return to Sellers certificates, duly endorsed and assigned, evidencing the Shares in exchange for the Purchase Price. This rescission right is in addition to any right of specific performance or any other remedy of Sellers or the Company pursuant to the terms of this Agreement.

Section 8. CONDITIONS TO OBLIGATION OF PURCHASER TO CLOSE

        The obligation of Purchaser to purchase the Shares and otherwise consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived by Purchaser in whole or in part):

         8.1  Accuracy of Representations and Warranties. The representations and warranties of the Company and Sellers set forth in Section 4 shall, as amended from time to time by the Disclosure Schedule and all amendments thereto, be accurate in all material respects when made and as of the Closing Date. At any time prior to the Closing Date (as it may be extended as provided in this Agreement), Sellers and the Company shall promptly amend the Disclosure Schedule by written notice to the Purchaser and Purchaser's Counsel at the address listed in Section 13.4 if they obtain Knowledge of any matter that should be included in the Disclosure Schedule, as required under this Agreement.

         8.2  Performance. Sellers and the Company shall have performed, in all material respects, all obligations required by this Agreement to be performed by Sellers and the Company on or before the Closing Date.

         8.3  Due Diligence. The Purchaser, in its sole discretion, shall be satisfied with the results of its due diligence investigation of the Company.

         8.4  No Proceedings. There shall be no Proceeding pending to enjoin, restrain, prohibit or obtain substantial damages in respect of, related to, or arising out of this Agreement or the consummation of the Contemplated Transactions.

         8.5  No Claim Regarding Stock Ownership or Sale Proceeds. There shall be no pending or Threatened claim by any Person asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the Shares or (b) is entitled to all or any portion of the Purchase Price payable for the Shares, which, if successful in either case, would prevent Purchaser from acquiring at Closing, free and clear, at least fifty-one percent (51%) of the outstanding stock of the Company as of the Closing Date after assuming that all options or other rights to acquire common stock of the company have been issued, exercised and converted to common stock, as applicable.

Section 9. CONDITIONS TO OBLIGATION OF SELLER TO CLOSE

        The obligation of Sellers to cause the Shares to be sold to Purchaser and otherwise consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived by Sellers in whole or in part, provided that the waiver of Section 9.2 with respect to the obligations of Section 7 may be waived by Sellers upon the consent of the Company):

         9.1  Accuracy of Representations and Warranties. The representations and warranties of Purchaser set forth in Section 5 shall be accurate in all material respects when made.

         9.2  Performance. Purchaser shall have performed, in all material respects, all obligations required by this Agreement to be performed by Purchaser on or before the Closing Date, including, without limitation, the commencement, or reinstatement if applicable, of the Offer as provided in, and subject to the terms of, Section 7 herein.

         9.3  No Proceedings. There shall be no Proceedings pending to enjoin, restrain, prohibit or obtain substantial damages in respect of, related to, or arising out of this Agreement or the consummation of the Contemplated Transactions; provided, however, that this Section 9.3 shall not encompass any Proceeding described in Section 11.1(e), and in such event, the terms of Section 11.1(e) shall control and this Section 9.3 shall not apply.

        9.4.  Insurance. The insurance policy described in Section 12(d) shall, if purchased by the Company, be in effect at Closing; provided, however, that no act or omission on the Company's part within the reasonable control of the Company caused the cancellation or nonrenewal of the policy. This Section 9.4 shall not apply if the insurance policy is cancelled or not renewed for non-payment of premiums.

Section 10. CLOSING DELIVERIES

        At the Closing:

         (a)  Sellers or the Company, as appropriate, will deliver to Purchaser:

  (i)
  certificates representing the Shares, free and clear of any Encumbrance, duly endorsed (or accompanied by duly executed stock powers) for transfer of the Shares to Purchaser with such signatures as may be required by Purchaser's counsel;

  (ii)
  a certificate executed by each Seller and the Company dated the Closing Date representing and warranting to Purchaser that each of Sellers' representations and warranties in this Agreement, as amended from time to time by the Disclosure Schedule, was accurate in all material respects as of the date of Closing (the "Sellers Warranty Certificates");

  (iii)
  a certificate of the corporate Secretary or other authorized person of each Seller (as set forth in that Seller's Organizational Documents), dated the Closing Date certifying as to true and accurate copies of all corporate action taken by the directors of that Seller, related to or in connection with this Agreement and the names, true signatures and incumbency of those persons authorized by the respective Sellers to execute this Agreement and all related documents (the "Sellers' Secretary Certificates");

  (iv)
  a certificate of the corporate Secretary of the Company dated the Closing Date certifying as to true copies of all corporate action taken by the directors of the Company related to or in connection with this Agreement and all related documents thereto, the Certificate of Incorporation (certified by the Secretary of State of Delaware as of a recent date), and the bylaws of the Company as amended to date, and the names, true signatures and incumbency of the officers of the Company authorized to execute this Agreement and the other documents executed or to be executed in connection herewith (the "Company's Secretary's Certificate");

  (v)
  a recent Certificate of Corporate Existence and Tax Good Standing of the Company from the Secretary of State of Delaware (the "Good Standing Certificate");

  (vi)
  resignations of those officers and directors of the Company and subsidiaries or Affiliates of the Company listed on Exhibit B hereto (the "Resignations");

  (vii)
  consents to a change in control of landlords party to any and all material leases of the Facilities which require such consents (the "Landlords' Consents");

  (viii)
  consents to a change in control required by any Applicable Contract (the "Contract Consents"); and

  (ix)
  an opinion of Company's counsel to Purchaser in substantially the form attached hereto as Exhibit C.

         (b)  Sellers will deliver to Dresdner the amount equal to Seller's obligations to Dresdner as set forth in Section 13.11(c).

         (c)  Purchaser shall deliver:

  (i)
  to Sellers, the amounts by bank cashier's or certified check or wire transfer the amounts all as set forth in Exhibit A hereof, reduced by the amount of the Deposit other than the portion, if any, of the Deposit used for the satisfaction of Purchaser's obligations pursuant to Section 12;

  (ii)
  [Reserved];

  (iii)
  to Sellers, a certificate dated the Closing Date and executed by Purchaser to the effect that, except as otherwise stated in the certificate, each of Purchaser's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement ("Purchaser's Warranty Certificate");

  (iv)
  to Sellers, a certificate of the Secretary of Purchaser dated the Closing Date certifying as to true copies of all company action taken by the members of Purchaser related to or in connection with this Agreement, and the names, the signatures and incumbency of officers and managers of Purchaser authorized to execute this Agreement and the other documents executed or to be executed in connection herewith (the "Purchaser's Secretary's Certificate"); and

  (v)
  an opinion of Purchaser's counsel to Sellers and the Company in substantially the form attached hereto as Exhibit D.

         (d)  The Company shall deliver to Dresdner the amount equal to the Company's obligation to Dresdner as set forth in Section 13.11(c).

Section 11. TERMINATION OF AGREEMENT

       11.1  Right to Terminate Agreement. This Agreement may be terminated prior to the Closing without any costs or damages against the other party, except with respect to the termination fee pursuant to Section 11.3 or the Deposit (if delivered to Seller pursuant to Section 3):

         (a)  by the mutual written consent of Purchaser and Loeb acting in its discretion on behalf of Sellers and the Company at any time prior to the Closing;

         (b)  at any time prior to Closing by Purchaser if a material Breach of any provision of this Agreement has been committed by Sellers or the Company and such Breach has not been waived or cured or by Loeb acting on behalf of Sellers or the Company if a material Breach of any provision of this Agreement has been committed by another Purchaser and such Breach has not been waived or cured;

         (c)  by Purchaser if any condition set forth in Section 8 shall not have been satisfied or waived on or before the Closing Date;

         (d)  by Loeb acting in its discretion on behalf of Sellers if any condition set forth in Section 9 shall not have been satisfied or waived on or before the Closing Date; or

         (e)  by the Company or Loeb acting in its discretion on behalf of Sellers at any time prior to the Closing if (i) Sellers or the Company have received a Superior Offer and (ii) if any temporary restraining order, preliminary or permanent injunction or other order has been issued by any United States federal or state court of competent jurisdiction or other material legal restraint or prohibition has been issued or promulgated by a United States federal or state governmental entity, court or agency in a Proceeding which was initiated by a party other than the Company or Sellers having the effect of compelling consideration of a Superior Offer and sale of the Shares (by any means) to the originator of the Superior Offer. For purposes of this paragraph, the term "Sellers" shall not include the Non-Selling Parties or a Seller acting on behalf of and only at the direction of a Non-Selling Party. Sellers and the Company will control such action and shall consult with Purchaser in the defense of any such action, and, if Sellers and the Company elect not to control such action, Purchaser may undertake the defense of and control such action; provided, however, that if such action falls within the ambit of Section 12, then the provisions of Section 12 governing control and settlement of litigation shall govern. The party that is in control of such action shall use good faith efforts to vigorously defend and will endeavor to promptly resolve any such action; the other parties hereto shall have a right to participate in such action at their sole cost and expense. Sellers and the Company may settle any monetary portion of such action that does not impose upon Purchaser any monetary obligation or liability other than in de minimus amounts, subject to the limitations set forth in Section 12, but may not settle any portion of such action involving sale or other disposition of the Shares without the prior, written consent of the Purchaser. If Purchaser controls such action, Sellers and the Company shall fully cooperate with such defense and hereby consent to any settlement or disposition of any such action effected by Purchaser that does not impose upon the Sellers or the Company any monetary obligation or liability other than in de minimus amounts.

          (f)  by Purchaser within ten (10) days of receipt of notice from the Company of its withdrawal of recommendation of the Offer and/or recommendation of a Superior Offer.

         (g)  by any party hereto, if the Closing does not occur before the final deadline for Closing set forth in Section 2 herein, provided that the party that seeks to terminate this Agreement is not in Breach of this Agreement. Any Breach of this Agreement shall be subject to the provisions of this Agreement for addressing such Breach.

       11.2  Effect of Termination; No Survival. Upon the termination of this Agreement pursuant to Section 11.1:

         (a)  Purchaser shall promptly cause to be returned to Sellers all documents and information obtained in connection with this Agreement and the Contemplated Transactions and all documents and information obtained in connection with Purchaser's investigation of the Company's business, operations and legal affairs, including any copies made by Purchaser or any of Purchaser's Affiliates of any such documents or information; and

         (b)  neither party hereto shall have any obligation or liability to the other party hereto, except that (i) the parties to the Deposit Agreement shall have the obligations set forth in the Deposit Agreement, (ii) Purchaser shall remain bound by the provisions of this Section 11.2 and Sections 6.1, 12 and 13.11 and by the provisions of the Non-Disclosure Agreement and (iii) Sellers shall remain bound by the provisions of this Section 11.2 and Sections 4.1(f), 6.4, 11.3 and 12. The last two sentences of Section 6.4(a) shall survive; the remainder of Section 6.4(a) shall survive until the Closing of the Offer Except as specified in the preceding sentence, all representations, warranties, covenants, terms and agreements shall terminate and no longer survive nor have any effect.

       11.3  Termination Fees. If (i) this Agreement shall have been validly terminated by Sellers pursuant to Section 11.1(e) and (ii) the Shares are purchased pursuant to the Superior Offer, then Sellers shall pay to Purchaser the sum of $2,500,000 within five business days after the closing of such Superior Offer.

       11.4  Reinstatement. If this Agreement is terminated by Sellers pursuant to Section 11.1(e) or by Purchaser pursuant to Section 11.1(f) (pertaining to recommendation of a Superior Offer) but the Sellers or the Company, as applicable, do not sell their shares pursuant to the Superior Offer, Purchaser shall have the right at its sole option to reinstate this Agreement (if not prevented from doing so by court order) with the time periods set forth in Section 2 continuing to run as if the date of reinstatement were the day after the day of such termination, pursuant to all of the terms hereto; provided, however, in no event shall the Closing Date be less than thirty (30) days from the date of such reinstatement. This Section 11.4 shall survive an termination of this Agreement.

Section 12. INDEMNIFICATION

         (a)  Subject to the limitations contained in subsection (d) below, Purchaser and the Company shall defend, indemnify and hold harmless each Seller, the Company and any of their respective officers, directors, employees, stockholders, partners, members, advisors or attorneys (collectively, "Agents") from and against any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense (including, without limitation, reasonable attorneys' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim), in connection with any action, suit, proceeding or demand by any direct or indirect stockholder of the Company or other party (other than the Company or Sellers, where for purposes of this parenthetical, the term "Sellers" shall not include the Non-Selling Parties or a Seller acting on behalf of, and only at the direction of, a Non-Selling Party) relating to or alleging that (i) in connection with the Contemplated Transactions, any actions, omissions or failure to act by Sellers violated the Sellers' fiduciary duties, as owners of the Shares, to minority shareholders of the Company including the Non-Selling Parties or the Company (a "Seller/Shareholder Action"); or (ii) any executive officer or director of the Company (respectively, "Executive Officer" and "Director") violated his or her fiduciary obligations in such capacity to minority shareholders of the Company including the Non-Selling Parties or the Company by (a) approving or authorizing the Company's execution and consummation of this Agreement or (b) recommending the Offer (an "Executive Officer/Director Action"). Purchaser shall secure its obligations pursuant to this Section 12 with the Deposit. Purchaser's obligations hereunder shall not be limited to the amount of the Deposit.

        Purchaser shall have the right at its sole option to control and assume the defense of any Seller/Shareholder Action. Any Seller, the Company or any Agents named in such action shall fully cooperate with such defense and hereby consent to any settlement or disposition of such action effected by Purchaser that does not impose upon the Sellers or the Company or any Agents any monetary obligation or liability other than in de minimus amounts.

        With respect to any Executive Officer/Director Action, the Executive Officer or Director who is the defendant in such action shall control any such action initiated prior to Closing and shall use good faith efforts to vigorously defend and endeavor to promptly resolve such action; and Purchaser shall have a right to participate in such defense at its own expense. Such Executive Officer or Director shall not agree to any settlement of any Executive Officer/Director Action without the prior, written consent of the Purchaser,. Purchaser may assume control over and defense of any Executive Officer/Director Action against any Executive Officer or Director which is initiated after Closing, and such Executive Officer or Director shall fully cooperate with such defense and hereby consent to any settlement or disposition of such action effected by Purchaser that does not impose upon such Executive Officer or Director any monetary obligation or liability other than in de minimus amounts. Any Executive Officer or Director named in such action shall have a right to participate in such action at its or their sole cost and expense. Under no circumstances shall such Executive Officer or Director agree to a settlement of any action under this Section 12 involving sale or other disposition of the Shares without the prior, written consent of the Purchaser. If a Seller/Shareholder Action and an Executive Officer/Director action are one and the same action, the action shall be treated as if it were an Executive Officer/Director Action for the purposes of the control (but not the settlement) provisions in this Section 12.

         (b)  Sellers, severally and not jointly, shall defend, indemnify, and hold harmless Purchaser and any of its officers, directors, employees or stockholders from and against any claim, liability, obligation, loss, damage, assessment, judgment, costs or expense (including, without limitation, reasonable attorneys' fees) arising from, caused by or related to any Breach of such Seller's representations and warranties set forth in Section 4.1(f) of this Agreement in any Proceeding brought by a third party.

         (c)  The Purchaser's and the Company's obligations set forth in this Section 12 shall survive in connection with any action, suit, proceeding or demand initiated within a period of three years after the Closing and shall remain the obligations of the Company and Purchaser and any surviving entity or successor in interest (excluding purchasers of assets for value but including recipients of assets for other than fair value) and the surviving entity in the case of any subsequent sale, merger, consolidation, or change in ownership of the Company or Purchaser. If the Company or the Purchaser, or any successor in interest, incurs any indebtedness for the purpose of purchasing or redeeming capital stock of the Company or the Purchaser, respectively, or making dividends, the indemnification obligations hereunder shall include indemnification by the recipients of such proceeds or funds with respect to such purchase, redemption, distribution or dividend.

         (d)  Contemporaneous with or subsequent to with the signing of this Agreement, the Company may purchase the insurance policy described on Exhibit B hereto, provided, however, that the premium that the Company shall be obligated to pay for such insurance policy shall not exceed $225,000 in the aggregate, with any portion of such premium exceeding $225,000 to be the responsibility of Sellers.

Section 13. MISCELLANEOUS PROVISIONS

       13.1  Compliance with Laws. The parties hereto shall execute such agreements and other documents, and shall take such other actions, as the other parties hereto may reasonably request (prior to, at or after the Closing) for the purpose of ensuring that the Contemplated Transactions are carried out in full compliance with the provisions of all applicable laws and regulations, including without limitation, the United States securities laws and regulations.

       13.2  Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of law).

       13.3  Venue and Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. If any legal Proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor shall be in Delaware, which shall be deemed to be a convenient forum. Purchaser and Sellers hereby expressly and irrevocably consent and submit to the jurisdiction of the courts in Delaware and expressly waive (to the extent permitted by law) the right to bring an action in any other jurisdiction. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal Proceeding arising out of or related to this Agreement or the Contemplated Transactions.

       13.4  Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, by facsimile transmission to such party at the facsimile number set forth for such party on the signature pages below with a copy sent by depositing the same with Federal Express or another reputable private courier service

("Courier") for the soonest business day delivery offered by Courier to the intended addressee at its address set forth below (or at such other address as the intended recipient shall have specified in as written notice given to the other party hereto), or by depositing the same with Courier for the soonest business day delivery offered by Courier to the intended addressee at its address set forth below (or at such other address as the intended recipient shall have specified in as written notice given to the other party hereto):

          if to Purchaser:

  Capital Growth Partners, LLC
  Attn: Gerald A. Jackson
  Box 1776
  Park City, UT 84060
  Fax: 435 645 7304

          with a copy to:

  Robert A. Trevisani, Esq.
  Gadsby Hannah LLP
  225 Franklin Street
  Boston, MA 02110
  Fax: 617 204 8013

          if to the Company:

  United Park City Mines Company
  Attn: Hank Rothwell
  P.O. Box 1450
  Park City, UT 84060
  Fax: 435 649 8035

          if to Sellers:

  c/o Loeb Investors Co. XL
  Attn: Joseph S. Lesser
  521 5th Avenue, Suite 2300
  New York, NY 10175
  Fax: [212 883 0388]

          with copies to:

  Tivoli Partners
  Attn: Peter Kenner
  42 East 81st Street
  New York, NY 10028
  Fax: [212 439 9095]

  Labrador Partners, LP
  Attn: Stephen Farley
  655 Third Avenue
  Suite 2520
  New York, NY 10128
  Fax: [212 421 8745]

  Garth B. Jensen, Esq.
  Holme Roberts & Owen LLP
  1700 Lincoln, Suite 4100
  Denver, CO 80203
  Fax: 303 866 0200

       13.5  Table of Contents and Headings. The table of contents of this Agreement and the underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

       13.6  Assignment. Neither party hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other Person without the prior written consent of the other party hereto; provided, however, that (i) Sellers may, prior to Closing, assign to any Person its right to receive all or any portion of the amount payable to Sellers under Section 1 and its right to receive all or any portion of any amount payable to Sellers under the Deposit Agreement and (ii) Purchaser may assign all or part of its rights under this Agreement to a company or other legal entity controlled by it.

       13.7  Parties in Interest. Nothing in this Agreement is intended to provide any rights or remedies to any Person (including any employee or creditor of the Company) other than the parties hereto.

       13.8  Severability. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

       13.9  Entire Agreement. This Agreement, the Deposit Agreement and the Non-Disclosure Agreement set forth the entire understanding of Purchaser, Sellers and the Company and supersede all other agreements and understandings between Purchaser, Sellers and the Company relating to the subject matter hereof and thereof.

     13.10  Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     13.11  Fees and Expenses.

         (a)  Any transfer taxes, stamp duties, filing fees, registration fees, recordation expenses, escrow fees or other similar taxes, fees, charges or expenses incurred by Sellers, the Company or any other party in connection with the transfer of the Shares to Purchaser or in connection with any of the Contemplated Transactions shall be borne and paid exclusively by party upon whom the legal obligation to pay such tax, fee, charge or expense falls.

         (b)  Any fees or expenses incurred in connection with the Deposit Agreement in Section 3, shall split by Purchaser and Sellers.

         (c)  Except as provided elsewhere in this Agreement, all other fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such fees or expenses, whether or not the Closing occurs; provided, however, that any fees arising from the sale of the Shares and, if any, the Remaining Shares tendered pursuant to the Offer or otherwise purchased by Purchaser payable to Dresdner (the "Dresdner Fee") pursuant to the engagement letter by and between Dresdner and the Company dated June 14, 2001, shall be split equally between Sellers and the Company and so paid promptly when due; provided, however, that Purchaser shall reimburse Sellers pursuant to Section 7.5 of this Agreement for the portion of the half of the Dresdner Fee paid by Sellers allocable to the Remaining Shares. Purchaser's reimbursement obligations herein shall be limited to reimbursement under Section 7.5 of this Agreement.

         (d)  Sellers shall divide the fees payable by them or allocable to them, including without limitation the Dresdner Fee, and all of their incurred expenses among themselves proportionately to their individual percentage of ownership of the Shares.

         (e)  The Company shall bear the expense of the time and expenditures expended by its professional consultants to disclose existing information to Purchaser in connection with Purchaser's due diligence in connection with this Agreement up to an amount of $20,000. Purchaser shall pay any amounts expended above that figure. Neither the calculation of the Company's expenditure nor Purchaser's expenditures provided for hereunder shall include payment for attorneys fees for legal advice provided in connection with this Agreement or the Contemplated Transactions.

     13.12  Remedies. Remedies for a Breach of this Agreement by the Company or any Seller (other than a Breach of Section 4.1(f) or 11.3) shall be limited to specific performance. Any claim by Purchaser arising from or relating to a Breach of Section 4.1(f)may seek any damages available at law or equity other than consequential damages, unless such breach of Section 4.1(f) was intentional or Sellers had Knowledge of such breach prior to Closing, in which case Purchaser may seek any damages available at law or equity for such Breach. Sellers' liability hereunder shall be several, and not joint, liability. If Purchaser acquires at Closing at least fifty-one percent (51%) of the outstanding common stock of the Company as of the Closing Date after assuming that all options or other rights to acquire common stock of the Company have been issued, exercised and converted to common stock, as applicable, then the remedies provided for herein do not apply to any action alleging that Purchaser was harmed because it failed, due to the Seller's inability to deliver all of the Shares in accordance with the terms hereof, to obtain a sufficient majority of the shares of the outstanding common stock of the Company after the Offer to satisfy any provisions requiring a majority of shares in excess of sixty-six percent (66%) that may exist in the Company's Organizational Documents or in any Legal Requirements.

     13.13  Amendments. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of Purchaser, Sellers and the Company.

     13.14  Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of all parties hereto shall not survive the Closing, except for Sections 4.1(f), 6.1, 6.4, 7, 11.3, 11.4 and 12.

      13.15 Agent for Sellers.

         (a)  Each of the Sellers hereby appoints Loeb as its agent and attorney-in-fact, for and on behalf of Sellers to give and receive notices and communications, to make the elections specified within this agreement, and to take all other actions that are either (i) necessary or appropriate in the judgment of Loeb for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Notices or communications to or from Sellers in care of Loeb shall constitute notice to or from Sellers.

         (b)  Loeb shall not be liable for any act done or omitted hereunder as Sellers' agent and attorney-in-fact while acting in good faith and in the exercise of reasonable judgment. Sellers, proportionately to their individual percentage of ownership of the Shares, shall indemnify Loeb and hold Loeb harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of Loeb and arising out of or in connection with the acceptance or administration of Loeb's duties hereunder.

     13.16  Interpretation of Agreement.

         (a)  Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

         (b)  Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         (c)  As used in this Agreement, the words "include", "including" and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."

         (d)  References herein to "Sections" and "Exhibits" are intended to refer to Sections of and Exhibits to this Agreement.

     13.16  Counterparts. This Agreement may be signed in counterparts, all of which together shall constitute one and the same instrument.

     13.17  Definitions. For the purposes of this Agreement, the following terms shall have the definitions ascribed to them below:

"Acquisition Proposal"—as defined in Section 6.4(a).

"Affiliate"—any Person controlling, controlled by or under common control with, the specified Person, and "control" of a Person (including, with correlative meaning, the terms "controlled by" and "under common control with") means (a) the beneficial ownership of 10% or more of the voting securities of such Person, (b) the status of being a director, officer, executor, trustee or other fiduciary of such Person or (c) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

"Applicable Contract"—any Contract (a) under which the Company has or may acquire any material rights, or (b) under which the Company has or may become subject to any material obligation or liability.

"Board of Directors"—the board of directors of the Company.

"Breach"—a "Breach" of representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any material inaccuracy in or violation of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such material inaccuracy, breach, failure, claim, occurrence, or circumstance.

"Closing"—as defined in Section 2.

"Closing Date"—the date on which the Closing takes place.

"Company"—as defined in the introduction of this Agreement.

"Company SEC Documents"—as defined in the Section 4.3.

"Consent"—any approval, consent, ratification, waiver or other authorization (including Governmental Authorization).

"Contemplated Transactions"—all of the transactions contemplated by this Agreement, including the Offer.

"Contract"—any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Deposit"—as defined in Section 3.

"Deposit Agent"—as defined in Section 3.

"Deposit Agreement"—as defined in Section 3.

"Disclosure Schedule"—the disclosure schedule prepared by Sellers and attached hereto.

"Dresdner"—as defined in Section 4.17.

"Dresdner Fee"—as defined in Section 13.11.

"Encumbrance"—any charge, claim, restriction, community property interest, condition, equitable interest, lien, option, pledge or security interest.

"ERISA"—the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Extension Event"—as defined in Section 2.

"Exchange Act"—the Securities and Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant thereto or any successor law.

"Facilities"—any real property, leaseholds, or other interests currently or formerly owned, rented, leased or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles, tank cars, and rolling stock) currently owned or operated by the Company.

"GAAP"—generally accepted United States accounting principles, applied on a basis consistent with the basis on which the financial statements with which it refers were prepared.

"Governmental Authorization"—any material approval, Consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body"—any:

         (a)  nation, state, county, city, town, village, district or other jurisdiction of any nature;

         (b)  federal, state, local, municipal, foreign or other government;

         (c)  governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

         (d)  multi-national organization or body; and

         (e)  body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Initial Closing Date Deadline"—as defined in Section 2.

"Intellectual Property Rights"—as defined in Section 4.18.

"IRC"—the Internal Revenue Code of 1986, as amended, or any successor law, and regulations and rules issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS"—The United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"Knowledge"—an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) (the "Designated Persons") has Knowledge of such fact or other matter. In the case of the Company, the Designated Persons shall be limited to the Company's Board of Directors, President, Chief Executive Officer, Chief Financial Officer Kerry C. Gee, Vice President.

"LC"—as defined in Section 3.

"Legal Requirement"—any federal, state, local or municipal constitution, law, ordinance, regulation or statute, the application of which has a material affect on the Company.

"Loeb"—as defined in Section 4.1.

"Merger"—as defined in Section 7.1.

"Non-Disclosure Agreement"—as defined in Section 6.1.

"Non-Selling Parties"—as defined in Section 4.1.

"Offer"—as defined in Section 7.1.

"Offer Price"—as defined in Section 7.1.

"Order"—any award, decision, injunction, judgment, order, ruling or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator that would have a material adverse affect on the subject of such Order.

"Organizational Documents"—(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the operating agreement and certificate of formation of a limited liability company; (e) the trust agreement and all related documents if a trust; (f) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (g) any amendment to any of the foregoing.

"Per Share Expense Reimbursement"—as defined in Section 7.1.

"Person"—any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

"Postponement"—as defined in Section 2.

"Postponement Period"—as defined in Section 2.

"Primary Governmental Authorizations"—as defined in Section 4.9.

"Proceeding"—any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Purchase Price"—as defined in Section 1.2.

"Purchaser"—as defined in the first paragraph of this Agreement.

"Remaining Shares"—as defined in Section 7.1.

"Rescission Closing"—as defined in Section 7.6.

"SEC"—means the United States Securities and Exchange Commission.

"Securities Act"—the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant thereto or any successor law.

"Sellers"—as defined in the first paragraph of this Agreement.

"Shares"—as defined in the Recitals of this Agreement.

"Subsidiary"—with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

"Superior Offer"—means any Acquisition Proposal made after the date hereof that the Board of Directors determines is more favorable and provides greater value to the Company's stockholders to whom the Acquisition Proposal is made than the Contemplated Transactions, taking into account all of the terms and conditions of this Agreement. In the case of any proposed sale of assets or similar transaction, the offer price per share shall be calculated on the basis of cash that would directly or indirectly be realized by the stockholders after giving effect to any Taxes payable by the Company.

"Tax"—any tax (including any income tax, capital gains tax, employment tax, value-added tax, sales tax or property tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

"Tax Return"—any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation or enforcement of compliance with any Legal Requirement relating to any Tax.

"Threatened"—a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any written notice has been given that a Proceeding or action will be asserted or commenced.

[THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

        Purchaser, Sellers and the Company have caused this Agreement to be executed by their duly authorized representatives as of February 21, 2002.

CAPITAL GROWTH PARTNERS, LLC
By:	/s/ GERALD A. JACKSON Name: Gerald A. Jackson Title: Manager
LOEB INVESTORS CO. XL
By:	/s/ JOSEPH S. LESSER Name: Joseph S. Lesser Title: Managing Partner
LABRADOR PARTNERS, LP
By:	/s/ STEPHEN FARLEY Name: Stephen Farley Title: Managing General Partner
TIVOLI PARTNERS
By:	/s/ PETER KENNER Name: Peter Kenner Title: General Partner
PETER I. KENNER
By:	/s/ PETER KENNER Name: Peter I. Kenner
PETER KENNER CUST FBO NICHOLAS KENNER
By:	/s/ PETER KENNER Name: Peter Kenner Title: Custodian

IRA FBO PETER I. KENNER
By:	/s/ PETER KENNER Name: Peter I. Kenner Title: Custodian
KATHERINE IRENE KENNER TRUST
By:	/s/ CLARA HALPERIN Name: Clara Halperin Title: Successor Trustee
PETER KENNER CUST FBO KATHERINE I. KENNER
By:	/s/ PETER KENNER Name: Peter Kenner Title: Custodian
P. KENNER & B. KENNER TRUST
By:	/s/ CLARA HALPERIN Name: Clara Halperin, Title: Trustee
PETER KENNER ANNUITY TRUST
By:	/s/ CLARA HALPERIN Name: Clara Halperin Title: Trustee
UNITED PARK CITY MINES
By:	/s/ HANK ROTHWELL Name: Hank Rothwell Title: President
EILEEN FARLEY
/s/ EILEEN FARLEY Eileen Farley

EILEEN FARLEY TRUST
By:	/s/ STEPHEN FARLEY Name: Stephen Farley Title: Trustee
JOHN FARLEY TRUST
By:	/s/ STEPHEN FARLEY Name: Stephen Farley Title: Trustee
J. C. WALTER
/s/ J. C. WALTER J. C. Walter
T. Y. WONG FOUNDATION
By:	/s/ ELEANOR WONG Name: Eleanor Wong Title: Trustee
TRUST f/b/o JOHN S. FARLEY UNDER THE UNIFORM GIFT TO MINORS ACT
By:	/s/ STEPHEN FARLEY Name: Stephen Farley Title: Guardian
TRUST f/b/o GRACE FARLEY UNDER THE UNIFORM GIFT TO MINORS ACT
By:	/s/ STEPHEN FARLEY Name: Stephen Farley Title: Guardian

Schedule A
Sellers and Ownership Information

Name	Shares	Purchase Price
Loeb Investors Co. XL	1,268,154.55	$31,703,863.75
Labrador Partners, LP	367,000	$9,175,000
Eileen Farley	5,700	$142,500
Eileen Farley Trust	6,900	$172,500
John Farley Trust	6,500	$162,500
J. C. Walter	7,600	$190,000
T. Y. Wong Foundation	17,000	$425,000
John S. Farley	229	$5,725
Grace Farley	229	$5,725
Tivoli Partners	98,820	$2,470,500
Peter I. Kenner	25,872	$646,800
Peter I. Kenner Cust FBO Nicholas Kenner	650	$16,250
IRA FBO Peter I. Kenner DLJSC as Custodian	128	$3200
Katherine Irene Kenner Trust Clara Halperin Successor TTEE	115	$2875
Peter Kenner Cust FBO Katherine I. Kenner	55	$1375
P. Kenner & B. Kenner Trust Clara Halperin TTEE DTD	30	$750
Peter Kenner Annuity Trust DTD 3/27/91 Clara Halperin TTEE	25	$625
Total	1,805,007.55	$45,125,188.75

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
RECITALS

        This First Amendment to Stock Purchase Agreement (the "Amendment") is made as of this 21st day of June, 2002.

        Reference is made to that certain Stock Purchase Agreement (the "Agreement") dated as of February 21, 2002, by and among Capital Growth Partners, LLC, a Utah limited liability company ("Purchaser"), United Park City Mines Company, a Delaware corporation (together, with its Subsidiaries, the "Company"), and those parties set forth on Schedule A attached thereto (such entities are hereinafter collectively referred to as "Sellers" and each individually as a "Seller"). All references herein or in the Agreement to the term "Agreement" shall be deemed to refer to the "Agreement, as amended".

        The parties to the Agreement now seek to amend the Agreement as provided herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement, as amended herein.

AGREEMENT

        Purchaser, Sellers and the Company, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and agree as follows:

        1.     The obligation in Section 7 of the Agreement of the Purchaser to make the Offer and all provisions in the Agreement that pertain to the Offer are hereby suspended, subject to the provisions of paragraph 5 below.

        2.     The definition of "Contemplated Transactions" in Section 13.17 of the Agreement is deleted in its entirety and replaced with the following: "all of the transactions contemplated by this Agreement, including the Merger".

        3.     On the Closing Date (as such date may be extended as provided herein) and immediately following the Closing, Purchaser will (a) vote the Shares acquired at the Closing by "Consent" under applicable Delaware law to effect a statutory merger (the "Merger") pursuant to which (i) the Company would be the surviving entity and (ii) upon the effective date of the Merger, the Remaining Shareholders of the Company (other than Purchaser) would receive "Merger Consideration" defined as an amount equal to $25 per share minus the "Per Share Expense Reimbursement" which equals (i) the total fees and expenses paid by Sellers in connection with the Contemplated Transactions, including, without limitation, all reasonable legal fees and one half of the Dresdner Fee (as defined in the Agreement) contemplated by Section 13.11(c) of the Agreement, divided by (ii) the total number of shares of the Company outstanding on the Closing Date (provided that if any Remaining Shareholder dissents to the Merger, such remaining shareholder shall receive merger consideration determined pursuant to his or her appraisal rights under Delaware law); and (b) cause the Company to file with the SEC, pursuant to applicable securities laws an information statement (the "Information Statement") and, as soon as practicable after approval by the SEC, to distribute the definitive Information Statement to the Shareholders of the Company. The Information Statement will provide that the Merger will become effective 20 days after the definitive Information Statement is distributed to the Remaining Shareholders. Any terms defined in this paragraph 3, if used in the Agreement, shall be deemed to be defined terms in the Agreement.

        4.     (a) Purchaser shall be responsible for all of its fees and expenses incurred in connection with the Merger, including any filing fees to the SEC and all costs associated with such filings, including preparation and dissemination of the Information Statement. Seller shall be responsible for all fees and expenses incurred by it (if any), including without limitation Sellers' legal counsel's review of documentation, in connection with the Merger;

        (b)   As promptly as practicable on the earliest date following the completion of the Merger as of which Purchaser is permitted under applicable law to pay the Merger Consideration to the holders of the Remaining Shares pursuant to the Merger, Purchaser shall pay such Merger Consideration; and

        (c)   Notwithstanding anything to the contrary contained in the Agreement, Purchaser shall not (without the prior written consent of Sellers and the Company): (i) fail to consummate the Merger; (ii) reduce the number of Remaining Shares subject to the Merger; (iii) reduce the Merger Consideration to be paid pursuant to the Merger; (iv) change the form of consideration payable in the Merger; or (v) amend, modify or supplement any of the terms of the Merger in any manner adversely affecting any of the holders of Remaining Shares.

        5.     If for any reason the Merger is not consummated, and the Remaining Shareholders do not receive the Merger Consideration (other than dissenting shareholders who will receive merger consideration determined pursuant to their appraisal rights under Delaware law), by the date which is 45 days after the Closing Date (the "Merger Completion Date"), all provisions in the Agreement pertaining to the Offer shall be reinstated as of the Merger Completion Date and the Offer shall be commenced (and the terms of paragraphs 2, 3, 4 (but not paragraph 4(a)), 7, 8 and 9 herein shall be null and void) in accordance with the terms hereof. If such Offer required to be commenced by the preceding sentence herein is not commenced within 20 days of the Merger Completion Date or if the Purchaser does not purchase at the conclusion of the Offer all shares validly tendered (and not validly withdrawn by the holders of such shares) in accordance with the terms of the Offer, unless the Purchaser is prevented from doing so as a result of a Proceeding, then Loeb acting in its discretion on behalf of Sellers, shall be entitled to the rescission rights set forth in, and subject to the terms and conditions of, Section 7.6 of the Agreement.

        6.     The first two sentences of Section 6.4(a) of the Agreement are hereby deleted, except that the definition of Acquisition Proposal shall remain solely for the purposes of using such defined term in the remainder of Section 6.4(a) of the Agreement and other places where it may appear in the Agreement.

        7.     In the first sentence of Section 7.2 of the Agreement, the word "Offer" is deleted and replaced by the word "Merger". The last two sentences of Section 7.2 are hereby deleted.

        8.     The first sentence of Section 7.5 is deleted and replaced with the following: "Upon the completion of the Merger, Purchaser shall pay to Sellers an amount in cash equal to (i) the Per Share Expense Reimbursement, multiplied by (ii) the number of Remaining Shares." The last sentence of Section 7.5 of the Agreement is deleted and replaced with the following: "Such payment shall be made by Purchaser promptly upon completion of the Merger."

        9.     In section 13.11(c), the phrase "tendered pursuant to the Offer" is deleted and replaced with the phrase "extinguished in the Merger in exchange for the Merger Consideration".

        10.   Section 2 of the Agreement is deleted and hereby replaced with the following, subject to the provisions of Section 12 herein:

  "The closing of the transactions contemplated by Sections 1 and 3 (the "Closing") shall be held at the offices of Holme Roberts & Owen LLP, 111 East Broadway, Suite 1100 in Salt Lake City, Utah, or at such other place as may be jointly designated by Purchaser and Sellers, which Closing shall be held on the date (the "Closing Date") which is the date which is the later of (a) the date that is July 19, 2002 or (b) if a Proceeding is initiated as described in Section 8.4 (an "Extension Event") prior to or on July 19, 2002, the date that is the earlier of (i) ten business days following the date of the final disposition of the Extension Event, (ii) 90 days after the date of initiation of the Extension Event, or (iii) 238 days after the date of this Agreement (both (a) and (b), the "Initial Closing Date Deadline"); provided, however, that Purchaser may, at its election, postpone the Closing Date (a "Postponement") by 30 days after the Initial Closing Deadline (the "Postponement Period") upon written notice to Sellers and further provided that Purchaser may, further postpone the Closing Date by electing a Second Postponement and a Third Postponement, both as defined in the First Amendment to Stock Purchase Agreement dated as of June 21, 2002, pursuant to the terms of such First Amendment. If an Extension Event is initiated within the Postponement Period, the Closing Date shall be postponed until the earlier of (a) 268 days after the date of this Agreement or (b) the later of (i) 30 days after the beginning of the Postponement Period, (ii) 10 days after the final disposition of the Extension Event or (iii) 90 days after the date of initiation of the Extension Event. If an Extension Event is initiated within the period of the Second Postponement, the Closing Date shall be postponed until the earlier of (a) 270 days after the date of this Agreement or (b) the later of (i) 15 days after the beginning of the period of the Second Postponement, (ii) 10 days after the final disposition of the Extension Event or (iii) 90 days after the date of initiation of the Extension Event. If an Extension Event is initiated within the period of the Third Postponement, the Closing Date shall be postponed until the earlier of (a) 270 days after the date of this Agreement or (b) the later of (i) 15 days after the beginning of the period of the Third Postponement, (ii) 10 days after the final disposition of the Extension Event or (iii) 90 days after the date of initiation of the Extension Event."

Section 2, as amended, is intended to be interpreted consistent with the provisions of Section 12 hereof.

        11.   All other dates in the Agreement are hereby amended to conform to the changes set forth in Section 10 above and Section 12 below. All references to "the Postponement Period" in Section 3 shall be deleted and replaced with "the Postponement Period (including the period of the Second Postponement, if such Second Postponement has been elected and the period of the Third Postponement, if such Third Postponement has been elected)".

        12.   A. Upon execution of this Amendment by all parties hereto, Purchaser agrees that:

          (i)    Sellers' Representative (as defined in the Deposit Agent Agreement dated as of February 21, 2002 (the "Deposit Agreement") among the Purchaser (as defined in the Deposit Agreement), the Sellers (as defined in the Deposit Agreement), the Sellers' Representative (as defined in the Deposit Agreement) and the Deposit Agent (as defined in the Deposit Agreement)) may submit a Sellers' Disbursement Notice (as defined in the Deposit Agreement) in the amount of $250,000 (the "Initial Deposit") and that Purchaser will not file an Objection Notice to such Sellers' Disbursement Notice, thereby allowing said Initial Deposit to be distributed to Sellers, which Initial Deposit shall be nonrefundable as provided in Section 12(B) herein. In furthering the provisions of this subsection, such Deposit Agent shall promptly disburse such $250,000 to Seller's Representative on behalf of the Sellers and the parties shall execute any documentation necessary to accomplish the foregoing, including a notice from Purchaser to the Deposit Agent waiving the 7-day waiting period in relation to this $250,000, and the Deposit Agent shall distribute such $250,000 as soon as practicable. Purchaser will countersign Sellers' Disbursement Notice with respect to such $250,000 and will confirm in writing that it will not file an Objection Notice with respect to such $250,000.

          (ii)   the Deposit (as defined in the Agreement) shall be reduced by the amount of the Initial Deposit to the amount of $1,250,000, plus interest, and shall be governed by the provisions of the Agreement (as amended by this Amendment);

        B.    The Initial Deposit (of $250,000) shall be nonrefundable and shall be the property of the Sellers; provided, however, if a Closing occurs and Purchaser (or an affiliate of Purchaser) purchases the Shares from Sellers, the Initial Deposit shall be applied to the Purchase Price.

        C.    If a Postponement has been elected by Purchaser, Purchaser may, on or before August 19, 2002, elect a further postponement of the Closing Date for an additional 15 days (the "Second Postponement") by paying Seller's Representative on behalf of Sellers an additional deposit (the "Second Postponement Deposit") in the amount of $250,000. If no Closing occurs within the period of the Second Postponement (unless a Third Postponement, defined below, is taken), the Second Postponement Deposit shall be nonrefundable and shall be the property of the Sellers. If a Closing occurs and Purchaser (or an affiliate of Purchaser) purchases the Shares from Sellers, the Second Postponement Deposit shall be applied to the Purchase Price.

        D.    If the Second Postponement has been taken and the Second Postponement Deposit has been paid, Purchaser may, on or before September 3, 2002, elect a further postponement of the Closing Date for an additional 15 days (the "Third Postponement") by paying Seller's Representative on behalf of Sellers an additional deposit (the "Third Postponement Deposit") in the amount of $250,000. If no Closing occurs within the period of the Third Postponement, the Third Postponement Deposit shall be nonrefundable and shall be the property of the Sellers. If a Closing occurs and Purchaser (or an affiliate) purchases the Shares from Sellers, the Third Postponement Deposit shall be applied to the Purchase Price.

        13.   Section 9 is hereby amended by adding the following subsection 9.5 ("Merger"): "On or before the Closing Date, Purchaser will demonstrate to Sellers that there are sufficient moneys in escrow (the "Escrow"), with an independent institutional escrow agent, (either in the form of cash or in the form of a letter of credit) to pay the Merger Consideration to the Remaining Shareholders upon the closing of the Merger, with an escrow agreement that has been executed which provides that upon the closing of the Merger, the Merger Consideration will be released from the Escrow and paid to the Remaining Shareholders (or set aside for dissenting shareholders) and that the deed to certain lands (the "Lands") being purchased by EWRD IX, LLP will be released to such partnership and that there are no other conditions to the release of the Merger Consideration. As of the Closing Date, all conditions for the delivery of the deed pertaining to the Lands and the related sale of the Lands shall have been satisfied other than the closing of the Merger, and the deed shall be placed in the Escrow on the Closing Date (simultaneous with the Closing). If the Merger does not close and the Purchaser makes an Offer, as set forth in Section 5 herein, monies in the Escrow shall be applied to the Offer."

        14.   Subsection 11.2(a) is hereby amended (a) by inserting after the words "cause to be returned" the words "or provided, as applicable" and (b) by inserting after the word "information" at the end of the subsection, the words: "and any informational projections or reports prepared by or for Purchaser or its professionals relating to its due diligence (other than informational projections or reports that are subject to the attorney/client privilege or the work product privilege and other than communications among Purchaser's members.)."

        15.   Except as the provisions thereof may be amended or suspended hereby, the Agreement shall remain in full force and effect. Except as otherwise provided herein, the obligations set forth herein shall survive and remain in effect at the time of and after the Closing.

        16.   This Amendment shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of law).

        17.   This Amendment may be signed in counterparts, all of which together shall constitute one and the same instrument.

[REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

        Purchaser, Sellers and the Company have caused this Amendment to be executed by their duly authorized representatives as of June 21, 2002.

CAPITAL GROWTH PARTNERS, LLC
By:	/s/ GERALD A. JACKSON Name: Gerald A. Jackson Title: Manager
LOEB INVESTORS CO. XL
By:	/s/ JOSEPH S. LESSER Name: Joseph S. Lesser Title: Managing Partner
LABRADOR PARTNERS, LP
By:	/s/ STEPHEN FARLEY Name: Stephen Farley Title: Managing General Partner
TIVOLI PARTNERS
By:	/s/ PETER KENNER Name: Peter Kenner Title: General Partner
PETER I. KENNER
By:	/s/ PETER KENNER Name: Peter I. Kenner
PETER KENNER CUST FBO NICHOLAS KENNER
By:	/s/ PETER KENNER Name: Peter Kenner Title: Custodian

IRA FBO PETER I. KENNER
By:	/s/ PETER KENNER Name: Peter I. Kenner Title: Custodian
KATHERINE IRENE KENNER TRUST
By:	/s/ CLARA HALPERIN Name: Clara Halperin Title: Successor Trustee
PETER KENNER CUST FBO KATHERINE I. KENNER
By:	/s/ PETER KENNER Name: Peter Kenner Title: Custodian
P. KENNER & B. KENNER TRUST
By:	/s/ CLARA HALPERIN Name: Clara Halperin, Title: Trustee
PETER KENNER ANNUITY TRUST
By:	/s/ CLARA HALPERIN Name: Clara Halperin Title: Trustee
UNITED PARK CITY MINES
By:	/s/ HANK ROTHWELL Name: Hank Rothwell Title: President
EILEEN FARLEY
/s/ EILEEN FARLEY Eileen Farley

EILEEN FARLEY TRUST
By:	/s/ STEPHEN FARLEY Name: Stephen Farley Title: Trustee
JOHN FARLEY TRUST
By:	/s/ STEPHEN FARLEY Name: Stephen Farley Title: Trustee
J. C. WALTER
/s/ J. C. WALTER J. C. Walter
T. Y. WONG FOUNDATION
By:	/s/ ELEANOR WONG Name: Eleanor Wong Title: Trustee
TRUST f/b/o JOHN S. FARLEY UNDER THE UNIFORM GIFT TO MINORS ACT
By:	/s/ STEPHEN FARLEY Name: Stephen Farley Title: Guardian
TRUST f/b/o GRACE FARLEY UNDER THE UNIFORM GIFT TO MINORS ACT
By:	/s/ STEPHEN FARLEY Name: Stephen Farley Title: Guardian

SUPPLEMENTAL STOCK PURCHASE AGREEMENT

SUPPLEMENTAL STOCK PURCHASE AGREEMENT

RECITALS

        This Supplemental Stock Purchase Agreement (the "Agreement") is made as of this 19th day of July, 2002 among Capital Growth Partners, LLC ("CGP"), a Utah Limited liability Company, Loeb Investors Co. XL ("Loeb") and United Park City Mines Company, a Delaware corporation (together with its subsidiaries, the "Company").

        Reference is made to that certain Stock Purchase Agreement dated as of February 21, 2002, by and among CGP, the Company, and those parties set forth on Schedule A attached thereto (such entities are hereinafter collectively referred to as "Sellers" and each individually as a "Seller"), as such Agreement was amended by a First Amendment to Stock Purchase Agreement (the "First Amendment") dated as of June 21, 2002 (the Stock Purchase Agreement (as amended by the First Amendment, shall hereafter be referred to as the "Existing Stock Purchase Agreement").

AGREEMENT

        CGP, Loeb and the Company, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

        1.     In addition to the shares of common stock of the Company provided to be sold under the Existing Stock Purchase Agreement pursuant to the terms thereof, Loeb agrees to sell and transfer to CGP and CGP agrees to purchase from Loeb 917,778.45 shares of capital stock of the Company (the "Supplemental Shares"), for a purchase price of $25/share (for a total purchase price of $22,944,461.25), pursuant to and in accordance with the terms of the Existing Stock Purchase Agreement (as if the Supplemental Shares were being sold pursuant to the Existing Stock Purchase Agreement), which is incorporated by reference herein (but is not amended hereby); provided, however, that:

        A.    as the Supplemental Shares represent all of the shares of the Non-Selling Shareholders under the Existing Stock Purchase Agreement, Loeb agrees not to exercise any rights on behalf of the Non-Selling Shareholders set forth in Sections 3(iv), 6.4(a), 11.1(e) or 12(a) under the Existing Stock Purchase Agreement;

        B.    simultaneously with the execution hereof, CGP shall deposit $250,000 (the "Supplemental Deposit") with Zions' Bank (the "Deposit Agent"), which deposit shall be administered pursuant to (i) the sections of the Existing Stock Purchase Agreement pertaining to the Deposit (as defined therein) as if the Supplemental Deposit were the Deposit and as if the Supplemental Shares were "Shares" as defined in the Existing Stock Purchase Agreement, and (ii) the Supplemental Deposit Agent Agreement among Loeb, CGP, and Zions' Bank, of even date herewith (the "Supplemental Deposit Agent Agreement"). If the Supplemental Shares are sold to CGP pursuant to this Agreement, the Supplemental Deposit shall be applied to the purchase price of the Supplemental Shares pursuant to Section 3(i) of the Existing Stock Purchase Agreement as if the Supplemental Deposit were the Deposit and as if the Supplemental Shares were the Shares under the Existing Stock Purchase Agreement. If the Supplemental Shares are not sold to CGP, then the Deposit shall be disposed of pursuant to Sections 3(ii), 3(iii) and 3(b) of the Existing Stock Purchase Agreement as if the Supplemental Deposit were the Deposit and as if the Supplemental Shares were the Shares under the Existing Stock Purchase Agreement. It is understood that the Supplemental Deposit shall pertain solely to the Supplemental Shares and shall not be for the benefit of the Sellers under the Existing Stock Purchase Agreement other than Loeb as the holder of the Supplemental Shares; and

        C.    In addition to any other provisions contained herein, CGP shall have no obligation to purchase the Supplemental Shares and shall be entitled to prompt return of the Supplemental Deposit if is not able to acquire, at Closing (as defined in the Existing Stock Purchase Agreement) from Sellers (as defined in the Existing Stock Purchase Agreement), free and clear of all claims and Encumbrances (as defined in the Existing Stock Purchase Agreement) at least 51 percent of the outstanding common stock of the Company as of the Closing Date (as defined in the Existing Stock Purchase Agreement), not including the Supplemental Shares, after assuming that all other options or other rights to acquire common stock of the Company have been issued, exercised and converted into common stock, as applicable, and, as a result, does not close on the purchase of the Shares under the Existing Stock Purchase Agreement;

        D.    If the Closing occurs under the Existing Stock Purchase Agreement, CGP will be obligated to simultaneously purchase the Supplemental Shares (the "Supplemental Share Closing") under this Agreement, unless CGP will not able to acquire, at the Supplemental Share Closing, from Loeb, such Supplemental Shares free and clear of all claims and Encumbrances (as defined in the Existing Stock Purchase Agreement).

The parties hereto agree to be bound by all obligations, conditions, covenants, representations, warranties and other terms of the Existing Stock Purchase Agreement as if the Supplemental Shares were Shares (as defined in the Existing Stock Purchase Agreement) being sold pursuant to such Existing Stock Purchase Agreement, including, without limitation, the parties' agreement that representations and warranties the Sellers, the Company and CGP made, respectively, under the Existing Stock Purchase Agreement with respect to the Shares are hereby made by Loeb, the Company and the CGP, respectively, with respect to the Supplemental Shares.

        The parties confirm that, in addition to the aforesaid Supplemental Deposit,

        (i)    Pursuant to Section 12A of the First Amendment, a $250,000 Initial Deposit (as defined in the First Amendment) was disbursed to Sellers, which Initial Deposit is nonrefundable and is the property of the Sellers provided that if a Closing occurs and CGP (or an affiliate of CGP) purchases the Shares from Sellers, the Initial Deposit will be applied to the Purchase Price, all as set forth in the First Amendment;

        (ii)   Pursuant to Sections 12(A) and 12(B) of the First Amendment, the Deposit (as defined in the Existing Stock Purchase Agreement) is in the amount of $1,250,000, plus interest;

        (iii)  Pursuant to Section 12(C) of the First Amendment, CGP may elect a Second Postponement (as defined in the First Amendment) by paying Seller's Representative an additional $250,000 deposit, which deposit will be applied to the Purchase Price of the Shares if a Closing occurs, pursuant to the terms of the First Amendment. The parties hereto agree that if CGP elects a Second Postponement under the Existing Stock Purchase Agreement, CGP will elect a Second Postponement with respect to the Supplemental Shares (which Second Postponement provided for herein shall be for the same time period as the Second Postponement provided for in the First Amendment) by paying Seller's Representative an additional deposit of $50,000 (the "Supplemental Shares Second Postponement Deposit"), payment and disposition of which shall be treated analogously to payment an disposition of the Second Postponement Deposit under the First Amendment; and

        (iv)  Pursuant to Section 12(D) of the First Amendment, CGP (as defined in the First Amendment) may elect Third Postponement (as defined in the First Amendment) by paying Seller's Representative an additional $250,000 deposit, which deposit will be applied to the Purchase Price of the Shares if a Closing occurs, pursuant to the terms of the First Amendment. The parties hereto agree that if CGP elects a Third Postponement under the Existing Stock Purchase Agreement, CGP will elect a Third Postponement with respect to the Supplemental Shares (which Third Postponement provided for herein shall be for the same time period as the Third Postponement provided for in the First

Amendment) by paying Seller's representative an additional deposit of $50,000 (the "Supplemental Shares Third Postponement Deposit"), payment and disposition of which shall be treated analogously to payment an disposition of the Third Postponement Deposit under the First Amendment, but which Supplemental Shares Third Postponement Deposit shall pertain solely to the Supplemental Shares and shall not be for the benefit of the Sellers under the Existing Stock Purchase Agreement other than Loeb as the holder of the Supplemental Shares.

        2.     Loeb agrees to take the position that the Supplemental Shares are not "Remaining Shares" under the Existing Stock Purchase Agreement. Loeb agrees to indemnify and hold CGP harmless for any payments of expenses under the Existing Stock Purchase Agreement it is required to make under Sections 7.5, 13.11 or any related provision of the Existing Stock Purchase Agreement as a result of any other person or entity taking the position that the Supplemental Shares are Remaining Shares under the Existing Stock Purchase Agreement.

        3.     This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of law).

        4.     This Agreement may be signed in counterparts, all of which together shall constitute one and the same instrument.

        5.     Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Existing Stock Purchase Agreement.

[REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

        CGP, Loeb and the Company have caused this Supplemental Stock Purchase Agreement to be executed by their duly authorized representatives as of July 19, 2002.

CAPITAL GROWTH PARTNERS, LLC
By:	/s/ GERALD A. JACKSON Name: Gerald A. Jackson
LOEB INVESTORS CO. XL
By:	/s/ JOSEPH S. LESSER Name: Joseph S. Lesser Title: Managing Partner
UNITED PARK CITY MINES
By:	/s/ HANK ROTHWELL Name: Hank Rothwell Title: President

Annex A-1—REINSTATEMENT OF AGREEMENT AND PLAN OF MERGER

REINSTATEMENT OF AGREEMENT AND PLAN OF MERGER

        This Reinstatement of Agreement and Plan of Merger (the "Reinstatement Agreement") is dated as of May 12, 2003, by and among Capital Growth Partners LLC, a Utah limited liability company (the "Purchaser"), United Park City Mines Company, a Delaware corporation (together with its Subsidiaries, the "Company"), Loeb Investors Co. XL, a New York partnership ("Seller" or "Loeb"), and CGP Acquisition, Inc. a Delaware corporation and a wholly owned subsidiary of the Purchaser ("Merger Subsidiary").

Recitals

        A.    The Purchaser, the Company, Merger Subsidiary, Loeb and certain other stockholders of the Company were parties to the Agreement and Plan of Merger dated August 26, 2002 (the "Merger Agreement").

        B.    The Merger Agreement was terminated pursuant to a termination notice dated October 2, 2002 (the "Termination Notice") delivered to the Purchaser by Loeb, as Sellers' Representative.

        C.    Each of the parties to this Reinstatement Agreement desires to reinstate the Merger Agreement on the same terms and conditions as set forth therein, as amended by this Reinstatement Agreement.

Agreement

        In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows.

        1.    Merger Agreement.    The Merger Agreement is hereby reinstated by each of the parties hereto on the same terms and conditions as set forth therein, as amended by this Reinstatement Agreement, and the Termination Notice is hereby withdrawn and of no further force and effect. All capitalized terms not defined herein shall have the meaning ascribed to them in the Merger Agreement. For the avoidance of doubt, the term "Seller" or "Sellers" shall mean Loeb.

        2.    Reinstatement Deposit.    Concurrently with the execution and delivery of this Reinstatement Agreement, the Purchaser shall deliver to Loeb, as the Seller, the amount of $300,000 in cash, $100,000 of which will be provided to the Purchaser by an entity affiliated with East West Partners (collectively, the "Reinstatement Payment"). The Reinstatement Payment is nonrefundable except as set forth in Section 4 of this Reinstatement Agreement.

        3.    Treatment of Certain Provisions in the Merger Agreement.    For purposes of this Reinstatement Agreement:

          (a)   Section 1.02(c) of the Merger Agreement is amended by replacing "$25.00" with "$21.00."

          (b)   Section 1.02(e) of the Merger Agreement is amended to read in its entirety as follows:

      "(e) All of (i) the Initial Deposit ($250,000), (ii) the Second Postponement Payment ($250,000), (iii) the Supplemental Shares Second Postponement Payment ($50,000), (iv) the Third Postponement Payment ($250,000), (v) the Supplemental Shares Third Postponement Payment ($50,000), (vi) the Deposit ($1,250,000), and (vii) the Supplemental Deposit ($250,000) (collectively, the "Purchaser Payments") are the property of Seller and those other persons and entities listed on Schedule A to the SPA

A-1-1

      ("Schedule A Stockholders") and are nonrefundable. The aggregate Merger Consideration payable to the Seller shall be reduced by the sum of (x) the Reinstatement Payment ($300,000), (y) the Seller's pro-rata portion of the Purchaser Payments ($1,886,649) and (z) one-half (1/2) of the pro-rata portion of the Purchaser Payments paid to the Schedule A Stockholders other than Loeb ($231,676). The Merger Consideration to be received by the Schedule A Stockholders other than Loeb shall not be reduced by any amount attributable to the portion of the Purchaser Payments paid to such Schedule A Stockholders other than Loeb."

          (c)   Sections 5.10, 5.11, 6.02(g) and (k), 6.04, 7.01(g), (h) and (i) and 7.02 of the Merger Agreement are null and void and of no further force and effect. Section 6.04 of the Merger Agreement which permitted the Company, at its option, to set-off any amounts payable by the Seller to the Company pursuant to that certain Letter Agreement, dated as of August 26, 2002, by and among the Seller, the Schedule A Stockholders and the Company (the "Letter Agreement"), with respect to the purchase of certain lots of real estate by the Seller is specifically deleted and of no further force and effect. The Letter Agreement is hereby terminated and of no further force and effect.

          (d)   Section 6.02(h) of the Merger Agreement shall be limited to the consents required from Zions First National Bank.

          (e)   The following new Section 6.03(h) shall be added to the Merger Agreement:

      "(h) all amounts advanced by Loeb to the Company as of the date hereof ($1,184,318), which amount includes the $225,000 insurance premium required to be reimbursed to Loeb as described in Section 6.03(g) of the Merger Agreement, plus any additional amounts advanced by Loeb to the Company prior to the Merger Closing (collectively, the "Loeb Advances") shall have been repaid in full by Purchaser to Loeb. Not less than one (1) Business Day prior to the Merger Closing, Loeb shall provide to the Purchaser a written statement setting forth the total amount of Loeb Advances, including the date and amount of each advance."

          (f)    The second sentence of Section 1.03(a) of the Merger Agreement shall be amended to read in its entirety as follows:

      "Purchaser shall pay to the Paying Agent on the Merger Closing Date funds in an amount necessary for the payment in full of the Merger Consideration as provided herein, as reduced by the separate payment provided in Section 1.03(c), which the Purchaser is required to pay on the Merger Closing Date."

        4.    Refund of Payments.    If the Reinstatement Payment has been made, but the Merger Closing does not occur because (x) either the Seller or the Company has not fulfilled the conditions applicable to it set forth in Section 6.02 of the Merger Agreement, (other than clauses (a), (g), (h) and (k) thereof), (y) there is a Breach of the representations contained in Section 4.1(f) of the SPA, which is incorporated in this Reinstatement Agreement by reference, such that Purchaser would not receive at least fifty-one percent (51%) of the Shares outstanding (assuming that all Options or other rights to acquire common stock of the Company have been issued, exercised and converted to common stock as applicable) (subsections (x) and (y), each a "Default"), or (z) all of the conditions specified in Sections 6.03(a) and (b) of the Merger Agreement have been satisfied in all material respects but the parties are prevented from completing the Merger Closing if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit both the consummation of the Merger, and such judgment, injunction, order or decree shall become final and non-appealable, then, in each case, the Reinstatement Payment shall be returned by the Seller to Purchaser.

A-1-2

        5.    Seller Financing of the Company.    At the Merger Closing, the Company, Purchaser, CGP Acquisition, Inc. ("Borrower") and Seller will execute and deliver to each other (i) a financing agreement, substantially in the form attached hereto as Exhibit A (the "Financing Agreement"), pursuant to which Seller will loan to Borrower, as Seller financing out of the Seller's Merger Consideration, at the Merger Closing an amount equal to $2.00 multiplied by the number of shares of the Company owned by Seller ($4,371,866) and for which Merger Consideration is received at the Merger Closing, and (ii) such note, deed of trust, intercreditor agreement and other agreements and documents contemplated by the Financing Agreement.

        6.    Fees and Expenses.

          (a)   The parties specifically acknowledge and reaffirm Section 10.11 of the Merger Agreement. In addition thereto, Purchaser shall bear all costs and expenses of each party hereto, including reasonable attorneys' fees, in connection with preparing for, entering into and executing this Reinstatement Agreement, the Financing Agreement, the note, the deed of trust, all amendments to the Information Statement and any other related expense. The Company and Seller shall present Purchaser at least one (1) business day prior to the Merger Closing an estimate of expenses incurred by Seller and/or the Company and the Purchaser shall reimburse Seller for these estimated expenses at the Merger Closing. Purchaser shall promptly reimburse Seller for expenses in excess of the estimated expenses upon written demand by Seller.

          (b)   The parties specifically acknowledge and reaffirm Section 13.11(e) of the SPA. At the Merger Closing (i) Purchaser will reimburse an amount of $102,000 (the "Reimbursement Amount") to the Company and/or the Seller (to the extent the Seller has paid any portion of the Reimbursement Amount) for all time and expenditures expended by the Company's professional consultants for such attorneys' and professionals' time and expenses in connection with Purchaser's due diligence and (ii) the Purchaser shall pay or reimburse the Company, the Seller or their attorneys or consultants, as billed by such attorneys and consultants, from time to time (but no more often than every two (2) weeks), for any additional amounts incurred from the date hereof through the Merger Closing by the Company's professional consultants for such attorneys' and professionals' time and expenses in connection with Purchaser's due diligence (the "Subsequent Reimbursement Amount).

        In the event the Merger Closing does not occur for any reason other than a Default or the receipt by the Company or the Seller of a Superior Offer and termination of the Merger Agreement pursuant to Section 7.01(e) thereof, (i) the Purchaser shall pay the Company or the Seller, respectively, the Reimbursement Amount and (ii) the Purchaser shall pay the Company or the Seller, respectively, the Subsequent Reimbursement Amount.

        7.    Closing.    The Merger Closing will take place on June 16, 2003 or at such time as may be determined by the extensions provided herein, at the offices of Torys LLP, 237 Park Avenue, New York, New York 10017, or such other place as the parties may agree, as more particularly described in Section 1.01 of the Merger Agreement. Subject to the extensions described in this Section 7 or any other extension as the parties hereto may agree upon, the parties hereto recognize that time is of the essence. Any of the Company, Seller or the Purchaser may terminate this Reinstatement Agreement if the Merger Closing does not occur on or before the later of (i) if twelve (12) days following the filing of the Information Statement with the SEC have elapsed (the "Waiting Period") and the SEC has not given the Company notice that it will comment on the Information Statement, the twenty-fifth (25th) day following the expiration of the Waiting Period, (ii) if the SEC elects to comment on the Information Statement, the twenty-fifth (25th) day following the date on which all such SEC comments are resolved and (iii) in the event an appeal is filed within the applicable statutory appeal period contesting the approval of the City Council of Park City (the "City Council") of the subdivision of the Deeded Property as evidenced by that certain letter dated April 23, 2003 of the City Council, each of the parties agree to extend the date on which the Merger Closing shall occur until five (5) Business

A-1-3

Days after such time as any such appeal has been resolved. Notwithstanding the extensions set forth in the previous sentence of this Section 7, any of the Company, the Purchaser or the Seller may terminate this Reinstatement Agreement if the Merger Closing does not occur on or before July 15, 2003 unless the parties agree to further extend the date of the Merger Closing. For purposes of this Section 7, the "Deeded Property" shall mean the property on Flagstaff Mountain which was the subject of the Company's application for a metes and bounds subdivision presented to the Park City Planning Commission (the "Commission") at a meeting of the Commission on March 26, 2003.

        8.    Compliance with Laws.    The parties hereto shall execute such agreements and other documents, and shall take such other actions, as the other parties hereto may reasonably request (prior to, at or after the Merger Closing Date) for the purpose of ensuring that the Merger is carried out in full compliance with the provisions of all applicable laws and regulations, including, without limitation, the United States securities laws and regulations.

        9.    Governing Law.    This Reinstatement Agreement shall be construed in accordance with, and governed in all respects by the laws of the State of Delaware (without giving effect to principles of conflict of law).

        10.    Venue and Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.    If any legal Proceedings or other legal action relating to this Reinstatement Agreement is brought or otherwise initiated, the venue therefor shall be in Delaware, which shall be deemed to be a convenient forum. The Purchaser and the Sellers hereby expressly and irrevocably consent and submit to the jurisdiction of the courts in Delaware and expressly waive (to the extent permitted by law) the right to bring an action in any other jurisdiction. Process in any action or Proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal Proceeding arising out of or related to this Reinstatement Agreement or the Merger.

        11.    Notices.    All notices, requests, demands and other communications to any party hereunder shall be given in the manner contemplated by Section 10.04 of the Merger Agreement; provided, however, that no such notices, requests, demands and other communications shall be made to Robert A. Trevisani, Esq., Gatsby Hannah LLP, 225 Franklin Street, Boston, MA 02110.

        12.    Headings.    The underlined headings contained in this Reinstatement Agreement are for convenience of reference only, shall not be deemed to be a part of this Reinstatement Agreement and shall not be referred to in connection with the construction or interpretation of this Reinstatement Agreement.

        13.    Assignment.    No party hereto may assign any of its rights or delegate any of its obligations under this Reinstatement Agreement to any other Person without the prior written consent of the other parties hereto; provided, however, that (i) the Seller may, prior to the Merger Closing, assign to any Person its right to receive all or any portion of the Merger Consideration the Seller is entitled to and (ii) the Purchaser may assign all or part of its rights under this Reinstatement Agreement to a company or other legal entity controlled by it.

        14.    Parties in Interest.    Nothing in this Reinstatement Agreement is intended to provide any rights or remedies to any Person (including any employee or creditor of the Company) other than the parties hereto.

        15.    Severability.    In the event that any provision of this Reinstatement Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Reinstatement Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and

A-1-4

enforceable to the fullest extent permitted by law; provided, however, that the parties shall be entitled to receive substantially all of the economic benefit contemplated by this Reinstatement Agreement.

        16.    Entire Agreement.    This Reinstatement Agreement (including all Schedules and Exhibits), the Merger Agreement, the SPA and the letter agreement, dated the date hereof, regarding certain payments under Section 6(b), set forth the entire understanding of the Purchaser, the Company and the Seller and supersede all other agreements and understandings between the Purchaser, the Company and the Seller relating to the subject matter hereof and thereof.

        17.    Waiver.    No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Reinstatement Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this Reinstatement Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

        18.    Amendments.    This Reinstatement Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of the Purchaser, the Company and the Seller.

        19.    Interpretation of this Reinstatement Agreement.

          (a)   Each party hereto acknowledges that it has participated in the drafting of this Reinstatement Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Reinstatement Agreement.

          (b)   Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders and the neuter gender shall include the masculine and feminine genders.

          (c)   As used in this Reinstatement Agreement, the words "include," "including" and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."

          (d)   References herein to "Sections" and "Exhibits" are intended to refer to Sections and Exhibits to this Reinstatement Agreement.

        20.    Counterparts and Fascimile.    This Reinstatement Agreement may be signed in counterparts, all of which together shall constitute one and the same instrument. The parties hereto may provide signatures to this Reinstatement Agreement by facsimile, and such facsimile signatures shall be deemed to be the same as original signatures.

* * *

A-1-5

        IN WITNESS WHEREOF, the parties hereto have caused this Reinstatement Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

CAPITAL GROWTH PARTNERS LLC, by Talisker Mountain Developments, Inc., as Manager
By:	/s/ JEFF LEVINE Name: Jeff Levine Title: Secretary and Treasurer
CGP ACQUISITION, INC.
By:	/s/ JEFF LEVINE Name: Jeff Levine Title: Secretary and Treasurer
UNITED PARK CITY MINES COMPANY
By:	/s/ HANK ROTHWELL Name: Hank Rothwell Title: President
LOEB INVESTORS CO. XL
By:	/s/ JOSEPH S. LESSER Name: Joseph S. Lesser Title: Managing Partner

A-1-6

Exhibit A

To Reinstatement of Agreement and Plan of Merger Dated May 12, 2003

FINANCING AGREEMENT

        This FINANCING AGREEMENT is dated [Merger Closing Date] by and among Capital Growth Partners LLC, a Utah limited liability company ("CGP"), Loeb Investors Co. XL, a New York partnership ("Loeb"), United Park City Mines Company, a Delaware corporation ("UPK") and CGP Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of CGP ("Borrower").

        WHEREAS, CGP, UPK, Loeb and the Borrower, entered into a Reinstatement of Agreement and Plan of Merger dated May 12, 2003 (the "Reinstatement Agreement") which reinstates the terms and conditions of the Agreement and Plan of Merger, dated August 26, 2002 by and among CGP, UPK, the Borrower and certain of those entities and individuals whose names are set forth on Exhibit A to the Agreement and Plan of Merger (the "Merger Agreement");

        WHEREAS, in accordance with the terms of the Merger Agreement, the Borrower will merge with and into UPK, and UPK shall be the surviving company (the "Surviving Company") and assume all the rights and obligations of the Borrower;

        WHEREAS, following the Merger, the Surviving Company will be an indirect subsidiary of CGP;

        WHEREAS, the Borrower has requested that Loeb, provide seller financing to the Borrower in the aggregate original principal amount of FOUR MILLION THREE HUNDRED SEVENTY-ONE THOUSAND EIGHT HUNDRED SIXTY-SIX AND 00/100 DOLLARS ($4,371,866.00) (the "Seller Financing") to partially finance the transaction contemplated under the Reinstatement Agreement upon terms and conditions mutually satisfactory to CGP, the Borrower and Loeb;

        WHEREAS, Empire Mountain Village, LLC ("EMV") has options to purchase parcels of land ("Pod A"), as more particularly described on Schedule A attached hereto, pursuant to a Purchase and Sale and Option Agreement (the "Option Agreement") dated April 30, 2003, by and between CGP and EMV; and

        WHEREAS, within Pod A is a parcel of land which will have not less than 80,000 sq. ft. of density (the "Secured Property"), as more particularly described on Schedule B attached hereto and EMV may purchase, at its option, the Secured Property in accordance with the terms of the Option Agreement.

        All capitalized terms not defined herein shall have the meaning ascribed to them in the Reinstatement Agreement.

        NOW, THERFORE, in consideration of the above premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the parties hereto agrees as follows:

        1.    Loeb agrees:

          (A)  to provide the Seller Financing to the Borrower and take back a promissory note substantially in the form attached hereto as Exhibit A (the "Note") substantially on the following terms:

•	Principal Amount:	$4,371,866
•	Security:	The Note will be secured by a deed of trust and a mortgage over the Secured Property.

A-1-7

•	Issuer/Obligor:	UPK which is the owner of the Secured Property and Pod D and as the Surviving Company following the Merger will be the owner of subsidiaries which own Pod A and Pod B2
•	Term:	To [fifth anniversary of Merger Closing Date].
•	Interest Rate:	Years 1-3—6 1/2% per annum, compounding quarterly payable upon maturity of the Note
Years 4-5—10% per annum, payable quarterly in arrears.
•	Repayment:
Repayment to be made out of the proceeds from the exercise of the applicable option by EMV as set forth in the Option Agreement, an alternate buyer or otherwise by the Issuer. Recourse will be limited to the Issuer and the Secured Property.
•	Expenses:
CGP agrees to pay all legal expenses associated with enforcement of Loeb's rights under the Note and legal expenses associated with preparing for, entering into and executing the Note and the Mortgage (as defined below) and the premiums with respect to the title policy.

        ; and

        (B)  that it will not bring an action or other proceeding seeking reorganization, involuntary bankruptcy or other relief with respect to UPK, as the Surviving Company, or the debts thereof under any bankruptcy, insolvency or other similar laws now or hereinafter in effect until the financing provided by JDI Park City, L.L.C. ("JDI") is repaid. JDI is a third party beneficiary to this provision and is entitled to enforce this provision.

        2.     CGP and UPK, as the Surviving Company, hereby agree:

          (A)  CGP shall diligently pursue approval of an administrative subdivision of the Secured Property and the obtaining of Land Use Approvals (as hereinafter defined). In the event that CGP fails to complete such an administrative subdivision and obtain the Land Use Approvals within eight (8) months after the Merger Closing, or if CGP fails to use commercially reasonable diligence in pursuing such subdivision and the Land Use Approvals, and such failure continues for more than ten days after written notice by Loeb to CGP of such failure and CGP has not presented, within such ten day period, evidence reasonably satisfactory to Loeb that such subdivision will be timely completed, and Land Use Approvals timely obtained, subject to subsection 2(D) below, Loeb shall have the right, but not the obligation, to assume control of the pursuit of such subdivision and Land Use Approvals, and CGP shall cooperate with Loeb and shall, upon request, execute all applications and other documents which must be executed by the owner of the property to be subdivided in order to complete such subdivision or to obtain the Land Use Approvals. In such event, CGP shall reimburse all reasonable costs and expenses incurred by Loeb in completing the administrative subdivision and obtaining the Land Use Approvals. Furthermore, CGP shall provide Loeb with a copy of the application (and other supporting documents) relating to such administrative subdivision and Land Use Approvals a reasonable time prior to the filing of any such applications (and other supporting documents).

          (B)  In applying this Section 2, the completion of the administrative subdivision and obtaining of the Land Use Approvals shall be treated as a single project, such that a failure to diligently

A-1-8

  pursue either shall be treated as a failure to diligently pursue both, and that if a transfer of any right or responsibility to either complete the administrative subdivision or obtain the Land Use Approvals shifts from one entity to another, the rights and responsibilities for the entire project shall shift.

          (C)  For purposes of this Section 2, "Land Use Approvals" shall mean such general plan amendments, master planned development approvals, conditional use permits, subdivision approvals and other land use approvals by or of Park City and/or Summit County, as applicable, or any other governmental entity having jurisdiction over the Secured Property, as Loeb deems necessary or desirable to reasonably assure, to Loeb's satisfaction, that a residential development, having an aggregate floor area of not less than 80,000 square feet, could be legally constructed on the Secured Property.

          (D)  The rights granted to Loeb pursuant to this Section 2 shall be subject to the terms and conditions of that certain Agreement and Covenant of Cooperation, dated as of the date hereof, by and among UPK, Loeb, EMV, JDI, Mountain Developments I, Inc., a Delaware corporation, Blue Ledge Corporation, a Delaware corporation and CIBC WMC, Inc, a Delaware corporation.

        3.     CGP and UPK represent and warrant to Loeb that following the Merger Closing Date, UPK, as the Surviving Company, will have good and marketable title, in fee simple, to the Secured Property and Pod D as more particularly described on Schedule C attached hereto, free and clear of all mortgages, liens, encumbrances, equities, claims and obligations to other persons, of every kind and character other than the permitted exceptions agreed to by Loeb and CGP, the security interests held by CIBC WMC Inc., a Delaware corporation and JDI and the options held by EMV pursuant to the Option Agreement.

        4.     The obligation of Loeb to provide the Seller Financing is subject to (i) the receipt by Loeb of an executed Note and an executed Deed of Trust (the "Mortgage"), substantially in the form attached hereto as Exhibit A and B, respectively and (ii) the Closing of the Merger under the Merger Agreement.

        5.    Issuance.    The Note and the Mortgage will be issued in the name of Loeb.

        6.    Compliance with Laws.    The parties hereto shall execute such agreements and other documents, and shall take such other actions, as the other parties hereto may reasonably request (prior to, at or after the Merger Closing Date) for the purpose of ensuring that the Merger is carried out in full compliance with the provisions of all applicable laws and regulations, including, without limitation, the United States securities laws and regulations.

        7.    Governing Law.    This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflict of law).

        8.    Notices.    All notices, requests, demands and other communications to any party hereunder shall be given in the manner contemplated by Section 10.04 of the Merger Agreement; provided; however no such notices, requests, demands or other communications shall be sent to Robert A. Trevisani, Esq., Gadsby Hannah LLP, 225 Franklin Street, Boston MA, 02110.

        9.    Parties in Interest.    Nothing in this Agreement is intended to provide any rights or remedies to any Person (including any employee or creditor of the Company) other than the parties hereto.

        10.    Waiver.    No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

A-1-9

        11.    Amendments.    This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of CGP and Loeb.

        12.    Counterparts and Facsimile.    This Agreement may be signed in counterparts, all of which together shall constitute one and the same instrument. The parties hereto may provide signatures to this Agreement by facsimile, and such facsimile signatures shall be deemed to be the same as original signatures.

        13.    Fees and Expenses.    CGP shall bear all costs and expenses of each party hereto, including the premiums with respect to the title policy and reasonable attorneys' fees, in connection with preparing for, entering into and executing this Agreement, the Note and the Mortgage.

* * *

A-1-10

        IN WITNESS WHEREOF, the undersigned have duly executed this Financing Agreement as of the date written above.

CAPITAL GROWTH PARTNERS, LLC by, Talisker Mountain Developments, Inc., as Manager
By:	Name: Mark Thorne Title: Vice President
UNITED PARK CITY MINES COMPANY
By:	Name: Hank Rothwell Title: President
CGP ACQUISITIONS, INC.
By:	Name: Mark Thorne Title: Vice President
LOEB INVESTORS CO. XL
By:	Name: Joseph S. Lesser Title: Managing Partner

A-1-11

SCHEDULE A

Description of Pod A

[To be delivered and approved by the parties hereto on the Merger Closing Date]

A-1-12

SCHEDULE B

        A parcel of land located in the southwest quarter of Section 21 and the northwest quarter of Section 28, Township 2 South, Range 4 East, Salt Lake Base and Meridian.

        Beginning at a point that is North 88°09'24" East 2263.41 feet along Section Line and South 75.74 feet from the northwest corner of Section 28, Township 2 South, Range 4 East, Salt Lake Base and Meridian, said point also being on the southerly line of the Marsac Avenue Right of Way, according to the official plat thereof on file and of record in the office of the recorder, Summit County, Utah, and also being on a 775.00 foot curve to the left of which the radius point bears North 76°02'06" West; and running thence along the southerly line of the Marsac Avenue Right of Way the following two (2) courses: 1) northerly along the arc of said curve 172.84 feet through a central angle of 12°46'40" to a point on a 625.58 foot radius compound curve to the left of which the radius point bears North 88°48'45" West; thence 2) northerly along the arc of said curve 129.66 feet through a central angle of 11°52'33"; thence South 89°10'36" East 299.73 feet; thence South 32°51'20" West 76.81 feet; thence South 01°50'14" East 216.36 feet; thence South 86°55'33" West 277.38 feet to the Point of Beginning.

        Description contains 1.74 acres.

A-1-13

SCHEDULE C

Description of Pod D

[To be delivered and approved by the parties hereto on the Merger Closing Date]

A-1-14

EXHIBIT A

Form of Promissory Note

[Exhibit Omitted]

A-1-15

EXHIBIT B

Form of Deed of Trust

[Exhibit Omitted]

A-1-16

Annex B—MAJORITY STOCKHOLDER ACTION BY WRITTEN CONSENT

WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING OF
STOCKHOLDERS OF
UNITED PARK CITY MINES COMPANY

        Pursuant to Section 228 of the Delaware General Corporation Law, the undersigned, being holders of not less than a majority of the outstanding common stock of United Park City Mines Company, a Delaware corporation (the "Corporation"), hereby consent to, vote in favor of, and adopt the following resolutions:

          WHEREAS, the Corporation entered into an Agreement and Plan of Merger, dated as of August 26, 2002 (the "Merger Agreement"), by and among the Corporation, Capital Growth Partners, LLC, a Utah limited liability company ("CGP"), CGP Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of CGP ("CGP Acquisition"), and each entity or individual set forth on the signature pages thereof, pursuant to which the Corporation will merge with CGP Acquisition (the "Merger"), and following such Merger be a wholly-owned subsidiary of CGP;

          WHEREAS, the Merger Agreement was terminated on October 2, 2002; and

          WHEREAS, the Corporation entered into a Reinstatement of Agreement and Plan of Merger, dated as of May 12, 2003 (the "Reinstatement Agreement"), by and among the Corporation, CGP, CGP Acquisition and the Corporation's majority stockholder in order to amend and reinstate the terms of the Merger Agreement and consummate the Merger.

          NOW THEREFORE BE IT RESOLVED that the Merger, the Merger Agreement as amended and reinstated by the Reinstatement Agreement and the transactions contemplated thereby to which the Corporation is a party, be, and hereby are, adopted and approved; and

          FURTHER RESOLVED, that any and all acts of the individuals acting on behalf of the Corporation as officers are approved, ratified and confirmed in all respects.

        IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the 14th day of May, 2003.

STOCKHOLDER:
LOEB INVESTORS CO. XL
By:	/s/ JOSEPH S. LESSER Name: Joseph S. Lesser Title: Managing Partner

B-1

Annex C—SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to §228 or §253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the

Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D—Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2002

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 10-KSB

☒	Annual Report under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2002 or
☐	Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the transition period from to

Commission file number 1-3753

UNITED PARK CITY MINES COMPANY
(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0219807 (I. R. S. Employer Identification No.)
P. O. Box 1450, Park City, Utah (Address of principal executive offices)	84060 (Zip Code)
Issuer's telephone number, including area code (435) 649-8011
Securities registered under Section 12(b) of the Act:
Title of each class	Name of each exchange on which registered
Common Stock, $0.01 Par Value	New York Stock Exchange
Securities registered pursuant to Section 12(g) of the Act: None

        Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        Check if there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☐

        Issuer's revenues for its most recent fiscal year. $13,508,470

        Based on the closing sales price on March 5, 2003, the aggregate market value of the voting stock held by nonaffiliates of the registrant was $11,202,993. For purposes of this computation, voting stock directly held by officers and directors of the registrant and holders of more than 10% of the registrant's capital securities has been excluded. Such exclusion is not intended, nor shall it be deemed, an admission that such officers and directors are affiliates of the registrant.

        The number of shares outstanding of the registrant's common stock was 3,249,411 on March 5, 2003.

DOCUMENTS INCORPORATED BY REFERENCE

        The definitive Proxy Statement for the 2002 Annual Meeting of Stockholders, which will be filed with the Securities and Exchange Commission within 120 days after December 31, 2002, is incorporated by reference into Part III of this Form 10-KSB.

        Transitional Small Business Disclosure Format (Check One): Yes ☐    No ☒

PART I

Item 1. Description of Business

  General

        United Park City Mines Company's, a Delaware corporation formed in 1953 together with its subsidiaries ("United Park" or "Company"), principal business activities include leasing, developing and selling real property located in or near Park City, Utah.

        United Park acquired properties in the Park City area upon its formation in 1953. Prior to 1982, United Park's principal business was the mining of lead, zinc, silver, gold, and copper ores from these properties or the leasing of these properties to other mine operators. United Park now conducts no active mining operations and has no agreement to sell or lease its mining properties. The mining properties are maintained on a stand-by basis. United Park has evolved from historical roots as a mining company to a real estate development company capitalizing on its extensive land resources.

        United Park also leases land for skiing to the operators of the Park City Ski Area and the Deer Valley Ski Area.

  Real Estate

        United Park owns the surface estate to more than 8,300 acres of land. Of this land, United Park leases to ski resort operators, including Deer Valley and Park City Mountain Resort, approximately 4,800 acres of its surface estate for skiing. (See "Resort Agreements.") However, United Park has the right to sell certain portions of the leased properties, subject to the lessees' rights of first refusal to purchase the properties. United Park believes that a substantial portion of its land, including land not subject to lease and land which may become unencumbered by the leases in the future, may be suitable for resort, residential, commercial or industrial development.

        In the third quarter of 1995, Blue Ledge Corporation ("Blue Ledge"), a wholly owned subsidiary of the Company, received approval for the annexation and master plan of a proposed single family lot subdivision, Hidden Meadows, on approximately 258 acres of land adjacent to the Company's Morning Star Estates subdivision. The Hidden Meadows subdivision is a 45 lot subdivision of which 44 lots have been approved for sale. Blue Ledge sold 41 lots in the Hidden Meadows subdivision from 1995 through 2000. Blue Ledge sold one lot each in 2001 and 2002.

        On November 6, 1992, United Park entered into a Settlement Agreement and Release ("Settlement Agreement") with Royal Street Land Company, Deer Valley Resort Company, Royal Street of Utah, Royal Street Development Company (collectively "Deer Valley"), and Wells Fargo Bank, N.A. The Settlement Agreement provides United Park the opportunity to develop, without the encumbrance of the Deer Valley Ski Lease, certain parcels of land which are currently subject to the Deer Valley Ski Lease. The Settlement Agreement further provides Deer Valley the opportunity to acquire the balance of United Park's interest in the surface estate within the Deer Valley Ski Lease. Both United Park and Deer Valley's opportunities concerning the parcels of land currently under the Deer Valley Ski Lease are contingent upon construction plan approvals by the appropriate government agencies.

        During 1993, the Company initiated work on the design of a real estate development project known as Flagstaff Mountain Resort. The Company requested annexation and master plan approval for the project from Park City during 1994. The Company refined and improved the master plan and pursued approval for the project during 1995, 1996 and the first half of 1997. As provided by Utah statutes, the Company also pursued its development opportunities for this project in Summit County pursuant to an application, which the Company filed in 1996.

        In the third quarter of 1997, the Company submitted to Wasatch County a master plan for the development of a golf course and a mixed product development in the Bonanza Flats area of Wasatch County and pursued approval for this project known as Bonanza Mountain Resort.

        During the second quarter of 1998, the Company combined its Bonanza Mountain Resort project into the master plan of the Flagstaff Mountain Resort project and pursued the necessary approvals for the two projects with Park City and Wasatch County as one master planned project. The Company received approval of the parameters by which Park City would annex and approve the master plan for the Company's Flagstaff Mountain Resort project during the third quarter of 1998. The annexation occurred in July of 1999 when an Annexation and Development Agreement was signed with Park City. As currently planned, Flagstaff Mountain Resort will feature a mix of multi-family condominiums and townhouses totaling 470 units, 75,000 square feet of commercial space and 54 single-family home sites. Bonanza Mountain Resort will include 160 single-family home sites, 100 multi-family development sites, and a resort golf course. During 2002, the Company began infrastructure construction and continued to market the first phase of the Flagstaff Mountain Resort. The Company sold 4 single-family home sites and a 25-unit townhouse site during 2002. United Park expects to continue the first phase infrastructure construction and marketing effort during 2003 and to pursue final approvals for the next phase of the Flagstaff project. The Company completed the preliminary master plan approval for Bonanza Mountain Resort with Wasatch County in January 2002.

        In July 1999, the Company signed a Letter of Understanding with Arizona-based DMB Associates, Inc. ("DMB") to pursue a joint venture partnership to develop Flagstaff Mountain and Bonanza Mountain Resorts. The joint venture was formed on June 15, 2000. Under the terms of the joint venture's operating agreement, the Company was entitled to terminate the joint venture prior to September 30, 2000, if it did not approve a business plan or budget provided by DMB for the development of subject properties. The parties to the joint venture agreement were unable to agree upon or approve the business plan by September 30, 2000, and mutually agreed to extend the date by which such approval would be required to January 17, 2001. The joint venture was terminated by the terms of the operating agreement at the expiration of the extension period. The Company, as required by the operating agreement, will reimburse joint venture development costs of $2,445,030 and accrued interest to DMB in January of 2004. The Company has accrued $2,727,879 related to this obligation at December 31, 2002.

        In conjunction with another developer, the Company completed a master plan for twelve lots, which adjoin the other developer's project known as Deer Crest. The Company received the necessary approvals to develop and market eight of those twelve lots during 1998 and sold four of the approved lots during 1998 and another lot during 1999. The remaining three approved lots were sold and the associated lot development completed during 2000. The Company received the necessary approvals to develop the remaining four master planned lots during 1999, with marketing and development commencing in 2000. Two of the lots were sold in 2000 and the remaining two lots are currently available for sale. The majority of the four-lot development was completed during 2000 with the remaining development finished during 2001.

        During 1997, the Company received a master plan approval for two of its properties in the vicinity of Keetley, Utah, overlooking the Jordanelle Reservoir. In June of 2002, the Company received construction approval for a three-part development on one of these properties. Construction and marketing began on the three adjacent components known as the commerce park, multi-family housing and the Star Harbour subdivision. The commerce park component of the Keetley project was listed for sale during October 2001. The multi-family housing component of the Keetley project was exchanged during July 2001, for affordable housing credits. These credits are necessary for the development of the Bonanza Project. The Company made available for sale and sold all 35 lots of the Star Harbour subdivision during 2001. The majority of the development was completed during 2001 with the remaining work completed during 2002.

        United Park submitted a preliminary plan for approval on the second property in the Keetley area, Pioche, in January of 2002 and received preliminary plan approval in July of 2002. The approval was for 68 single-family home lots, 71 condominium pads and 4 ski clubs. The Company has yet to determine when it will pursue final approvals.

        Activity associated with various other parcels owned by the Company included the sale of a single-family lot in Park City during October 2002, the sale of Willow Heights during July 2001 and the receipt of approval to develop and sell a single ski-in, ski-out lot located adjacent to a local ski resort during October 2001.

        The Company also owns several other real estate parcels and believes that real estate development potential exists on these properties, if the necessary agreements and approvals are obtained. The Company intends to pursue development of these properties as the opportunities arise.

        Some of the factors that influence the development of the Company's real estate include competition, cooperative agreements with other parties, governmental approvals, master plans, engineering, installation of utility service, and financing. The Company faces competition in its real estate development activities from developers that have completed and are currently marketing other development projects in the Park City area. The market for developed real estate in the Park City area is also subject to seasonal fluctuations, with most sales occurring during the ski season from December through March and the summer season from June through September of each year. The Company believes that the quantity and variety of its real estate holdings, which may be suitable for resort, residential, industrial or commercial uses, gives the Company a competitive advantage and the ability to adapt to changing market conditions. The Company occasionally sells parcels of land outside of its development areas, as opportunities become available.

        The Board of Directors believes that the current value of the Company's real property is in excess of its book value, and that the recorded costs associated with land and real estate on the balance sheet will be recoverable through the sale and development of the related properties.

  Mine Maintenance

        United Park owns the mineral estate to more than 13,400 acres of land principally located near or in Park City, Utah. United Park's total mining properties consist of more than 10,500 acres of patented (fee title) mining claims, together with an additional 2,726 acres of fee lands and 201 acres of unpatented mining claims. Portions of the surface estate of these properties have been sold; however, United Park has retained the surface estate to more than 8,300 acres, as described under "Real Estate."

        The Company has modified the extent it will engage in mine maintenance activities after 2002. In August 2002, United Park entered into agreements for a non-cash transaction with the Jordanelle Special Service District ("JSSD") under which the Company exchanged certain real property and water rights for a release of treatment obligations, including costs associated with the operation and maintenance of the water treatment facility. This exchange relieved the Company of its obligations under the Utah Pollutant Discharge Elimination System ("UPDES") permit as well as substantially all costs associated with maintaining the underground mine workings (which management estimated to be in excess of $900,000 annually). United Park retained easement and mineral rights to the properties sold to JSSD.

        The Company owns several underground mines, most of which are interconnected via underground tunnels and shafts. United Park's mining properties have not been operated since 1982, but are maintained on a stand-by basis. The Ontario Mine serves as United Park's primary facility for its maintenance activities; however, the Company also maintains facilities at several other locations. United Park has three principal shafts and four adits used for ventilation and transportation, as well as numerous drifts, raises, underground workings, and facilities on the surface of its properties. The maintenance activities on a number of these shafts and adits are undertaken to provide that all types of equipment are in adequate condition, that underground transportation and ventilation systems are adequate, and that the Company is in compliance with its governmental permits. Certain tunnels, shafts and related mining equipment were sold to JSSD during 2002. The Company's maintenance obligations have been reduced by the sale.

        The costs associated with maintaining and holding the Company's mining properties include, but are not limited to, costs for water treatment and pumping, tunnel maintenance, security, equipment and building maintenance, utilities, fuel, payroll, insurance, property taxes, other taxes, and cost of compliance with various governmental regulations.

        The water which is discharged from the Ontario Mine is subject to a UPDES permit issued by the Division of Water Quality, Utah Department of Environmental Quality, with oversight by the U. S. Environmental Protection Agency ("EPA"). This permit sets limitations on the concentrations of various metals allowed in the water before the water can be released into the environment. To comply with the UPDES permit, the Company must monitor the concentrations of various metals in the water flowing from the mine and treat the water before it is released. The Company participates in the maintanance and operation of a water treatment facility at its Keetley site for this purpose. The Company received a notice of violation ("NOV") in the spring of 2000 for UPDES permit violations relating mostly to failed equipment. The NOV was completely settled with the respective agencies in 2002 and the resolution did not have a significant impact on the Company. In 2002, as discussed above, United Park transferred the water treatment facilities and the UPDES permit to JSSD. Therefore, the Company is no longer the owner or operator of the permit or water treatment facilities. United Park was in compliance with its environmental and regulatory permits issued by various governmental agencies during 2001 and the portion of 2002 in which it participated in the operation of a water treatment facility at the Keetley Mine site.

        A portion of United Park's mining property, known as "Richardson Flat Tailings," which the Company monitored under its UPDES permit, has been subject to evaluation by the EPA pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"). On June 24, 1988, the EPA proposed that the Richardson Flat Tailings site be added to the EPA's National Priorities List ("NPL"), the EPA's listing of national priority hazardous waste sites. In response to the comments submitted by United Park, the EPA determined not to list the site on the NPL. On February 7, 1992, the EPA again proposed the listing of the Richardson Flat Tailings site to the NPL. In April 1992, the Company submitted written comments opposing the listing on a number of substantive and procedural grounds. The EPA has neither responded to United Park's comments nor finalized its proposal to list the site. On September 27, 2000, United Park executed an Administrative Order on Consent with the EPA to perform a voluntary focused remedial investigation and feasibility study ("Focused RI/FS") to determine if any remedial action may be warranted at Richardson Flat. The Company has accrued its best estimate of costs to complete the Focused RI/FS at Richardson Flat (Refer to Item 6. Management's Discussion and Analysis or Plan of Operation under Mine Maintenance). As of early 2001, United Park is no longer obligated under the UPDES permit to monitor certain wells and surface waters near its Richardson Flat property.

        The Company's Empire Canyon property has been listed on the Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS") database. CERCLIS is EPA's comprehensive database and management system that inventories and tracks releases addressed, or needing to be addressed, by the CERCLA program. However, inclusion of a site or area in the CERCLIS database does not represent a determination of a party's liability, nor does it represent a finding that any response action is warranted. For example, EPA may decide a site does not warrant further action and discontinue any further site investigation. In an (undated) letter to the Company received in March 2002, EPA stated that it does not presently consider the Flagstaff properties to be part of the Empire Canyon CERCLIS site. In addition, in the same letter, EPA stated it has determined that conditions of certain parcels of Empire Canyon within the Company's Flagstaff project do not warrant federal superfund involvement. The Company previously reported in its filings for the first and second quarters of 2002 that it was negotiating an Administrative Order on Consent ("AOC") with EPA to perform an Engineering Evaluation/Cost Analysis ("EE/CA") to determine if any action is warranted in Empire Canyon. However, the AOC to perform an EE/CA was executed by the Company on May 9, 2002. A draft EE/CA has been completed and delivered to the agencies for their consideration, but the decision regarding when and if any removal or remediation may be required has not been made. As of the date of the execution of the AOC to perform an EE/CA and throughout the remainder of fiscal year 2002, the Company did not have sufficient information to estimate the future costs of the removal or remediation work to be completed. Subsequently, the Company has obtained sufficient information to estimate those costs and projected $1,174,753 as its best estimate of future costs to be spent on Empire Canyon over multiple years. The Company has accrued this liability as of December 31, 2002, with a corresponding increase in deferred development costs. At this time, United Park is unable to determine the effect, if any, this will have, beyond the amount recognized during 2002, on its results of operations or financial position.

        The Company is also participating in the Upper Silver Creek Watershed Group ("USCWSG"). The USCWSG was formed to conduct a complete review of the Silver Creek Watershed to determine sources of contamination to Silver Creek and to prepare a practical remediation plan. To date, the USCWSG has completed its sampling efforts and published findings but has not reached any conclusion nor presented any remediation plans. Management is, at this time, unable to estimate the amount or range of additional work required in connection with the USCWSG study.

        United Park is unable to predict when, if ever, it will be economically feasible for it or another company to resume mining operations. The economic feasibility of resuming mining operations will depend upon, among other things, an increase in metals prices and the resolution of technical problems such as groundwater problems and certain milling applications. The Company cannot currently predict the metals prices which would allow for economic mining operations. If the Company or another operator resumes active mining operations on the properties, it would be necessary to update or acquire certain additional permits, licenses or approvals from the appropriate governmental agencies.

        The resumption of mining operations may also be hindered by the construction of the Jordanelle Dam and Reservoir in the Bonneville Unit of the Central Utah Project ("CUP"). The Jordanelle Reservoir covers only minor portions of United Park's mining properties, but it could cause United Park's mines to be inundated by the impounded water seeping underground through existing faults and fissures. This underground seepage would exacerbate the current problems caused by groundwater in the mines, such as the necessity of pumping and treating all discharged waters and dewatering additional portions of the mines before mining operations could be resumed. The United States Department of Interior, Bureau of Reclamation ("BOR") began construction of the Jordanelle Dam in 1987 and began filling the Jordanelle Reservoir in 1993. The reservoir was filled ahead of schedule in 1996. From 1979 through the early 1990's, the Company provided BOR and other government agencies with oral and written comments concerning the impact of the Jordanelle Dam on the Company's mining properties. The Company has established a system to monitor water flows in its mines. This monitoring system provided the Company data from inception through a portion of 2002. The monitoring system was part of the JSSD transaction in which United Park exchanged certain real property, including the groundwater monitoring system and water rights, for a release of certain treatment and maintenance obligations associated with the Keetley Treatment Facility.

        United Park, through a wholly owned subsidiary, The Weber Coal Company ("Weber Coal"), owned approximately 811 acres of fee land located east of Coalville, Utah. Historically, Weber Coal was a coal producer, but the mines were plugged and abandoned in the 1950's. Pursuant to prior leases for oil and gas development, which have all now expired by their own terms, an oil and gas exploratory well was drilled on this land in 1979. Although this well was later abandoned for lack of production, Weber Coal did not believe the oil and gas potential of these lands was adequately tested because of the substantial subsurface deviation of this wellbore from the targeted formation. Weber Coal has leased the surface of its properties for grazing and permitted natural gas to be stored under the surface, but did not receive material revenue from these activities. During January 2000 the Company liquidated Weber Coal and transferred all of its assets, properties and liabilities to United Park. The Company currently has contracted to allow a third party to perform exploration or development of these oil and gas properties.

  Resort Agreements

        From 1963 to 1971, United Park operated a ski resort in Park City, Utah, on the surface of portions of its properties not used in connection with its mining operations. Effective January 1, 1971, United Park entered into certain interrelated agreements ("Resort Agreements") whereby United Park agreed to sell and lease its ski resort properties to Treasure Mountain Resort Company, which later changed its name to Greater Park City Company ("GPCC"). The Resort Agreements were amended in 1975 and were subject to litigation, which commenced in 1986 and was settled in 1995.

        As part of the Resort Agreements, United Park and GPCC entered into an agreement that provides for the sale of certain water rights by United Park to GPCC, and United Park perpetually reserved for itself, from some of the water rights which it sold to GPCC, the right to use a portion of the water for mining, milling, and related purposes.

        In addition, United Park entered into three leases with GPCC. As amended, the leases, which together cover the surface of approximately 5,300 acres of land, permit the operation of ski lifts and ski runs on the leased land. The term of each lease has been extended to April 30, 2011 by notice to the Company. The lessees have the right to extend each lease for two additional periods of 20 years each. Certain portions of the property subject to the leases may be sold by United Park subject to the lessees' rights of first refusal. Under the extension provisions, the leases require the lessees to pay rent to United Park annually. The Deer Valley and Park City Mountain Resort, operators, paid United Park for the 2000-01 ski season a total of $192,395, and for the 2001-02 ski season, a total of $148,670.

  Employees

        United Park employs a total of eleven full-time and two part-time employees in its operations. United Park maintains a staff of eight full-time salaried and two part-time employees in the Ontario #3 office. In addition, United Park maintains a staff of three full-time employees, each of whom is an experienced equipment operator, for its mine maintenance operations.

Item 2. Description of Property

        In addition to the following description, please refer to Item 1. Description of Business under the headings "Real Estate," "Mine Maintenance" and "Resort Agreements."

  Title To Properties

        United Park has obtained certified abstracts of title on substantially all of its patented mining claims and fee lands. In general, these abstracts contain all recorded documents appearing in the chain of title to the particular property from the original notice of location or patent through the conveyance to United Park. With respect to fee properties acquired during the past 20 years, however, the seller has generally provided United Park a policy of title insurance. Although United Park has generally not obtained title opinions from independent legal counsel or policies of title insurance on its properties, management has satisfied itself as to title matters either by in-house reviews of abstracts by Company personnel or by purchasing policies of title insurance on selected properties.

        United Park's unpatented, lode mining claims are generally located on small "open" areas between its patented mining claims. Under applicable law, United Park does not hold fee title to these unpatented claims, as is the case with its patented mining claims, but rather holds equitable and beneficial title to the mineral estate subject to the paramount title of the United States and to the requirements of maintaining the claims imposed by applicable federal and state laws and regulations. United Park maintains files for each of these unpatented, lode mining claims documenting its compliance with these requirements for the location and maintenance of the unpatented claims. The claim files have been reviewed by Company personnel for completeness and compliance, but no title opinions have been obtained on these properties from independent legal counsel. Policies of title insurance generally are not available for unpatented mining claims prior to the time a patent conveying fee title to the claim is issued by the United States.

        The Company has entered into or is negotiating to enter into agreements to include certain properties, either owned by third parties or jointly owned with third parties, in the Company's development plan, whether by purchase, exchange or joint venture. The Company does not anticipate that such agreements or the failure to enter into such agreements will have an adverse impact on the development of the Company's property.

        Although it has not conducted an examination of the public records affecting its properties and has not obtained title opinions or policies of title insurance covering all of its properties, United Park is not aware of any encumbrances, other than those discussed under "Legal Proceedings" and those utility and access easements or rights of way either placed upon the properties by United Park or otherwise affecting the properties.

Item 3. Legal Proceedings

        As of March 10, 2003, United Park and its subsidiaries were involved in the following material litigation matters:

        In 1994, Charles Frank and Nadine Gillmor filed a complaint against United Park, Blue Ledge and others in the Third District Court, Summit County, Utah. In the complaint, they claimed an interest in a number of properties, including a prescriptive easement over a portion of a lot in the Morning Star Estates Subdivision, a prescriptive easement over another parcel of property owned by Blue Ledge, and title by adverse possession to a parcel of property owned by Blue Ledge. In August 2002, the court ruled that the matter would be dismissed for, among other matters, the plaintiff's failure to prosecute the case unless the plaintiff filed an opposing motion within thirty days. The plaintiff filed the motion in opposition within the required period, but has not otherwise pursued the matter. For more information regarding this matter, see United Park's report on form 10-KSB for the period ended December 31, 2000.

        In late 2001, a former employee of Park City Silver Mine Adventure, Inc. ("PCSMA"), a wholly-owned subsidiary of United Park, served a complaint against PCSMA and United Park in the United States District Court for the District of Utah, alleging claims of sexual harassment, wrongful termination, sexual discrimination, negligent employment practices, intentional infliction of emotional distress, and assault and battery. The complaint was dismissed with prejudice in September 2002 with respect to all claims other than the claim for emotional distress, which the court dismissed without prejudice and with leave for the plaintiff to bring the claim in state court. The plaintiff has not filed the emotional distress claim in state court.

        In July 2001, Summit Water Distribution Company filed a Complaint and Petition for Review of Final Agency Action against Park City Municipal Corporation, United Park and other parties in the Third District Court, Summit County, Utah. The complaint and petition requests judicial review of a May 2001 order by the State Engineer which approved a change of place of use, nature of use, and point of diversion of various water rights to municipal uses within Park City. United Park holds an equitable interest in some of the water rights subject to the change application. United Park was served with a copy of the complaint and petition in February 2002. The complaint and petition seeks declaratory judgment reversing and vacating the State Engineer's decision, a permanent injunction enjoining the diversion and use of certain water rights, an order declaring the listed water rights forfeited for non-use; an order enjoining the transfer of certain water rights to a new source, and an order enjoining approval of the change application. United Park has not yet responded to the complaint. Park City Municipal Corporation and the other defendants to the action will also be defending the State Engineer's decision approving the change application. In early 2002, the Utah State Engineer filed a motion to dismiss the complaint. United Park joined in that motion. Summit Water Distribution Company responded to that motion and also asked the court to allow Summit Water Distribution Company to correct a procedural problem with regard to the service of its complaint. The Utah State Engineer and United Park thereafter filed motions in opposition to Summit Water Distribution Company's request. The motions are currently pending.

        In February 2000, United Park filed an action against Stichting Mayflower Mountain Foods and Stichting Mayflower Recreational Foods in the Fourth District Court, Wasatch County, Utah. The action seeks partition of certain patented mining claims owned by United Park and the Stichting entities as tenants in common. In 2002, United Park filed a motion for summary judgment, asking the court to accept a report and recommendations that had been prepared by referees in the matter. The court denied that motion and scheduled a bench trial on the matter for December 2002. The parties have stipulated to an indefinite continuance of the bench trial while they attempt to resolve the dispute.

        In July 2000, United Park and other parties filed a quiet title action against Stichting Mayflower Mountain Foods and Stichting Mayflower Recreational Foods in the Third District Court, Summit County, Utah, seeking quiet title in favor of the other plaintiffs in the action to a patented mining claim. Once clear title is established, the other plaintiffs in the action have agreed to convey a portion of the patented mining claim to United Park. In July 2001, the court granted United Park's motion for summary judgment and quieted title in the mining claims in the name of the other plaintiffs. Stichting has appealed the court's decision to the Utah Court of Appeals. Oral argument on the matter has been scheduled for the end of March 2003.

        United Park paid assessed property taxes for 1998 and 1999, under protest, to the Summit County Treasurer and Utah State Tax Commission based on property tax valuations that were significantly in excess of valuations for prior years. United Park filed a refund suit for those taxes in March 2001. The suit was transferred to a tax court judge, and the taxing authorities filed a motion to have the case dismissed. That motion was denied. The taxing authorities offered to settle the suit for an amount equal to the refund claimed. The parties are awaiting settlement documents to be completed.

        United Park is the subject of an Administrative Order on Consent for a Focused Remedial Investigation/Feasibility Study with the United States Environmental Protection Agency ("EPA") for the Richardson Flat Tailings Site, located near Park City, Utah.

        United Park is the subject of an Administrative Order on Consent with the EPA dated May 9, 2002 to perform an Engineering Evaluation/Cost Analysis for the Empire Canyon site, located in Park City, Utah.

Item 4. Submission of Matters to a Vote of Security Holders

        There were no matters submitted to a vote of the Company's shareholders through the solicitation of proxies or otherwise during the fourth quarter of the fiscal year ended December 31, 2002 and subsequent to year-end through the date of this filing.

PART II

Item 5. Market for Common Equity and Related Stockholder Matters

        The common stock of United Park, $.01 par value, is traded on the New York Stock Exchange under the symbol "UPK." As of March 5, 2003, United Park had 3,249,411 outstanding shares of common stock held by approximately 965 stockholders of record. The following table sets forth the high and low sales price for United Park's common stock during the last two years, as reported in the consolidated transaction reporting system.

	2002		2001
	High	Low	High	Low
First Quarter	$23.1300	$19.0000	$22.6300	$20.0000
Second Quarter	$24.2500	$23.1400	$20.1500	$19.0500
Third Quarter	$24.2000	$21.4500	$19.4500	$18.7000
Fourth Quarter	$23.7500	$17.6000	$19.4500	$19.3000

        Since its incorporation, United Park has not paid a dividend on its common stock and it does not expect to pay a dividend in the near future.

Item 6. Management's Discussion and Analysis or Plan of Operation

        This Form 10-KSB may contain trend information and forward-looking statements that involve risks and uncertainties. The actual results of operations of the Company could differ materially from the Company's historical results of operations and those discussed in such forward-looking statements as a result of certain factors set forth in this section and elsewhere in this Form 10-KSB, including information incorporated by reference.

  Critical Accounting Policies and Estimates

        The discussion and analysis of the Company's financial condition and results of operations are based upon the consolidated financial statements. The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates about the effect of matters that are uncertain and to make difficult, subjective and complex judgments. These estimates and assumptions affect the reported amounts in the financial statements and disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates all of these estimates and judgments. Actual results could differ from these estimates. The Company believes that the following accounting policies are the most critical because they have the greatest impact on the Company's financial condition and results of operations.

  Closure and Reclamation

        The Company is presently maintaining its inactive mine properties in Park City, Utah. No actual mining operations have taken place since 1982. The Company is unable to predict when, if ever, it will be economically feasible for the Company or another company to resume mining operations on its properties. The economic feasibility of resuming mining operations will depend upon, among other things, an increase in metals prices and the resolution of technical problems such as groundwater problems and certain milling applications. The Company cannot currently predict the metals prices which would allow for economic mining operations. If the Company or another operator resumes active mining operations on the properties, it would be necessary to update or acquire certain additional permits, licenses or approvals from the appropriate governmental agencies.

        United Park estimates future reclamation and mine closure costs mainly on the basis of legal and regulatory requirements. At various times we review the adequacy of our closure and reclamation accruals based on our current estimates of future costs. In the event that actual costs differ from those estimates, our results of operations and financial condition will be affected. Because no mining activity has occurred since 1982 and no known legal and regulatory requirements exist, no liability has been recorded for closure and reclamation costs.

  Environmental Remediation Costs

        The Company accrues for capital improvements and expenses associated with environmental remediation obligations when such capital improvements and expenses are probable and reasonably estimable. Those accrued costs of future expenditures are not discounted because of uncertainties related to the timing of payment.

  Capitalization of Development Costs

        Expenditures relating to the future development of real estate held by the Company are deferred and shown as an asset on the balance sheet as they are expected to be recoverable through future sales. The Company allocates capitalized real estate development costs on a specific identification basis. Common costs and amenities are allocated on a relative sales value basis. If necessary, a valuation allowance is recorded to reflect an impairment in the carrying value of deferred real estate development costs or land that is held for sale, lease or development.

        All direct and indirect costs relating to the Company's real estate projects are capitalized as incurred. Included in capitalized costs are certain amounts that are also classified as accrued development costs, which represent known or estimated amounts that do not necessarily have a determined payment date.

        The Company believes that it has no current requirements to incur reclamation or remediation costs on any of its real estate properties other than those properties discussed prevously in the Item 1. Mine Maintenance section. However, should the Company pursue development of certain land parcels in the future, it could incur material environmental costs related to preparing those parcels of land for development.

        Management believes that the recorded costs associated with land and real estate development on the balance sheet will be recoverable through the sale and development of the real estate.

  Revenue Recognition

        The Company recognizes revenue from the sale of real estate at the time title is conveyed to the buyer, minimum down payment requirements are met, the terms of any notes received satisfy continuing payment requirements, and there are no requirements for continuing involvement by the Company with the property. When it is determined that the earnings process is not complete, income is deferred using the installment, cost recovery or deposit methods of accounting, as appropriate.

  Deferred Tax Asset and Tax Valuation Allowance

        When the Company incurs a net operating loss, a deferred tax asset is recorded to offset future tax expense. When the Company believes that it may not be able to use the deferred tax asset, a valuation allowance is recorded against that deferred tax asset. Recording a deferred tax asset decreases income tax expense and recording a valuation allowance increases income tax expense in the period recorded. Principally due to past net operating losses, the Company has recorded a net deferred tax asset of approximately $4.9 million as of December 31, 2002. The Company has also recorded a valuation allowance offsetting this asset. For future periods, if the Company determines that all or a portion of the Company's deferred tax asset can be utilized, the Company will record an adjustment to the valuation allowance, which will decrease the income tax expense in that period.

  Liquidity and Capital Resources

  Cash Flow

        The Company's 2002 net cash increase of $128,103 was primarily the result of cash provided by operations of $9,559,372 and by financing activities of $3,786,581. The Company received $1,476,370 net proceeds from its $2,000,000 bank line-of-credit, $252,552 from another line-of-credit, $1,634,153 from the Flagstaff Phase I construction loan, $18,892 from the 7.2b construction loan and $428,981 from stockholder advances, which were partially offset by the paydown of other debt financing of $24,367. The principal uses of cash included capital expenditures and construction-in-progress of $140,952 and for a net increase in deferred real estate development costs of $8,825,225. The majority of deferred real estate development costs expended was on the Flagstaff Mountain Resort of approximately $12,720,000.

        The Company's Consolidated Statements of Cash Flows reflect that $1,119,722 in net cash and cash equivalents was used during 2001, leaving a cash balance of $22,146 as of December 31, 2001. The Company's 2001 net cash decrease was primarily the result of expenditures for deferred real estate development costs, partially offset by bank financing and accrued liabilities. The major uses of cash included capital expenditures and construction-in-progress of $96,893 and a net increase of deferred real estate development costs of $4,489,276. The Company received a net $588,369 from its $2,000,000 bank line-of-credit and accrued development costs increased by $2,143,830 including a funding arrangement with a local ski resort to jointly develop connecting properties amounting to $1,442,085.

  Real Estate

        Management's plans and activities in real estate constitute the major components in the overall plans for the Company's future. (Refer to "Item 1. Description of Business" for a discussion of the Company's real estate development activities.)

        As currently planned, Flagstaff Mountain Resort will feature a village concept with a mix of multi-family condominiums and townhouses totaling 470 units, 75,000 square feet of commercial space and 54 single-family home sites. Bonanza Mountain Resort will include 160 single-family home sites, 100 multi family development sites, and a resort golf course. During 2002, the Company began infrastructure construction and continued to market the first phase of the Flagstaff Mountain Resort. The Company sold 4 single-family home sites and a 25-unit townhouse site during 2002. United Park expects to continue the first phase of infrastructure construction and marketing effort during 2003 and pursue final approvals for the next phase of the Flagstaff project. The Company completed the preliminary master plan approval for Bonanza Mountain Resort with Wasatch County in January 2002.

        In July 1999, the Company signed a Letter of Understanding with DMB to pursue a joint venture partnership to develop Flagstaff Mountain and Bonanza Mountain Resorts. The joint venture was formed on June 15, 2000. Under the terms of the joint venture's operating agreement, the Company was entitled to terminate the joint venture prior to September 30, 2000, if it did not approve a business plan or budget provided by DMB for the development of subject properties. The parties to the joint venture agreement were unable to agree upon or approve the business plan by September 30, 2000, and mutually agreed to extend the date by which such approval would be required to January 17, 2001. The joint venture was terminated by the terms of the operating agreement at the expiration of the extension period. The Company, as required by the operating agreement, will reimburse joint venture development costs of $2,445,030 and accrued interest to DMB in January of 2004. The Company has accrued $2,727,879 related to this obligation at December 31, 2002.

        In conjunction with another developer, the Company completed a master plan for twelve lots on its properties, which adjoin the other developer's project, known as Deer Crest. The Company received the necessary approvals to develop and market eight of those twelve lots during 1998 and sold four of the approved lots during 1998 and another lot during 1999. The remaining three approved lots were sold and the associated lot development completed during 2000. The Company received the necessary approvals to develop the remaining four master planned lots during 1999, with marketing and development commencing in 2000. Two of the lots were sold in 2000 and the remaining two lots are currently available for sale. The majority of the development on the lots was completed during 2000, with the remaining development finished during 2001.

        During 1997, the Company received a master plan approval for two of its properties near Keetley, Utah, overlooking the Jordanelle Reservoir. In June of 2002, the Company received construction approval for a three-part development on one of these properties. Construction and marketing began on the three adjacent components known as the commerce park, multi-family housing and the Star Harbour subdivision. The commerce park component of the Keetley project was listed for sale during October 2001. The multi-family housing component of the Keetley project was exchanged, during July 2001, for affordable housing credits. These credits are necessary for the development of the Bonanza Project. The Company made available for sale and sold all 35 lots of the Star Harbour subdivision during 2001. The majority of the development was completed during 2001 with the remaining work completed during 2002.

        United Park submitted a preliminary plan for approval on the second property in the Keetley area, Pioche, in January of 2002 and received preliminary plan approval in July of 2002. The approval was for 68 single-family home lots, 71 condominium pads and 4 ski clubs. The Company has yet to determine when it will pursue final approvals.

        Activity associated with various other parcels owned by the Company included the sale of a single-family lot in Park City during October 2002, the sale of Willow Heights during July 2001, and the receipt of approval to develop and sell a single ski-in, ski-out lot located adjacent to a local ski resort during October 2001.

        The Company also owns several other real estate parcels and believes that real estate development potential exists on these properties, if the necessary agreements and approvals are obtained. The Company intends to pursue development of these properties as opportunities arise.

  Mine Maintenance

        The Company incurs direct costs associated with maintaining and holding its properties. These costs include, but are not limited to, costs for water treatment and pumping, tunnel maintenance, equipment and building maintenance, utilities, fuel, payroll, insurance, property taxes, other taxes, and compliance with various regulations. The Company's expenditures in 2002 for regular mine maintenance were $1,494,534. The Company expended $1,977,620 for regular mine maintenance during 2001. The Company's sale to Jordanelle Special Service District ("JSSD") during August 2002 of certain mine tunnels and certain related mining equipment will cause anticipated regular mine maintenance costs for 2003 to be further reduced as compared to the 2002 reduction.

        The water which is discharged from the Ontario Mine is subject to a Utah Pollutant Discharge Elimination System ("UPDES") permit issued by the Division of Water Quality, Utah Department of Environmental Quality, with oversight by the U. S. Environmental Protection Agency ("EPA"). This permit sets limitations on the concentrations of various metals allowed in the water before the water can be released into the environment. To comply with the UPDES permit, the Company must monitor the concentrations of various metals in the water flowing from the mine and treat the water before it is released. The Company participates in the maintanance and operation of a water treatment facility at its Keetley site for this purpose. The Company received a notice of violation ("NOV") in the spring of 2000 for UPDES permit violations relating mostly to failed equipment. The NOV was completely settled with the respective agencies in 2002 and the resolution did not have a significant impact on the Company. In 2002, United Park transferred the water treatment facilities and UPDES permit to JSSD. Therefore, the Company is no longer the owner or operator of the permit or water treatment facilities.

United Park was in compliance with its environmental and regulatory permits issued by various governmental agencies during 2001 and the portion of 2002 in which it participated in the operation of a water treatment facility at the Keetley Mine site.

        A portion of United Park's mining property, known as "Richardson Flat Tailings" has been subject to evaluation by the EPA pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"). On June 24, 1988, the EPA proposed that the Richardson Flat Tailings site be added to the EPA's National Priorities List ("NPL"), the EPA's listing of national priority hazardous waste sites. In response to the comments submitted by United Park, the EPA determined not to list the site on the NPL. On February 7, 1992, the EPA again proposed the listing of the Richardson Flat Tailings site to the NPL. In April 1992, the Company submitted written comments opposing the listing on a number of substantive and procedural grounds. The EPA has neither responded to United Park's comments nor finalized its proposal to list the site.

        The NPL has been established by the EPA under CERCLA to identify, inventory, and prioritize sites which warrant further investigation to assess the nature and extent of any public health and environmental risks associated with the site and to determine what remedial action, if any, may be appropriate. Inclusion of a site on the NPL does not establish that the EPA will necessarily require remedial action for the site. Listing on the NPL does not establish that any remedial action by the EPA or any private party is necessary nor does listing determine any liability for the cost of any remediation at the site

        Numerous mining properties throughout the United States owned by other entities are currently proposed for listing or are listed on the NPL. In 1983, United Park began a containment program, which is now substantially complete, to cover the Richardson Flat Tailings area with topsoil and seed the site for vegetation. Management is not now able to accurately predict whether the Richardson Flat Tailings site will be listed on the NPL and, if it is listed, whether further remedial actions will be required. On September 27, 2000, United Park executed an Administrative Order on Consent with the EPA to perform a voluntary Focused remedial investigation and feasibility study ("Focused RI/FS") to determine if any remedial action may be warranted at Richardson Flat. The Company accrued $630,000 in 1999 as its best estimate of costs to complete the Focused RI/FS at Richardson Flat, which was expected to be incurred over the following three years. The Company accrued an additional $418,980 during 2002. The accrued balance as of December 31, 2002 was $518,987. The Company cannot estimate the potential costs, if any, that may be required beyond the Focused RI/FS. On December 4, 2001, the EPA issued a letter to all potentially responsible parties, including United Park and three other mining companies, demanding that it be reimbursed $562,231, plus interest from the date of the letter, for past response costs under CERCLA (the "December Letter"). In addition, the EPA stated in its December Letter that it anticipates additional funds may be expended at Richardson Flat for which United Park may be liable. During 2002, the Company received an additional demand for response costs of $110,318 for the period of October 1, 2001 through September 30, 2002. Although the liability of the Company is joint and several, EPA is currently negotiating with the Company and the other responsible parties regarding the demand. The Company's management believes that a demand of this nature is typical at this type of site, and United Park anticipates that a significant amount of the demand will be paid by the other potentially responsible parties. Management is, at this time, unable to estimate the amount or range of the potential response cost to the Company beyond what was accrued in 2002. The Company has engaged in the study and evaluation of the development of a recreation complex in the area of Richardson Flat. Management believes that, if the development of the recreation complex takes place, any remedial issues which might be identified during the study or the development related to the Richardson Flat Tailings site could be resolved. However, should substantial remediation be required at the site beyond the scope of any development, and should United Park be designated as a potentially responsible party and it is later determined that United Park is a responsible party liable for remediation, those costs could be substantial to the Company.

        Since United Park has conducted its mine maintenance operations in material compliance with current reclamation statutes and regulations, in management's opinion, United Park is not liable for reclamation costs associated with its mining properties. However, if United Park ever elects to cease its mine maintenance operations, the Company may choose to permanently restrict access to its mines. If management chooses to perform certain elective reclamation of its surface areas disturbed by past mining operations, management believes that such reclamation and access restriction costs would be minimal.

        The Company's Empire Canyon property has been listed on the Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS") database. CERCLIS is EPA's comprehensive database and management system that inventories and tracks releases addressed, or needing to be addressed, by the CERCLA program. However, inclusion of a site or area in the CERCLIS database does not represent a determination of a party's liability, nor does it represent a finding that any response action is warranted. For example, EPA may decide a site does not warrant further action and discontinue any further site investigation. In an (undated) letter to the Company received in March 2002, EPA stated that it does not presently consider the Flagstaff properties to be part of the Empire Canyon CERCLIS site. In addition, in the same letter, EPA stated it has determined that conditions of certain parcels of Empire Canyon within the Company's Flagstaff project do not warrant federal superfund involvement. The Company previously reported in its filings for the first and second quarters of 2002 that it was negotiating an Administrative Order on Consent ("AOC") with EPA to perform an Engineering Evaluation/Cost Analysis ("EE/CA") to determine if any action is warranted in Empire Canyon. However, the AOC to perform an EE/CA was executed by the Company on May 9, 2002. A draft EE/CA has been completed and delivered to the agencies for their consideration, but the decision regarding when and if any removal or remediation may be required has not been made. As of the date of the execution of the AOC to perform an EE/CA and throughout the remainder of fiscal year 2002, the Company did not have sufficient information to estimate the future costs of the removal or remediation work to be completed. Subsequently, the Company has obtained sufficient information to estimate those costs and projected $1,174,753 as its best estimate of future costs to be spent on Empire Canyon over multiple years. The Company has accrued this liability as of December 31, 2002, with a corresponding increase in deferred development costs. At this time, United Park is unable to determine the effect, if any, this will have, beyond the amount recognized during 2002, on its results of operations or financial position.

        The Company is also participating in the Upper Silver Creek Watershed Group ("USCWSG"). The USCWSG was formed to conduct a complete review of the Silver Creek Watershed to determine sources of contamination to Silver Creek and to prepare a practical remediation plan. To date the USCWSG has completed its sampling efforts and published findings but has not reached any conclusions nor presented any remediation plans. Management is, at this time, unable to estimate the amount or range of additional work required in connection with the USCWSG study.

        The United States Department of Interior, Bureau of Reclamation ("BOR") began construction of the Jordanelle Dam in 1987 and began filling the Jordanelle Reservoir in 1993. The reservoir was filled ahead of schedule in 1996. From 1979 through the early 1990's, the Company provided BOR and other government agencies with oral and written comments concerning the impact of the Jordanelle Dam on the Company's mining properties. The Company has established a system to monitor water flows in its mines. This monitoring system provided the Company data from inception through a portion of 2002. The monitoring system was part of the JSSD transaction in which United Park exchanged certain real property, including the groundwater monitoring system and water rights, for a release of certain treament and maintenance obligations associated with the Keetley Treatment Facility.

  Results of Operations

  2002 Compared with 2001

        The Company earned net income of $4,784,048 for 2002 and $235,905 for 2001. The higher net income for 2002 is primarily the result of higher real estate sales due to the sale of five Flagstaff properties for $12,550,000 and lower water treatment and mine maintenance costs due to the August 2002 sale of certain water rights and certain mine tunnels and related mining equipment to Jordanelle Special Service District ("JSSD").

        Real estate sales in 2002 included the four Flagstaff single-family lots, a 25-unit Flagstaff townhouse site, one Hidden Meadows lot and the Ontario single-family lot in Park City for revenues of $13,187,424, which is an increase of 137% over 2001 revenues of $5,570,500. 2001 sales included the Willow Heights parcel, one Hidden Meadows lot and thirty five Star Harbour lots.

        Contract services revenues for 2002 were down 7% as compared to 2001, or $15,227 from $16,434. This is a revenue source that we do not anticipate from one period to another. We do not expect to have any contract services revenue in the future due to the transfer of mining personnel to JSSD as part of the sale of certain mine tunnels in August 2002.

        Interest income increased $9,582, or 65%, during 2002 as compared to 2001. The increase was due primarily to a $1,500,000 note receivable included as part of the 25-unit Flagstaff townhouse sale in October 2002 and restricted cash invested during 2002 from Flagstaff sales in conjunction with the Company's $17,300,000 construction loan.

        Royalties and rentals for 2002 decreased $80,593, or 27%, as compared to 2001. The principal causes included a ski lease rental, based on lift revenues received by the leasing ski resorts, decrease of $44,000, building rental decrease of approximately $9,700 and communication tower lease income decrease of approximately $11,000. The ski lease rental income fluctuates from season to season based on revenues received by the leasing ski resorts. The communication tower lease income is down due to fewer leases in place during 2002. The building rental was phased out based on a decision by the Company's management.

        Other revenues decreased $57,937, or 47%, as compared to 2001. The decrease is primarily the result of a reduction of fees collected for receiving clean landfill of about $25,000 in 2002 and reduced water revenue of about $22,000 due to the JSSD sale in August of 2002.

        Cost of real estate sales and selling expense increased $2,388,659, or 97%, during 2002 when compared to 2001. The increase was due to increased sales volumes and partially offset by increase in average profit margins. The Company's average profit margins increased from 31% in 2001 to 63% in 2002, primarily due to sales from different projects with different cost bases.

        General and administrative costs increased 27% to $1,395,610 during 2002. The increase over 2001 includes a 21% insurance expense increase, a 9% increase due to additional use of professionals which was partially offset by a net decrease of 3% due to various increases and decreases in other costs.

        Mine maintenance and mine administrative costs decreased 24% to $1,494,534 during 2002, as compared to $1,977,620 in 2001. The utility expense decreased 19% and property taxes were reduced by 4% as a result of capitalization of holding costs in 2002. When compared to 2001, the Company also experienced decreases in several cost catagories accumulating to approximately 20%, as a result of the sale of certain mine tunnels and related assets to JSSD in August 2002. The decreases were partially offset by a 22% increase in remediation costs related to accruing additional Richardson Flat costs of $418,980 in 2002.

        The increase in depreciation expense of 28% is the result of depreciating vehicles and equipment during 2002 not owned in 2001, and was partially offset by removing depreciable assets related to the JSSD sale in August 2002.

        The interest expense was eliminated for 2002 due to the large development projects subject to capitalization of holding costs. The interest amount capitalized during 2002 was $373,164. The interest expense of $19,760 during 2001 was the amount remaining of the interest incurred of $211,536 due to fewer projects subject to capitalization of holding costs when compared to 2002.

  Outlook

        The Company believes that its existing capital resources, anticipated cash flows from operations and bank financings will provide sufficient funds to meet the Company's anticipated capital and operating requirements for 2003.

        United Park expects to receive cash from ski lease revenue of about $160,000 during 2003. United Park intends to use the Company's $17,300,000 construction loan to facilitiate the marketing and development of the remaining single-family and multi-family lots of the first Phase of the Flagstaff Mountain Resort. The remaining Flagstaff lot sales are expected to provide cash in excess of $10,000,000 after payment of the required amounts under the Flagstaff bank financing.

        Other projects the Company will be working on include the Pioche project, the 7.2b project, and the Bonanza Mountain Resort. Bank financing of $365,000 is available to fund development of the 7.2b project, with $22,548 drawn as of December 31, 2002. The Bonanza Mountain Resort and the Pioche projects are in the planning and approval stages. The Company normally obtains bank financing to pay for the development costs to complete the project after the project has received final approval. Amounts spent beyond bank financing of real estate development costs on these and other projects will be managed based on cash availability (Refer to Item 1. Description of Business—Real Estate).

        The Company believes that cash and cash equivalents at December 31, 2002, plus cash flows from the sale of lots in the Flagstaff Mountain Resort Phase I and proceeds from bank financing will be sufficient to fund its ongoing operations in 2003. If the sale of those lots does not occur as anticipated, the Company has various other parcels of real estate that management believes could be used as collateral for borrowings to provide the cash flows necessary to fund its ongoing operations in 2003. The Company is currently negotiating with a local bank to establish an additional debt funding source. As discussed in Note 13, the majority stockholder has been providing advances to the Company totaling $415,000 during 2002 and as of March 21, 2003, $456,000 for 2003, to supplement working capital requirements.

        As discussed below, the Company has $2.7 million of debt obligations which are due in 2003. The Company is dependent on future real estate sales; additional debt financing or additional shareholder advances to fund its ongoing operations and debt service requirements in 2003. There can be no assurance that the Company will be able to obtain additional debt financing, additional shareholder advances or that it will achieve sufficient real estate sales in 2003 to fund its cash requirements.

  Contractual Obligations

        Future principal and lease payments as of December 31, 2002 are as follows:

Year	2003	2004	2005	2006	2007	Total
Vehicle Financing	$23,331	$21,386	$—	$—	$—	$44,717
Revolving Line-of-Credit	1,992,000	—	—	—	—	1,992,000
Improvement Loans	275,099	1,634,153	—	—	—	1,909,252
DMB Payable	—	2,445,030	—	—	—	2,445,030
Stockholder Advances	415,000	—	—	—	—	415,000
Operating Lease	6,342	4,228	—	—	—	10,570

Total Contractual Obligations	$2,711,772	$4,104,797	$—	$—	$—	$6,816,569

  Impact of Recently Issued Accounting Standards

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires the consolidation of variable interest entities, as defined. FIN 46 is applicable to financial statements to be issued by the Company after 2002; however, disclosures are required currently if the Company expects to consolidate any variable interest entities. As of December 31, 2002, the Company has no interests in any such entities. The adoption of FIN 46 is not expected to have a material effect on the Company's financial position or results of operations.

        In April of 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" which is effective for fiscal years beginning after May 15, 2002. This statement, among other matters, revises current guidance with respect to gains and losses on early extinguishment of debt. Under SFAS No. 145, gains and losses on early extinguishment of debt will no longer be treated as extraordinary items unless they meet the criteria for extraordinary treatment in Accounting Principles Board ("APB") Opinion No. 30. The Company does not anticipate that adoption of SFAS No. 145 will have a material effect on its financial position.

        In July of 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which supersedes Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue No. 94-3, a liability for an exit cost was recognized at the date of an entity's commitment to an exit or disposal plan. The provisions of SFAS No. 146 are effective for exit and disposal activities that are initiated after December 31, 2002. The Company does not anticipate that adoption of SFAS No. 146 will have a material effect on its financial position.

        In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," which elaborates on the existing disclosure requirements for most guarantees, including loan guarantees. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions are applied on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 did not have a material effect on the Company's financial position or results of operations.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure," which amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. These provisions of SFAS No. 148 are effective for financial statements with fiscal years ending after December 15, 2002. The Company has not and does not anticipate implementing the voluntary change to the fair value based method of accounting for stock-based compensation. The Company has implemented the disclosure provisions of SFAS No. 148 beginning with the December 31, 2002 consolidated financial statements.

  Quantitative and Qualitative Disclosures about Market Risk

        United Park is generally not subject to any foreign currency risks, and it is, in management's opinion, subject to only minimal interest rate risk. United Park's interest rate risk generally arises from its variable interest rate loans with commercial lending institutions, interest-bearing agreements and from fluctuations in interest earnings arising from United Park's investment portfolio. United Park currently has only four (4) variable interest rate commercial loans and one (1) variable interest rate debt with DMB, but the interest rate associated with the DMB debt is capped at 10%. The commercial loans are based on the prime interest rate with either no or 1/2 percent interest added to the prime rate. With respect to market risk arising from United Park's investment portfolio, United Park's management has taken measures which it believes minimizes fluctuations in interest rates. United Park places its investments with high quality issuers. United Park does not use derivative financial investments in its financial portfolio, if any.

        Based on the actions of the Federal Reserve Board, management is of the opinion that both interest rates and inflation will be stable for the remainder of 2003. If interest rates were to experience a hypothetical 100 basis points increase, management believes that no material adverse impact would occur on United Park's ability to obtain the required funding to proceed with its current development plans. Also, if interest and inflation experienced a hypothetical increase of 100 basis points, management's opinion is that its ability to market and sell the real estate projects currently being planned and developed would not be materially and adversely impaired. Based on the Company's variable interest rate debt at December 31, 2002, a 100 basis point increase in variable rates would increase interest expense by $70,581.

Intentionally left blank.

Item 7. Financial Statements

Report of Independent Accountants

To the Board of Directors and Stockholders of
United Park City Mines Company:

        In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of United Park City Mines Company and its subsidiaries at December 31, 2002, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has significant debt obligations which are due in 2003 and is dependent on future real estate sales, additional debt financing or additional shareholder advances to fund its ongoing operations and debt service requirements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Salt Lake City, Utah
April 25, 2003

UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2002

ASSETS
Cash and cash equivalents	$150,249
Accounts receivable	107,253
Notes receivable (Note 3)	1,503,082
Prepaid expenses	152,060
Other	56,100

1,968,744

Real estate:
Deferred development costs	20,811,152

Property and equipment:
Mine shaft, buildings and equipment	747,441
Construction-in-progress	83,365
Resort facilities	58,077
Less accumulated depreciation	(521,087)

367,796
Land less accumulated depletion of $1,062,190	12,795,410
Deferred financing costs, net of accumulative amortization of $77,614	151,485

13,314,691

Total assets	$36,094,587

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$777,139
Accrued liabilities	392,078
Stockholder advances	428,981
Bank notes payable	3,945,969

5,544,167
Accrued development costs	2,152,001
Joint venture termination reimbursement accrual	2,727,879
Accrued remediation costs	1,693,740

Total liabilities	12,117,787

Commitments and contingencies (Notes 4, 8 and 9)
Stockholders' equity:
Capital stock, $.01 par value: Authorized: 3,750,000 shares Issued: 3,249,411 shares	32,494
Capital in excess of par value	41,982,640
Accumulated deficit	(17,854,550)

24,160,584
Less cost of treasury stock: 1,294 shares	(183,784)

Total stockholders' equity	23,976,800

Total liabilities and stockholders' equity	$36,094,587

The accompanying notes are an integral part of the consolidated financial statements.

UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

for the years ended December 31, 2002 and 2001

	2002	2001
Revenues:
Real estate sales	$13,187,424	$5,570,500
Contract services	15,227	16,434
Interest	24,224	14,642
Royalties and rentals	216,488	297,081
Other	65,107	123,044

	13,508,470	6,021,701

Expenses:
Cost of real estate sales and selling expense	4,863,182	2,474,523
Other real estate costs	178,630	132,257
General and administrative costs	1,395,610	1,097,760
Mine maintenance and administrative costs	1,494,534	1,977,620
Contract services costs	12,218	12,224
Depreciation	50,255	39,320
Net loss on disposal of assets	729,693	32,332
Interest	—	19,760

	8,724,122	5,785,796

Income before income taxes	4,784,348	235,905
Income tax provision	300	—

Net income	$4,784,048	$235,905

Net income per share:
Basic	$1.47	$0.07

Diluted	$1.46	$0.07

Weighted average shares outstanding:
Basic	3,249,411	3,249,411

Diluted	3,281,025	3,275,663

The accompanying notes are an integral part of the consolidated financial statements.

UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

for the years ended December 31, 2002 and 2001

	Capital Stock				Treasury Stock
Description			Capital in Excess of Par Value	Accumulated Deficit			Total Stockholders' Equity
	Shares	Amount			Shares	Amount
Balance at December 31, 2000	3,249,411	$32,494	$41,982,640	$(22,874,503)	1,294	$(183,784)	$18,956,847
Net income				235,905			235,905

Balance at December 31, 2001	3,249,411	32,494	41,982,640	(22,638,598)	1,294	(183,784)	19,192,752
Net income				4,784,048			4,784,048

Balance at December 31, 2002	3,249,411	$32,494	$41,982,640	$(17,854,550)	1,294	$(183,784)	$23,976,800

The accompanying notes are an integral part of the consolidated financial statements.

UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

for the years ended December 31, 2002 and 2001

	2002	2001
Cash flows from operating activities:
Net income	$4,784,048	$235,905

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	50,255	39,320
Net loss on disposal of assets	729,693	32,332
Increase (decrease) from changes in:
Accounts receivable	(1,535,298)	76,758
Prepaid expenses, inventories and other assets	(22,774)	(54,403)
Deferred real estate development costs	(8,825,225)	(4,489,276)
Deferred financing costs	(229,099)	—
Amortization of deferred financing costs	77,614	—
Accounts payable and accrued liabilities	224,119	474,699
Accrued development costs	(313,494)	2,143,830
Joint venture termination reimbursement accrual	123,572	159,277
Accrued remediation costs	1,419,063	(229,640)

Total adjustments	(8,301,574)	(1,847,103)

Net cash used in operating activities	(3,517,526)	(1,611,198)

Cash flows from investing activities:
Construction-in-progress	(84,827)	2,166
Capital expenditures	(56,125)	(99,059)

Net cash used in investing activities	(140,952)	(96,893)

Cash flows from financing activities:
Proceeds from bank notes payable	5,231,967	3,603,022
Principal payments on bank notes payable	(1,874,367)	(3,014,653)
Stockholder advances	428,981	—

Net cash provided by financing activities	3,786,581	588,369

Net increase (decrease) in cash and cash equivalents	128,103	(1,119,722)
Cash and cash equivalents-beginning of period	22,146	1,141,868

Cash and cash equivalents-end of period	$150,249	$22,146

Supplemental disclosures of cash flow information:
Interest paid, net of amounts capitalized	$—	$19,760

Income taxes paid	$300	$—

The accompanying notes are an integral part of the consolidated financial statements.

1. Significant Accounting Policies:

  A. General

        The consolidated financial statements include the accounts of United Park City Mines Company (the "Company") and its wholly-owned subsidiaries.

        The Company's current principal business is the development, sale, and lease of real estate located near Park City, Utah. The Company has historically been engaged in mining in Park City and is currently maintaining its mining properties in an inactive status.

        The Company believes that cash and cash equivalents at December 31, 2002, plus cash flows from the sale of lots in the Flagstaff Mountain Resort Phase I and proceeds from bank financing will be sufficient to fund its ongoing operations in 2003. If the sale of those lots does not occur as anticipated, the Company has various other parcels of real estate that management believes could be used as collateral for borrowings to provide the cash flows necessary to fund its ongoing operations in 2003. The Company is currently negotiating with a local bank to establish an additional debt funding source. As discussed in Note 13, the majority stockholder has been providing advances to the Company totaling $415,000 during 2002 and as of March 21, 2003, $456,000 for 2003, to supplement working capital requirements.

        As discussed in Note 4, the Company has $2.7 million of debt obligations that are due in 2003. The Company is dependent on future real estate sales; additional debt financing or additional shareholder advances to fund its ongoing operations and debt service requirements in 2003. There can be no assurance that the Company will be able to obtain additional debt financing, additional shareholder advances or that it will achieve sufficient real estate sales in 2003 to fund its cash requirements.

        The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability of assets and liquidation of liabilities that may result from this uncertainty.

  B. Cash and Cash Equivalents

        The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents are deposited with one financial institution located in Salt Lake City, Utah and one located in Wilmington, Delaware.

  C. Income Taxes

        The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." Deferred income taxes are provided using the difference between the financial statement and tax bases of assets and liabilities based on applicable future tax rates.

  D. Property and Equipment

        Property and equipment is recorded at cost.

        Depreciation for assets has been computed on the straight-line method of depreciation over the following useful lives:

Mine equipment	10 years
Buildings	25 years
Automobiles, equipment and furniture	3-5 years
Real property and related improvements	5 years

        Upon the sale or retirement of property and equipment, any gain or loss on disposition is reflected in the consolidated statement of operations and the related asset cost and accumulated depreciation are removed from the respective accounts.

  E. Mine Maintenance and Administrative Expenses

        All costs pertaining to the maintenance and administration of the mines are expensed as incurred.

  F. Real Estate

        All direct and indirect costs relating to the Company's real estate projects are capitalized as incurred. Associated with the capitalized costs, the Company has recorded costs as "accrued development costs", a liability which represents known or estimated amounts that do not have a determined payment date. These amounts are recorded to more accurately reflect the position of the real estate projects.

        The Company has entered into or is negotiating to enter into agreements to include certain properties, either owned by third parties or jointly owned with third parties, in the Company's development plan, whether by purchase, exchange or joint venture. The Company does not anticipate that such agreements or the failure to enter into such agreements will have an adverse impact on the development of the Company's property.

        In July 1999, the Company signed a Letter of Understanding with DMB to pursue a joint venture partnership to develop Flagstaff Mountain and Bonanza Mountain Resorts. The joint venture was formed on June 15, 2000. Under the terms of the joint venture's operating agreement, the Company was entitled to terminate the joint venture prior to September 30, 2000, if it did not approve a business plan or budget provided by DMB for the development of subject properties. The parties to the joint venture agreement were unable to agree upon or approve the business plan by September 30, 2000, and mutually agreed to extend the date by which such approval would be required to January 17, 2001. The joint venture was terminated by the terms of the operating agreement at the expiration of the extension period. The Company, as required by the operating agreement, will reimburse joint venture development costs of $2,445,030 and accrued interest to DMB in January of 2004.

        Revenue from the sale of real estate is recognized at the time title is conveyed to the buyer, minimum down payment requirements are met, the terms of any notes received satisfy continuing payment requirements, and there are no requirements for continuing involvement by the Company with the property. When it is determined that the earnings process is not complete, income is deferred using the installment, cost recovery or deposit methods of accounting, as appropriate.

        Expenditures relating to the future development of real estate held by the Company are deferred and shown as an asset on the balance sheet as they are expected to be recoverable through future sales. The Company allocates capitalized real estate development costs on a specific identification basis. Common costs and amenities are allocated on a relative fair market value basis. If necessary, the Company will record an impairment in the carrying value of deferred real estate development costs or land that is held for sale, lease or development. The Company believes that it has no current requirements to incur reclamation costs on select parcels of its real estate properties. However, should the Company pursue development of other certain land parcels in the future, it could incur material environmental costs related to preparing those parcels of land for development.

        Management believes that the recorded costs associated with land and real estate on the balance sheet will be recoverable through the sale and development of the real estate.

  G. Net Income Per Share

        Basic net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of capital shares outstanding. Diluted net income (loss) per share is computed by dividing the net income (loss) by the sum of the weighted average number of capital shares and the effect of dilutive unexercised stock options. Capital stock options to purchase 22,500 and 37,500 shares at an average price of $28.375 and $21.730 per share were outstanding during 2002 and 2001, but were not included in the computation of diluted net income per share because the effect would be anti-dilutive.

        The following table provides a reconciliation of both net income and the number of shares used in the computations of "basic" earnngs per share ("EPS"), which utilizes the weighted average number of shares outstanding without regard to potential shares, and "diluted" EPS, which includes all such shares.

	Year Ended December 31,
	2002	2001
Net income	$4,784,048	$235,905

Shares:
Basic weighted average shares outstanding	3,249,411	3,249,411
Add: Dilutive effect of stock options	31,614	26,252

Diluted weighted average shares outstanding	3,281,025	3,275,663

Net income per share:
Basic	$1.47	$0.07

Diluted	$1.46	$0.07

  H. Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  I. Stock-Based Compensation

        The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock issued to Employees." Under APB 25, the Company recognizes no compensation expense related to employee stock options, as no options are granted at a price below the market price on the day of grant.

        In 1996, Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," became effective for the Company. SFAS 123, as amended by SFAS No. 148, which prescribes the recognition of compensation expense based on fair market value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made assuming hypothetical fair value method application. See Note 10 for additional information on the Company's stock options. Had compensation cost for the Company's stock options been determined based on the fair market method prescribed in SFAS 123, the Company's net income and net income per share would have changed to the pro forma amounts indicated below.

	2002	2001
Net income, as reported	$4,784,048	$235,905
Deduct: Total stock-based compensation expense determined using the fair value method for all awards, net of related tax effects	—	(115,050)

Pro forma net income	$4,784,048	$120,855

Net income per share:
Basic—as reported	$1.47	$0.07
Basic—pro forma	1.47	0.04
Diluted—as reported	1.46	0.07
Diluted—pro forma	1.46	0.04

  J. Environmental Remediation Costs

        The Company accrues for capital improvements and expenses associated with environmental remediation obligations when such improvements and expenses are probable and reasonably estimable. Those accrued costs of future expenditures are not discounted because of uncertainties related to the timing of payment.

  K. Deferred Financing Costs

        Direct costs incurred in connection with obtaining financing are capitalized and amortized over the terms of the related debt instrument. As of December 31, 2002, total financing costs of $229,099 were capitalized of which $77,614 was amortized to interest.

2. Mining Operations of the Company:

        The Company is presently maintaining its inactive mine properties in Park City, Utah. No actual mining operations have taken place since 1982.

        The Company is unable to predict when, if ever, it will be economically feasible for the Company or another company to resume mining operations on its properties. The economic feasibility of resuming mining operations will depend upon, among other things, an increase in metals prices and the resolution of technical problems such as groundwater problems and certain milling applications. The Company cannot currently predict the metals prices which would allow for economic mining operations. If the Company or another operator resumes active mining operations on the properties, it would be necessary to update or acquire certain additional permits, licenses or approvals from the appropriate governmental agencies. If necessary, the Company will record an impairment in the carrying value of mining property and equipment.

        From time to time the Company performs underground tunnel maintenance and repair services for other entities.

3. Notes Receivable:

        During October 2002, the Company completed the sale of a townhouse site for $6,000,000 from the first phase of the Flagstaff Mountain Resort. The proceeds from the sale of that site included a $1,500,000 note receivable due in nine months. Interest payments are scheduled to be paid monthly with the interest rate escalating each month of the term. During February 2003, the Company received a $1,000,000 payment in addition to the monthly interest payment.

4. Financing:

        The Company believes that anticipated cash flows from operations and debt refinancing will provide sufficient funds to meet the Company's debt payment requirements.

        In May 2000, the Company received a financing commitment from a local bank totaling $725,000, for the purpose of installing improvements to four other lots in the Deer Crest development. Interest on the outstanding borrowings is paid monthly at 1/2 percent above the bank's prime lending rate (prime rate was 4.75% at December 31, 2002). During October 2000 two of the lots collateralizing the note were sold. Upon sale of the lots the outstanding balance was paid and the commitment was reduced to $250,000. The collateral was reduced from four to two Deer Crest lots with related improvements. The Company renewed the loan during 2002 with a termination date of August 1, 2003. The Company had drawn $250,000 against the loan at December 31, 2002.

        During October 2000 the Company secured a $1,000,000 revolving line-of-credit. Upon renewal in 2002 the line was increased to $2,000,000. The purpose of this financing is to supplement cash flow needs of the Company. Borrowings are collateralized by approximately 16 acres of land known as the Spiro Tunnel. Interest on the outstanding borrowings is paid monthly at 1/2 percent above the bank's prime lending rate (prime rate was 4.75% at December 31, 2002). The maturity date is October 1, 2003. The Company had drawn $1,992,000 against the loan at December 31, 2002. The Company incurred loan costs and fees of $20,035 which have been capitalized in deferred financing costs and are being amortized over the life of the loan. As of December 31, 2002, $4,089 of the loan costs have been amortized and capitalized to deferred development costs.

        During December 2001, the Company obtained a financing commitment from a local bank totaling $365,000, for the purpose of installing improvements to a single residential lot known as 7.2b. Interest on the outstanding borrowings is paid monthly at the bank's prime lending rate. The intial loan term ended January 1, 2003. The Company had drawn $22,548 against the loan at December 31, 2002. The Company is currently negotiating to renew this construction loan.

        During June 2002, the Company obtained a $17,300,000 loan commitment for the purpose of installing improvements to the Flagstaff Mountain Resort Phase 1 development. Borrowings are collateralized by approximately 32 acres of land known as Flagstaff Mountain Resort Phase 1 in Summit County and approximately 10 acres of land known as the Jordanelle Commerce Park in Wasatch County. Interest on the outstanding borrowings is paid monthly at 3% above the bank's 30-day LIBOR rate (30-day LIBOR was 1.3800% at December 31, 2002). The maturity date is January 1, 2004, subject to the Company's right to extend, as per the terms of the note, the maturity date to July 1, 2004. The loan agreement provisions define the required payments prior to release of collateral and provide for the reduction of the loan commitment in the amount of any collateral release payments the Company makes to the bank. The collateral release payments are deposited into a restricted cash account. Development disbursements are made first from the restricted cash account and then from loan proceeds. During 2002, $8,908,329 of collateral release payments and interest was deposited and $8,908,329 was disbursed from the restricted cash account on project costs. As of December 31, 2002, the commitment balance was $8,391,671 and the Company had drawn $1,634,153 against the reduced commitment. The Company incurred loan costs and fees of $209,064 which have been capitalized in deferred financing costs and are being amortized over the life of the loan. As of December 31, 2002, $73,525 of the loan costs have been amortized and capitalized to deferred development costs.

        The Company financed the purchase of one vehicle in October of 2001 for $32,695 and another vehicle in December of 2001 for $37,297. Each installment contract has 36 equal monthly payments. The monthly installment total is $1,944. The December 31, 2002 outstanding balance for the contracts is $44,717.

        In July 1999, the Company entered into a letter of understanding to pursue a joint venture with DMB (refer to Note 1—F. Real Estate) which was terminated on January 17, 2001. Under the agreement, the Company became obligated to reimburse DMB for the joint venture development costs of $2,445,030. These costs are due in January 2004 with accrued interest calculated at the lower of the prime rate or ten (10%) percent per annum compounded annually. The balance including accrued interest at December 31, 2002, is $2,727,879.

        During March 2002, the Company's majority stockholder (refer to Note 13), advanced to the Company $225,000 for the purpose of purchasing directors and officers liability insurance. The Company received an advance of $190,000 during the month of July 2002 to supplement the Company's working capital. As of December 31, 2002, $13,981 interest was accrued at 1/2 percent above the bank's prime lending rate (prime rate was 4.75% at December 31, 2002), for a total outstanding balance of $428,981 which is unsecured and due on demand.

        During the years ended December 31, 2002 and 2001, the Company incurred interest costs of $373,164 and $211,536, respectively. In 2002, $373,164 and in 2001 $191,776 of interest costs were capitalized to deferred development costs.

        The Company entered into an operating lease for the use of a vehicle during 2001.

        Future principal and lease payments as of December 31, 2002 are as follows:

Year	2003	2004	2005	2006	2007	Total
Vehicle Financing	$23,331	$21,386	$—	$—	$—	$44,717
Revolving Line-of-Credit	1,992,000	—	—	—	—	1,992,000
Improvement Loans	275,099	1,634,153	—	—	—	1,909,252
DMB Payable	—	2,445,030	—	—	—	2,445,030
Stockholder Advances	415,000	—	—	—	—	415,000

Total Principal Payments	$2,705,430	$4,100,569	$—	$—	$—	$6,805,999

Operating Lease	$6,342	$4,228	$—	$—	$—	$10,570

5. Ski Leases:

        The Company has leased certain surface rights representing approximately 5,273 acres to Greater Park City Company for use in its resort operations. Greater Park City Company has assigned some of its rights in a separate lease to Deer Valley Resort Company. The term of each lease has been extended to April 30, 2011 by notice to the Company. The lessees have the right to extend each lease for two additional periods of 20 years each. Annual rentals are calculated as a percent of Gross Ski

Revenue as defined by the lease agreement and subsequent amendments thereto, but not less than a minimum annual rental fee of fifty cents per acre leased. Greater Park City Company and Deer Valley Resort Company paid United Park for the 2000-01 ski season, a total of $192,395 and for the 2001-02 ski season, a total of $148,670.

6. Income Taxes:

        The income tax provision for the years ended December 31, 2002 and 2001 consists of the following:

	2002	2001
Continued Operations:
Current tax provision	$300	$—
Deferred tax provision	—	—

Total income tax provision	$300	$—

        The reported provision for income taxes varies from the amount that would be provided by applying the statutory U.S. Federal income tax rate to income before taxes for the following reasons.

	2002	2001
Federal statutory tax provision	$1,626,678	$80,208
Increase (reduction) in taxes resulting from:
State income taxes (net of federal benefit)	157,725	7,785
Change in valuation allowance	(1,801,305)	(191,461)
Expiration of Federal NOL	—	91,837
Other	17,202	11,631

Income tax provision	$300	$—

        As of December 31, 2002, the Company had net operating loss ("NOL") carryforwards for federal and state income tax purposes of approximately $14,432,749 and $1,430,323 respectively, which will expire between 2006 and 2022 if not used to reduce future taxable income.

        The components of the net deferred tax asset and liability as of December 31, 2002 are as follows:

Deferred tax assets:
Tax net operating loss carry forwards	$4,954,336
Tax credit carry forwards	9,005
Contributions carry forwards	1,994
Gain on sale of assets	612,589
Remediation	193,582
Valuation allowance	(5,726,454)

Total deferred tax asset	45,052
Deferred tax liability:
Excess tax depreciation and amortization	(45,052)

Net deferred tax asset	$—

        The valuation allowance at December 31, 2002 has been provided to reduce the total deferred tax asset to the amount which is considered more likely than not to be realized. The net decrease in the valuation allowance for the year ended December 31, 2002 was $1,210,521, which reflects an NOL added during 2002 and a corresponding increase in the valuation allowance.

7. Industry Segments:

        During 1998, the Company adopted Statement of Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. The Company is organized into the following industry segments and management accounts for revenues from these activities separately and evaluates each of the following segments based upon performance: Mine Maintenance, and Real Estate. The segment data here presented does not include intersegment revenues or charges for corporate overhead costs.

	Mine Maint.	Real Estate	Other	Total
December 31, 2002:
Revenue	$73,421	$13,432,363	$2,686	$13,508,470
Operating income (loss)(1)	(2,186,260)	8,203,195	(1,232,587)	4,784,348
Identifiable assets	274,774	35,350,745	469,068	36,094,587
Depreciation	23,366	10,539	16,350	50,255
Capital expenditures, including deferred real estate development costs	29,115	13,077,720	111,015	13,217,850
	Mine Maint.	Real Estate	Other	Total
December 31, 2001:
Revenue	$117,454	$5,875,825	$28,422	$6,021,701
Operating income (loss)(1)	(1,931,967)	2,969,568	(801,696)	235,905
Identifiable assets	514,101	24,874,860	681,737	26,070,698
Depreciation	21,557	3,270	14,493	39,320
Capital expenditures, including deferred real estate development costs	36,347	6,762,913	7,555	6,806,815

(1)
Earnings (loss) before taxes

        All of the segment revenues are derived from within the United States and all segment assets are located in the United States. The Real Estate segment had five customers in 2002 with total revenues of $12,550,000 and two customers in 2001 with total revenues of $3,658,400, which individual customers revenues exceeded 10% of the Company's total revenues. The real estate sales are one-time sales to various customers and are not expected to recur due to the nature of real estate transactions.

8. Contingencies:

  Litigation and Settlement Agreement

        In May 1986, the Company filed a lawsuit against Greater Park City Company ("GPCC"), Royal Street Land Company, Royal Street of Utah, and Deer Valley Resort Company related to agreements which resulted in the restructuring of Greater Park City Company in 1975 and later performance under these agreements. The defendants filed counterclaims against the Company.

        On November 13, 1995, an Order of Dismissal With Prejudice of all of the Company's remaining claims and all of GPCC's claims was signed by the Court and also filed, thereby finally disposing of all of the remaining aspects of this litigation.

        On November 6, 1992, the Company entered into a Settlement Agreement and Release ("Settlement Agreement") with Royal Street Land Company, Deer Valley Resort Company, Royal Street of Utah, Royal Street Development Company (collectively "Deer Valley"), and Wells Fargo Bank, N.A. In this Settlement Agreement, the Company, Deer Valley, and Wells Fargo agreed, among other things, to dismiss with prejudice the claims and counterclaims.

        The Settlement Agreement provides the Company the opportunity to develop, without the encumbrance of the Deer Valley Ski Lease, certain parcels of land, which are currently subject to the Deer Valley Ski Lease. The Settlement Agreement further provides Deer Valley the opportunity to acquire the Company's interest in the surface estate to the balance of the land within the Deer Valley Ski Lease. Both the Company's and Deer Valley's opportunities concerning those parcels of land covered under the Deer Valley Ski Lease are contingent upon master plan approval by the appropriate government agencies and acceptance of the master plan by the Company.

        If the appropriate government agencies do not approve the master plan or if the Company does not accept the master plan, the land within the Deer Valley Ski Lease will remain encumbered by the Deer Valley Ski Lease. If master plan approval is obtained and accepted, the Deer Valley Ski Lease will be terminated. The Company could then proceed to develop those certain parcels of land which were formerly encumbered by the Deer Valley Ski Lease and would convey the balance of the surface estate of the land formerly encumbered by the Deer Valley Ski Lease to Deer Valley. Additionally, if and when the master plan is accepted by both the Company and the appropriate government agencies, the exchange of the surface rights to the land by the Company for the termination of the Deer Valley Ski Lease and the right to develop the land previously encumbered by the lease will represent an exchange of similar productive assets. Accordingly, the Company will transfer its basis in the surface rights to the land to the basis in the land to be developed that was previously encumbered by the Deer Valley Ski Lease, with no gain or loss recognized.

  Richardson Flat

        A portion of United Park's mining property, known as "Richardson Flat Tailings," was proposed by the United States Environmental Protection Agency ("EPA") on June 24, 1988, by notice published in the Federal Register, to be added to the EPA's National Priorities List ("NPL"), the EPA's listing of national priority hazardous waste sites. United Park submitted written comments opposing the listing of the Richardson Flat Tailings site on a number of procedural and substantive grounds. In response to the comments submitted by United Park, the EPA determined not to list the site on the NPL in a final rule published February 11, 1991, in the Federal Register.

        On February 7, 1992, by notice published in the Federal Register, the EPA again proposed that the Richardson Flat Tailings site be added to the NPL. In April 1992, the Company submitted written comments opposing the listing on a number of procedural and substantive grounds. As of this date, the EPA has neither responded to United Park's comments nor finalized its proposal to list the site on the NPL.

        The NPL has been established by the EPA under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") to identify, inventory, and prioritize sites which warrant further investigation to assess the nature and extent of any public health and environmental risks associated with the site and to determine what remedial action, if any, may be appropriate. Inclusion of a site on the NPL does not establish that the EPA will necessarily require remedial action for the site. Listing on the NPL does not establish that any remedial action by the EPA or any private party is necessary nor does listing determine any liability for the cost of any remediation at the site

        Numerous mining properties throughout the United States owned by other entities are currently proposed for listing or are listed on the NPL. As a result of the EPA's evaluation of the Richardson Flat Tailings site, United Park may be advised to continue its current environmental monitoring and practices at the site under its Utah Pollutant Discharge Elimination System ("UPDES") permit, or the Company may be required to undertake additional stabilization or remediation activities on this portion of its mining property to comply with the standards for disposal of mining wastes under CERCLA. In 1983, United Park began a containment program, which is now substantially complete, to cover the Richardson Flat Tailings area with topsoil and seed the site for vegetation. Management is not now able to accurately predict whether the Richardson Flat Tailings site will be listed on the NPL and, if it is listed, whether further remedial actions will be required. On September 27, 2000, United Park executed an Administrative Order on Consent with the EPA to perform a voluntary Focused remedial investigation and feasibility study ("Focused RI/FS") to determine if any remedial action may be warranted at Richardson Flat. The Company accrued $630,000 in 1999 as its best estimate of costs to complete the Focused RI/FS at Richardson Flat which was expected to be incurred over the following three years. The Company accrued an additional $418,980 during 2002. The accrued balance as of December 31, 2001 was $518,987. The Company cannot estimate the potential costs, if any, that may be required beyond the Focused RI/FS. On December 4, 2001, the EPA issued a letter to all potentially responsible parties, including United Park and three other mining companies, demanding that it be reimbursed $562,231, plus interest from the date of the letter, for past response costs under CERCLA (the "December Letter"). In addition, the EPA stated in its December Letter that it anticipates additional funds may be expended at Richardson Flat for which United Park may be liable. During 2002, the Company received an additional demand for response costs of $110,318 for the period of October 1, 2001 through September 30, 2002. Although the liability of the Company is joint and several, EPA is currently negotiating with the Company and the other responsible parties regarding the demand. A demand of this nature is typical at this type of site, and United Park anticipates that a significant amount of the demand will be paid by the other potentially responsible parties. Management is, at this time, unable to estimate the amount or range of the potential response cost to the Company beyond what was accrued in 2002. The Company has engaged in the study and evaluation of the development of a recreation complex in the area of Richardson Flat. Management believes, if the development of the recreation complex takes place, any remedial issues which might be identified during the study or the development related to the Richardson Flat Tailings site could be resolved. However, should substantial remediation be required at the site beyond the scope of any development and should United Park be designated as a potentially responsible party and it is later determined that United Park is a responsible party liable for remediation, those costs could be substantial to the Company.

  Other

        The Company is participating in the Upper Silver Creek Watershed Group ("USCWSG"). The USCWSG was formed to conduct a complete review of the Silver Creek Watershed to determine sources of contamination to Silver Creek and to prepare a practical remediation plan. To date, the USCWSG has completed its sampling efforts and published findings but has not reached any conclusions nor presented any remediation plans. Management is, at this time, unable to estimate the amount or range of additional work required in connection with the USCWSG study.

        The Company's Empire Canyon property has been listed on the Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS") database. CERCLIS is EPA's comprehensive database and management system that inventories and tracks releases addressed, or needing to be addressed, by the CERCLA program. However, inclusion of a site or area in the CERCLIS database does not represent a determination of a party's liability, nor does it represent a finding that any response action is warranted. For example, EPA may decide a site does not warrant further action and discontinue any further site investigation. In an (undated) letter to the Company received in March 2002, EPA stated that it does not presently consider the Flagstaff properties to be part of the Empire Canyon CERCLIS site. In addition, in the same letter, EPA stated it has determined that conditions of certain parcels of Empire Canyon within the Company's Flagstaff project do not warrant federal superfund involvement. The Company previously reported in its filings for the first and second quarters of 2002 that it was negotiating an Administrative Order on Consent ("AOC") with EPA to perform an Engineering Evaluation/Cost Analysis ("EE/CA") to determine if any action is warranted in Empire Canyon. However, the AOC to perform an EE/CA was executed by the Company on May 9, 2002. A draft EE/CA has been completed and delivered to the agencies for their consideration, but the decision regarding when and if any removal or remediation may be required has not been made. As of the date of the execution of the AOC to perform an EE/CA and throughout the remainder of fiscal year 2002, the Company did not have sufficient information to estimate the future costs of the removal or remediation work to be completed. Subsequently, the Company has obtained sufficient information to estimate those costs and projected $1,174,753 as its best estimate of future costs to be spent on Empire Canyon over multiple years. The Company has accrued this liability as of December 31, 2002, with a corresponding increase in deferred development costs. At this time, United Park is unable to determine the effect, if any, this will have, beyond the amount recognized during 2002, on its results of operations or financial position.

        Since United Park has conducted its mine maintenance operations in material compliance with current reclamation statutes and regulations, in management's opinion, United Park is not liable for reclamation costs associated with its mining properties. However, if United Park ever elects to cease its mine maintenance operations, the Company may choose to permanently restrict access to its mines. If management chooses to perform certain elective reclamation of its surface areas disturbed by past mining operations, management believes that such reclamation and access restriction costs would be minimal.

9. Retirement Savings Plan:

        The Company has a contributory 401(k) Retirement Savings Plan covering all employees who have completed three months of continuous service and have attained the age of 21. Under the provisions of the Plan, the Company contributes $0.50 for each dollar contributed by eligible employees up to a limit of $1,000 per employee per year. Company contributions are 50% vested after two years and 100% vested after three years of continuous service. Total Company contribution and administrative expense for the plan in 2002 and 2001 was $21,019 and $24,268, respectively.

10. Stock Option Plan:

        In 1993, the shareholders of the Company approved a stock option plan ("Plan") for key employees and consultants of the Company. Pursuant to the terms of the Plan, as amended, 125,000 shares of the Company's $0.01 par value common stock are reserved for issuance thereunder. The Plan consists of two autonomous, separately administered programs: an "Employee Program" and a "Consultant Program." The Employee Program is for key employees (including employees who are members of the Company's Board of Directors), and the Consultant Program is for consultants

(including non-employee members of the Board of Directors). Stock options granted under the Employee Program are intended to be Incentive Stock Options as defined in the Internal Revenue Code, and stock options granted under the Consultant Program are intended to be Non-statutory Stock Options.

        Under the Employee Program, the Board of Directors will, in its sole discretion, approve the grant of options to key employees based upon the performance and contribution of each such key employee and based upon the results achieved by the Company. The Board will also set the terms and conditions of the individual stock option grants under the Employee Program within the framework of the Plan. Outstanding stock options must be exercised during employment or within three months after termination (other than by reason of death).

        Under the Consultant Program, the entire Board of Directors will, in its sole discretion, approve the grant of options to consultants, including individual members of the Board of Directors. The Board of Directors will set the terms and conditions of the individual stock option grants under the Consultant Program, within the framework of the Plan.

        No options may be granted under the Plan after June 10, 2003. Options granted under the Plan generally vest immediately and are exercisable in such installments and for such periods as specified by the Board of Directors at the time of grant, but may not be exercisable more than ten years after the date of grant (five years for shareholders owning 10% or more of the Company's outstanding stock). At December 31, 2002, a total of 20,000 shares were available for grants of additional options under the plan.

        The option price with respect to each option will be determined by the Board of Directors of the Company, but shall not be less than 100% of the fair market value of the common stock of the Company at the time the option is granted (110% for a shareholder owning 10% or more of the Company's outstanding stock).

        The Plan provides that new stock options can be granted under the Plan to holders of existing options in exchange for cancellation of the existing options, at the sole discretion of the Board of Directors.

        Presented below is a summary of stock option plan activity for the years shown:

	Option	Wtd. Avg. Exercise Price	Options Exercisable	Wtd. Avg. Exercise Price
Balance, December 31, 2000	85,833	$15.658	85,833	$15.658
Granted	15,000	19.350	15,000	19.350
Exercised	—	—	—	—
Cancelled	—	—	—	—

Balance, December 31, 2001	100,833	$16.207	100,833	$16.207
Granted	—	—	—	—
Exercised	—	—	—	—
Cancelled	—	—	—	—

Balance, December 31, 2002	100,833	$16.207	100,833	$16.207

        The following table summarizes information for options outstanding and exercisable at December 31, 2002:

				Options Outstanding and Exercisable
Range of Prices			Number	Wtd. Avg. Remaining Life	Wtd. Avg. Exercise Price
		$ 6.874	33,333	2	$6.874
		$28.375	22,500	6	$28.375
		$15.880	30,000	8	$15.880
		$19.350	15,000	9	$19.350

$6.874	-	$28.375	100,833	6	$16.207

  Pro Forma Fair Value Disclosures

        The fair value of options granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	2002	2001
Expected life of option	—	10 years
Risk-free interest rate	—	5.00%
Expected volatility of United Park City Mines Company stock	—	8.6%
Expected dividend yield on United Park City Mines Company stock	—	0.0%

        The weighted average fair value of options granted during 2002 and 2001 is as follows:

	2002	2001
Fair value of each option granted	—	$7.67
Total number of options granted	—	15,000
Total fair value of all options granted	—	$115,050

11. Termination of Agreement and Plan to Merger:

        On August 26, 2002, the Company executed an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, owners of more than a majority of the Company's stock ("Majority Stockholders"), Capital Growth Partners, LLC ("CGP") and CGP Acquisition, Inc. ("CGP Acq."). On October 2, 2002, the Company and the Majority Stockholders terminated the Merger Agreement as a result of CGP's failure to close the transactions contemplated by the Merger Agreement.

12. Financial Statement Presentation:

        Certain amounts in the 2001 financial statements have been reclassified to conform to the 2002 financial statement presentation. These reclassifications have no effect on net income, total assets, total liabilities or stockholders' equity.

13. Related Party Transactions:

        During March 2002, the Company's majority stockholder, advanced to the Company $225,000 for the purpose of purchasing directors and officers liability insurance. The Company received an advance of $190,000 during the month of July 2002 and as of March 21, 2003, received advances totalling $456,000 during 2003 to supplement the Company's working capital. (Refer to Note 4). As of December 31, 2002, $13,981 interest was accrued at 1/2 percent above the bank's prime lending rate (prime rate was 4.75% at December 31, 2002), for a total outstanding balance of $428,981 which is unsecured and due on demand.

14. Sale of Assets:

        On August 16, 2002, the Company sold certain water rights; certain mine tunnels and related mining equipment to Jordanelle Special Service District ("JSSD") while retaining easement and mineral rights to the properties sold. In return for conveying these assets to JSSD, the Company received rights to certain limited rights to water usage and was relieved of the future costs of maintaining the assets sold. These assets were not historically generating sufficient revenues to cover maintenance costs, which resulted in significant cash outflow for the Company. The disposal of these assets resulted in a net loss of $729,693.

Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        Not Applicable

PART III

Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act

        The information required by this item will be contained in the Company's definitive Proxy Statement with respect to its Annual Meeting of Stockholders to be held on May 20, 2003, under the captions "Election of Directors," "Executive Officers" and "Security Ownership of Certain Beneficial Owners and Management—Compliance with the Reporting Requirements of Section 16(a)," and is incorporated by reference into this Annual Report.

Item 10. Executive Compensation

        The information required by this item will be contained in the Company's definitive Proxy Statement with respect to its Annual Meeting of Stockholders to be held on May 20, 2003, under the caption "Executive Compensation" and is incorporated by reference into this Annual Report.

Item 11. Security Ownership of Certain Beneficial Owners and Management

        The information required by this item will be contained in the Company's definitive Proxy Statement with respect to its Annual Meeting of Stockholders to be held on May 20, 2003, under the caption "Security Ownership of Certain Beneficial Owners and Management—Compliance with the Reporting Requirements of Section 16(a)," and is incorporated by reference into this Annual Report.

Item 12. Certain Relationships and Related Transactions

        During March 2002, the Company's majority stockholder advanced to the Company $225,000 for the purpose of purchasing directors and officers liability insurance. The Company received an advance of $190,000 during the month of July 2002 and as of March 21, 2003 received advances totalling $456,000 during 2003 to supplement the Company's working capital. (Refer to Notes 4 and 13). As of December 31, 2002, $13,981 interest was accrued at 1/2 percent above the bank's prime lending rate (prime rate was 4.75% at December 31, 2002), for a total outstanding balance of $428,981 which is unsecured and due on demand. The Company believes the terms of the advances are similar to those that the Company could have obtained from unrelated parties.

Item 13. Exhibits and Reports on Form 8-K

  (a)
  The following exhibits are filed with this Form 10-KSB pursuant to Item 601 of Regulation S-B:

Reg. S-B Reference Number	Document
3.1	Restated Certificate of Incorporation, as amended by Certificate of Amendment of Restated Certificate of Incorporation(1)
3.2	Amendment to Restated Certificate of Incorporation filed in Delaware on December 19, 1990(2)
3.3	Amendment to Restated Certificate of Incorporation filed in Delaware on September 8, 1993(5)
3.4	Amendment to Restated Certificate of Incorporation filed in Delaware on August 25, 1995(7)
3.5	Bylaws(1)
10.1
Purchase Agreement dated January 1, 1971 between United Park City Mines Company and Greater Park City Company (formerly Treasure Mountain Resort Company), as amended by First Amendment to Purchase Agreement dated June 11, 1971, Second Amendment to Purchase Agreement dated March 30, 1972, Third Amendment to Purchase Agreement dated April 2, 1975, and Fourth Amendment to Purchase Agreement dated July 1, 1975(1)
10.2
Memorandum of Agreement dated June 23, 1975 among United Park City Mines Company, Greater Park City Company, Unionamerica, Inc., Royal Street Corporation, Morgan Guaranty Trust Company of New York as Trustee, The Fidelity Bank as Trustee, and Alpine Meadows of Tahoe, Inc.(1)
10.3
Substituted Escrow Agreement dated October 11, 1975 among United Park City Mines Company, Greater Park City Company, Royal Street Land Company, Greater Properties, Inc., Park Properties, Inc., and First Security Bank of Utah, as trustee and escrow agent, as amended by Amendment to Substituted Escrow Agreement dated October 1, 1979(1)
10.4	Acquisition Agreement dated October 11, 1975 between Greater Park City Company and Royal Street Land Company(1)
10.5
Resort Area Lease dated January 1, 1971 between United Park City Mines Company and Greater Park City Company, as amended by Amendment to Resort Area Lease dated May 1, 1975 and Second Amendment to Resort Area Lease dated June 19, 1980, and Third Amendment to Resort Area Lease dated December 12, 1980(1)
10.6	Crescent Ridge Lease dated January 1, 1971 between United Park City Mines Company and Greater Park City Company, as amended by Crescent Ridge Lease dated May 1, 1975(1)
10.7
Deer Valley Lease dated January 1, 1971 between United Park City Mines Company and Greater Park City Company, as amended by Deer Valley Lease dated May 1, 1975, and Amendment to Deer Valley Lease dated May 21, 1979 and Second Amendment to Deer Valley Lease dated July 31, 1980(1)
10.8
Water Rights Purchase Agreement dated January 1, 1971 between United Park City Mines Company and Greater Park City Company, as amended by Amendment to Water Rights Purchase Agreement dated February 10, 1975 and Second Amendment to Water Rights Purchase Agreement dated July 1, 1975(1)

10.9
Settlement Agreement and Release by and between United Park City Mines Company, Royal Street Land Company, Deer Valley Resort Company, Royal Street of Utah, Royal Street Development Company, and Wells Fargo Bank, N.A. dated November 6, 1992(4)
10.10	Employment Agreement dated June 1, 1994 by and between United Park City Mines Company and Hank Rothwell(6)
10.11	Incentive Stock Option Agreement dated June 27, 1994 by and between United Park City Mines Company and Hank Rothwell(6)
10.12	Incentive Stock Option Agreement dated August 2, 1994 by and between United Park City Mines Company and Edwin L. Osika, Jr.(6)
10.13	Employment Agreement dated June 1, 1997 by and between United Park City Mines Company and Hank Rothwell(8)
10.14	Agreement of Purchase and Sale of Assets between New Quincy Mining Company as Seller and United Park City Mines Company, dated December 31, 1997(9)
10.15	Agreement of Purchase and Sale of Assets between Lucky Bill Mining Company as Seller and United Park City Mines Company, dated December 31, 1997(9)
10.16	Employment Agreement dated June 1, 2000 by and between United Park City Mines Company and Hank Rothwell(10)
22.1	Subsidiaries of the Registrant(3)
99	Prospectus which is a part of the Form S-3, Amendment No. 1, dated April 8, 1998, filed by the Company with the Securities and Exchange Commission(11)

(1)
Incorporated by reference from Amendment Number 1 of the Registrant's registration statement on Form S-1 filed with the Securities and Exchange Commission on March 19, 1987 (Registration Number 33-11328)

(2)
Incorporated by reference from Amendment Number 1 of the Registrant's registration statement on Form S-3 filed with the Securities and Exchange Commission on January 28, 1991 (Registration Number 33-37914)

(3)
Incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989

(4)
Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1992

(5)
Incorporated by reference from Amendment Number 1 of the Registrant's registration statement on Form S-3 filed with the Securities and Exchange Commission on October 12, 1993 (Registration Number 33-67458)

(6)
Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994

(7)
Incorporated by reference from the Registrant's Form 8-K filed with the Securities and Exchange Commission on September 7, 1995

(8)
Incorporated by reference from the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999

(9)
Incorporated by reference from the Registrant's Form 8-K filed with the Securities and Exchange Commission on February 19, 1998

(10)
Incorporated by reference from the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001

(11)
Incorporated by reference from the Registrant's Form S-3, Amendment No. 1, dated April 8, 1998, filed by the Company with the Securities and Exchange Commission

(b)
Reports on Form 8-K:

          None

Item 14. Controls and Procedures

        Within 90 days prior to the date of this report, United Park carried out an evaluation, under the supervision and with the participation of its chief executive officer and chief financial officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures. Based on that evaluation, the Company's chief executive officer and chief financial officer have concluded that, subject to the limitations noted below, the Company's disclosure controls and procedures are effective in timely alerting them to material information required to be included in United Park's periodic Securities and Exchange Commission reports.

        In evaluating the Company's controls and procedures, our management has recognized that control systems can provide only reasonable, but not absolute, assurance that the objectives of the control system are met, assurance that the design of the Company's control system must reflect that United Park is subject to a number of resource constraints, and that the benefits of the Company's control system must be considered relative to its cost.

        Because of the inherent limitations in all control systems, the Company's management also believes that no evaluation can provide absolute assurance that all control issues and instances of fraud, if any, within United Park have been detected, or will be detected in the future. These inherent limitations include limitations relating to decision-making functions, breakdowns that can occur because of simple error or mistake and other activities that do not rise to the level of fraud. Controls can also be circumvented by individual acts of some persons, by collusions of people, by management override of the controls and procedures that the Company has put into place, or because the degree of compliance with the policies and procedures may deteriorate.

        In evaluating the Company's controls and procedures, management has identified certain non-material changes to its existing controls and procedures which management believes will make United Park's control system more effective. The Company's management believes that those changes, if implemented, would not constitute a significant change in the Company's internal controls.

        Since the date of the last evaluation of the United Park's control system, the Company has not made any significant changes in its internal controls or other factors that would significantly affect those controls subsequent to the date of that evaluation.

SIGNATURES

        In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED PARK CITY MINES COMPANY (Registrant)
April 29, 2003 Date	s/ HANK ROTHWELL Hank Rothwell President, Chief Executive Officer, and Director

        In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ JOSEPH S. LESSER Joseph S. Lesser	Director	April 29, 2003 Date
/s/ PETER S. DUNCAN Peter S. Duncan	Director	April 29, 2003 Date
/s/ ALAN L. GORDON Alan L. Gordon	Director	April 29, 2003 Date
/s/ RONALD S. KROLICK Ronald S. Krolick	Director	April 29, 2003 Date
/s/ MARK MASHBURN Mark Mashburn	Director	April 29, 2003 Date
/s/ HANK ROTHWELL Hank Rothwell	President, Chief Executive Officer, and Director	April 29, 2003 Date
/s/ MICHAEL R. SALMOND Michael R. Salmond	President, Chief Executive Officer, and Director	April 29, 2003 Date

CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of United Park City Mines Company (the "Company") on Form 10-KSB for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hank Rothwell, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, that:

(1)
I have reviewed this Report on Form 10-KSB of the Company;

(2)
Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered in this Report;

(3)
Based on my knowledge, the financial statements and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations of the registrant as of, and for, the periods presented in this Report;

(4)
The registrant's other certifying officer and I are responsible for establishing and maintaining internal disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a)
designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries is made known to us by others within those entities, particularly during the period in which this Report is being prepared;

b)
evaluated the effectiveness of the registrant's internal disclosure controls and procedures as of a date within 90 days prior to the filing date of this Report (the "Evaluation Date"); and

c)
presented in this Report our conclusions about the effectiveness of our internal disclosure controls and procedures based on our evaluation as of the Evaluation Date;

(5)
The registrant's other certifying officer and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent function):

a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weakness in internal controls; and

b)
any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

(6)
The registrant's other certifying officer and I have indicated in this Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weakness.

/s/ HANK ROTHWELL Hank Rothwell Chief Executive Officer April 29, 2003

CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of United Park City Mines Company (the "Company") on Form 10-KSB for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael R. Salmond, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, that:

(1)
I have reviewed this Report on Form 10-KSB of the Company;

(2)
Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered in this Report;

(3)
Based on my knowledge, the financial statements and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations of the registrant as of, and for, the periods presented in this Report;

(4)
The registrant's other certifying officer and I are responsible for establishing and maintaining internal disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a)
designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries is made known to us by others within those entities, particularly during the period in which this Report is being prepared;

b)
evaluated the effectiveness of the registrant's internal disclosure controls and procedures as of a date within 90 days prior to the filing date of this Report (the "Evaluation Date"); and

c)
presented in this Report our conclusions about the effectiveness of our internal disclosure controls and procedures based on our evaluation as of the Evaluation Date;

(5)
The registrant's other certifying officer and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent function):

a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weakness in internal controls; and

b)
any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

(7)
The registrant's other certifying officer and I have indicated in this Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weakness.

/s/ MICHAEL R. SALMOND Michael R. Salmond Chief Financial Officer April 29, 2003

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of United Park City Mines Company (the "Company") on Form 10-KSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hank Rothwell, Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ HANK ROTHWELL Hank Rothwell Chief Executive Officer April 29, 2003

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of United Park City Mines Company (the "Company") on Form 10-KSB for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael R. Salmond, Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ MICHAEL R. SALMOND Michael R. Salmond Chief Financial Officer April 29, 2003

Annex E—Quarterly Report on Form 10-QSB for the Fiscal Quarter Ended March 31, 2003

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-QSB

☒ Quarterly Report under Section 13 or 15(d) of the Securities Exchange Act of 1934
for the Quarterly Period ended March 31, 2003
or
☐ Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
for the Transition Period from to

Commission File Number 1-3753

UNITED PARK CITY MINES COMPANY
(exact name of small business issuer as specified in its charter)

Delaware	87-0219807
(State or other jurisdiction of incorporation or organization.)	(I.R.S. Employer Identification No.)
P.O. Box 1450, Park City, Utah	84060
(Address of principal executive offices)	(Zip Code)
(435) 649-8011 (Issuer's telephone number)

        Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /x/    No / /.

(APPLICABLE ONLY TO CORPORATE ISSUERS)

        State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date: As of May 5, 2003: 3,249,411 shares

        Transitional Small Business Disclosure Format (check one): Yes / /    No /x/.

Form 10-QSB
United Park City Mines Company
March 31, 2003

PART I—FINANCIAL INFORMATION

ITEM 1.    FINANCIAL STATEMENTS

UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Unaudited)

March 31, 2003
ASSETS:
Cash and cash equivalents	$77,467
Accounts receivable	211,983
Notes receivable	501,356
Prepaid expenses	140,636
Restricted cash	589,256
Other	56,100

1,576,798

Real Estate:
Deferred development costs	22,130,130

Property and Equipment:
Mine shaft, buildings and equipment	749,586
Construction-in-progress	83,365
Resort facilities	58,077
Less accumulated depreciation	(531,647)

359,381
Land less accumulated depletion of $1,062,190	12,258,439
Deferred financing costs less accumulated amortization of $116,291	112,808

12,730,628

Total assets	$36,437,556

The accompanying notes are an integral part of the consolidated financial statements.

UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Unaudited)

March 31, 2003
LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
Accounts payable	$727,614
Accrued liabilities	445,246
Stockholder advances	975,172
Bank notes payable	4,225,224
Accrued development costs	2,145,110
Joint venture termination reimbursement accrual	2,746,950
Accrued remediation costs	1,636,232

Total liabilities	12,901,548

Commitments and contingencies (Notes 5, 6 and 8)
Stockholders' equity:
Capital stock, $.01 par value:	32,494
Authorized: 3,750,000 shares
Issued: 3,249,411 shares
Capital in excess of par value	41,982,640
Accumulated deficit	(18,295,342)

23,719,792
Less cost of treasury stock—1,294 shares	(183,784)

Total stockholders' equity	23,536,008

Total liabilities and stockholders' equity	$36,437,556

The accompanying notes are an integral part of the consolidated financial statements.

UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	For Three Months Ended
	March 31, 2003	March 31, 2002
Revenues:
Real estate sales	$—	$200,000
Interest	13,463	193
Royalties and rentals	115,600	136,400
Other	19	26,888

	129,082	363,481

Expenses:
Cost of lot sales and selling expenses	—	91,039
Other real estate costs	55,547	57,964
General and administrative costs	354,562	357,165
Mine maintenance and administrative costs	149,206	435,185
Depreciation	10,559	10,257
Interest	—	23,220

	569,874	974,830

Loss before income taxes	(440,792)	(611,349)
Income tax benefit	—	—

Net Loss	$(440,792)	$(611,349)

Basic and diluted net loss per share	$(.14)	$(.19)

Basic and diluted weighted average number of shares outstanding	3,249,411	3,249,411

The accompanying notes are an integral part of the consolidated financial statements.

UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For Three Months Ended
	March 31, 2003	March 31, 2002
Cash flows from operating activities:
Net Loss	$(440,792)	$(611,349)

Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	10,559	10,257
Increase (decrease) from changes in:
Restricted cash	(589,256)	—
Accounts receivable	(104,729)	(93,938)
Notes receivable	1,001,726	—
Prepaid expenses, inventory and other assets	11,424	(162,241)
Deferred real estate development costs	(782,007)	(605,786)
Deferred financing costs	38,677	—
Accounts payable and accrued liabilities	3,643	355,353
Accrued development costs	(6,891)	(148,954)
Joint venture termination reimbursement accrual	19,071	28,636
Accrued remediation costs	(57,508)	(51,952)

Total adjustments	(455,291)	(668,625)

Net cash used by operating activities	(896,083)	(1,279,974)

Cash flows from investing activities:
Construction-in-progress	—	(32,237)
Capital expenditures	(2,145)	(11,345)

Net cash used by investing activities	(2,145)	(43,582)

Cash flows from financing activities:
Proceeds from bank notes	284,051	1,197,931
Principal payments on bank notes	(4,796)	(5,833)
Stockholder advances	546,191	225,000

Net cash provided by financing activities	825,446	1,417,098

Net increase (decrease) in cash and cash equivalents	(72,782)	93,542
Cash and cash equivalents-beginning of period	150,249	22,146

Cash and cash equivalents-end of period	$77,467	$115,688

The accompanying notes are an integral part of the consolidated financial statements.

ITEM 2.    UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES SELECTED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1—CONDENSED FINANCIAL STATEMENTS

A.    Disclosure

        Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the Annual Report to Stockholders of United Park City Mines Company (hereinafter "United Park" or "the Company" or "the Registrant") for the year ended December 31, 2002.

B.    Management's Representation

        The Registrant, without audit, has prepared the consolidated balance sheet as of March 31, 2003 and the consolidated statements of operations and cash flows for the three-month periods ended March 31, 2003 and March 31, 2002. In the opinion of management, all adjustments necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2003 and for all periods presented, have been made.

C.    Liquidity

        The Company believes that cash and cash equivalents at March 31. 2003, plus cash flows from the sale of real estate and proceeds from bank financing will be sufficient to fund its ongoing operations in 2003. If sufficient real estate sales do not occur as anticipated, the Company has various parcels of real estate that management believes could be used as collateral for borrowings to provide the cash flows necessary to fund its on going operations in 2003. The Company is currently negotiating with a local bank to establish an additional debt funding source. As discussed in Notes 7 and 9, the majority stockholder has been providing advances to the Company to supplement working capital requirements.

        As discussed in Form 10-KSB as of December 31, 2002, the Company has $2.7 million of debt obligations that are due in 2003. The Company is dependent on future real estate sales; additional debt financing or other sources to fund its ongoing operations and debt service requirements in 2003. There can be no assurance that the Company will be able to achieve sufficient real estate sales, obtain additional debt financing or funding from other sources in 2003 to fund its cash requirements.

NOTE 2—ACCOUNTING FOR STOCK BASED COMPENSATION

        The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock issued to Employees." Under APB 25, the Company recognizes no compensation expense related to employee stock options, as no options are granted at a price below the market price on the day of grant.

        In 1996, Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," became effective for the Company. SFAS 123, as amended by SFAS No. 148, which prescribes the recognition of compensation expense based on fair market value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made assuming hypothetical fair value method application. No stock options were granted in either 2002 or 2003. Had compensation cost for the Company's stock options been determined based on the fair market method prescribed in SFAS 123, the Company's pro forma net income and net income per share would not have changed from the amounts reported in the accompanying financial statements.

NOTE 3—INDUSTRY SEGMENTS

        The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. The Company is organized into the following industry segments, and management accounts for revenues and expenses from these activities separately and evaluates each of the following segments based upon performance: Mine Maintenance and Real Estate. The segment data here presented do not include intersegment revenues or charges for corporate overhead costs.

March 31, 2003:	Mine Maint.	Real Estate	Other	Total
Revenue	$—	$128,942	$140	$129,082
Operating income (loss)(1)	(154,243)	27,141	(313,690)	(440,792)
Identifiable assets	271,881	35,679,712	485,963	36,437,556
Depreciation	5,037	2,648	2,874	10,559
Capital expenditures, including deferred real estate development costs	2,145	1,564,014	—	1,566,159
March 31, 2002:	Mine Maint.	Real Estate	Other	Total
Revenue	$26,761	$336,400	$320	$363,481
Operating income (loss)(1)	(414,023)	138,452	(335,778)	(611,349)
Identifiable assets	538,016	25,489,122	1,032,392	27,059,530
Depreciation	5,599	803	3,855	10,257
Capital expenditures, including deferred real estate development costs	—	686,272	36,154	722,426

(1)
Earnings (loss) before taxes

NOTE 4—NOTES RECEIVABLE

        During October 2002, the Company completed the sale of a townhouse site for $6,000,000 from the first phase of the Flagstaff Mountain Resort. The proceeds from the sale of that site included a $1,500,000 note receivable due in nine months. Interest payments are scheduled to be paid monthly with the interest rate escalating each month of the term. During February 2003, the Company received a $1,000,000 payment in addition to the monthly interest payment.

NOTE 5—BANK FINANCING

        The Company has a financing commitment from a local bank totaling $250,000. Interest on the outstanding borrowings is accrued monthly at 1/2 percent above the bank's prime lending rate (prime rate was 4.25% at March 31, 2003). The loan has two Deer Crest lots with related improvements as collateral. The Company renewed the loan during 2002 with a termination date of August 1, 2003. The Company had drawn $255,562 against the loan at March 31, 2003.

        The Company has a $2,000,000 revolving line-of-credit. The purpose of this financing is to supplement cash flow needs of the Company. Borrowings are collateralized by approximately 16 acres of land known as the Spiro Tunnel. Interest on the outstanding borrowings is paid monthly at 1/2percent above the bank's prime lending rate (prime rate was 4.25% at March 31, 2003). The maturity date is October 1, 2003. The Company had drawn $2,000,000 against the loan at March 31, 2003. The Company incurred loan costs and fees of $20,035 which have been capitalized in deferred financing costs and are being amortized over the life of the loan. As of March 31, 2003, $9,346 of the loan costs have been amortized and capitalized to deferred development costs.

        The Company has a financing commitment from a local bank totaling $365,000, for the purpose of installing improvements to a single residential lot known as 7.2b. Interest on the outstanding borrowings is paid monthly at the bank's prime lending rate (prime rate was 4.25% at March 31, 2003). The intial loan term ended January 1, 2003. The Company had drawn $22,797 against the loan at March 31, 2003. The Company signed a loan modification and extension agreement April 29, 2003 with a maturity date of July 1, 2004.

        During June 2002, the Company obtained a $17,300,000 loan commitment for the purpose of installing improvements to the Flagstaff Mountain Resort Phase 1 development. Borrowings are collateralized by approximately 32 acres of land known as Flagstaff Mountain Resort Phase 1 in Summit County and approximately 10 acres of land known as the Jordanelle Commerce Park in Wasatch County. Interest on the outstanding borrowings is paid monthly at 3% above the bank's 30-day LIBOR rate (30-day LIBOR was 1.3000% at March 31, 2003). The maturity date is January 1, 2004, subject to the Company's right to extend, as per the terms of the note, the maturity date to July 1, 2004. The loan agreement provisions define the required payments prior to release of collateral and provide for the reduction of the loan commitment in the amount of any collateral release payments the Company makes to the bank. The collateral release payments are deposited into a restricted cash account. Development disbursements are made first from the restricted cash account and then from loan proceeds. During 2002 and 2003, $9,813,397 of collateral release payments and interest was deposited and $9,224,141 was disbursed from the restricted cash account on project costs. As of March 31, 2003, the commitment balance was $7,486,603 and the Company had drawn $1,906,944 against the commitment. The Company incurred loan costs and fees of $209,064 which have been capitalized in deferred financing costs and are being amortized over the life of the loan. As of March 31, 2003, $106,946 of the loan costs have been amortized and capitalized to deferred development costs.

        The Company financed the purchase of one vehicle in October of 2001 for $32,695 and another vehicle in December of 2001 for $37,297. Each installment contract has 36 equal monthly payments. The monthly installment total is $1,944. The March 31, 2003 outstanding balance for the contracts is $39,921.

        During the quarters ended March 31, 2003 and 2002, the Company incurred interest costs of $105,679 and $23,220, respectively. In 2003 and 2002, $105,679 and $-0-, respectively, of interest costs were capitalized to deferred development costs.

NOTE 6—JOINT VENTURE TERMINATION REIMBURSEMENT ACCRUAL

        In July 1999, the Company signed a Letter of Understanding with Arizona-based DMB Associates, Inc. ("DMB") to pursue a joint venture partnership to develop Flagstaff Mountain and Bonanza Mountain Resorts. The joint venture was formed on June 15, 2000. Under the terms of the joint venture's operating agreement, the Company was entitled to terminate the joint venture prior to September 30, 2000, if it did not approve a business plan or budget provided by DMB for the development of subject properties. The parties to the joint venture agreement were unable to agree upon or approve the business plan by September 30, 2000, and mutually agreed to extend the date by which such approval would be required to January 17, 2001. The joint venture was terminated by the terms of the operating agreement at the expiration of the extension period. The Company, as required by the operating agreement, will reimburse joint venture development costs of $2,445,030 and accrued interest to DMB in January of 2004. Interest is accrued at the lower of the prime rate (prime rate was 4.25% at March 31, 2003) or 10% compounded yearly. The total 2003 accrued interest of $19,071 at March 31, 2003 has been capitalized into deferred development costs-other. The balance including accrued interest at March 31, 2003, is $2,746,950.

NOTE 7—RELATED PARTY TRANSACTION

        During 2002 and 2003, the Company's majority stockholder advanced to the Company $954,000 to supplement the Company's working capital. During the quarter ended March 31, 2003, $7,191 interest was accrued at 1/2 percent above the bank's prime lending rate (prime rate was 4.25% at March 31, 2003), for a total outstanding balance of $975,172 which is unsecured and due on demand.

NOTE 8—CONTINGENCIES

Litigation and Settlement Agreement

        In May 1986, the Company filed a lawsuit against Greater Park City Company ("GPCC"), Royal Street Land Company, Royal Street of Utah, and Deer Valley Resort Company related to agreements which resulted in the restructuring of Greater Park City Company in 1975 and later performance under these agreements. The defendants filed counterclaims against the Company.

        On November 13, 1995, an Order of Dismissal With Prejudice of all of the Company's remaining claims and all of GPCC's claims was signed by the Court and also filed, thereby finally disposing of all of the remaining aspects of this litigation.

        On November 6, 1992, the Company entered into a Settlement Agreement and Release ("Settlement Agreement") with Royal Street Land Company, Deer Valley Resort Company, Royal Street of Utah, Royal Street Development Company (collectively "Deer Valley"), and Wells Fargo Bank, N.A. In this Settlement Agreement, the Company, Deer Valley, and Wells Fargo agreed, among other things, to dismiss with prejudice the claims and counterclaims.

        The Settlement Agreement provides the Company the opportunity to develop, without the encumbrance of the Deer Valley Ski Lease, certain parcels of land, which are currently subject to the Deer Valley Ski Lease. The Settlement Agreement further provides Deer Valley the opportunity to acquire the Company's interest in the surface estate to the balance of the land within the Deer Valley Ski Lease. Both the Company's and Deer Valley's opportunities concerning those parcels of land covered under the Deer Valley Ski Lease are contingent upon master plan approval by the appropriate government agencies and acceptance of the master plan by the Company. If the appropriate government agencies do not approve the master plan or if the Company does not accept the master plan, the land within the Deer Valley Ski Lease will remain encumbered by the Deer Valley Ski Lease. If master plan approval is obtained and accepted, the Deer Valley Ski Lease will be terminated. The Company could then proceed to develop those certain parcels of land which were formerly encumbered by the Deer Valley Ski Lease and would convey the balance of the surface estate of the land formerly encumbered by the Deer Valley Ski Lease to Deer Valley. Additionally, if and when the master plan is accepted by both the Company and the appropriate government agencies, the exchange of the surface rights to the land by the Company for the termination of the Deer Valley Ski Lease and the right to develop the land previously encumbered by the lease will represent an exchange of similar productive assets. Accordingly, the Company will transfer its basis in the surface rights to the land to the basis in the land to be developed that was previously encumbered by the Deer Valley Ski Lease, with no gain or loss recognized.

Richardson Flat

        A portion of United Park's mining property, known as "Richardson Flat Tailings," was proposed by the United States Environmental Protection Agency ("EPA") on June 24, 1988, by notice published in the Federal Register, to be added to the EPA's National Priorities List ("NPL"), the EPA's listing of national priority hazardous waste sites. United Park submitted written comments opposing the listing of the Richardson Flat Tailings site on a number of procedural and substantive grounds. In response to the comments submitted by United Park, the EPA determined not to list the site on the NPL in a final rule published February 11, 1991, in the Federal Register.

        On February 7, 1992, by notice published in the Federal Register, the EPA again proposed that the Richardson Flat Tailings site be added to the NPL. In April 1992, the Company submitted written comments opposing the listing on a number of procedural and substantive grounds. As of this date, the EPA has neither responded to United Park's comments nor finalized its proposal to list the site on the NPL.

        The NPL has been established by the EPA under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") to identify, inventory, and prioritize sites which warrant further investigation to assess the nature and extent of any public health and environmental risks associated with the site and to determine what remedial action, if any, may be appropriate. Inclusion of a site on the NPL does not establish that the EPA will necessarily require remedial action for the site. Listing on the NPL does not establish that any remedial action by the EPA or any private party is necessary nor does listing determine any liability for the cost of any remediation at the site

        Numerous mining properties throughout the United States owned by other entities are currently proposed for listing or are listed on the NPL. In 1983, United Park began a containment program, which is now substantially complete, to cover the Richardson Flat Tailings area with topsoil and seed the site for vegetation. Management is not now able to accurately predict whether the Richardson Flat Tailings site will be listed on the NPL and, if it is listed, whether further remedial actions will be required. On September 27, 2000, United Park executed an Administrative Order on Consent with the EPA to perform a voluntary Focused remedial investigation and feasibility study ("Focused RI/FS") to determine if any remedial action may be warranted at Richardson Flat. The Company accrued $630,000 in 1999 as its best estimate of costs to complete the Focused RI/FS at Richardson Flat that was expected to be incurred over the following three years. The Company accrued an additional $418,980 during 2002. The accrued balance as of March 31, 2003 was $472,350. The Company cannot estimate the potential costs, if any, that may be required beyond the Focused RI/FS. On December 4, 2001, the EPA issued a letter to all potentially responsible parties, including United Park and three other mining companies, demanding that it be reimbursed $562,231, plus interest from the date of the letter, for past response costs under CERCLA (the "December Letter"). In addition, the EPA stated in its December Letter that it anticipates additional funds may be expended at Richardson Flat for which United Park may be liable. During 2002, the Company received an additional demand for response costs of $110,318 for the period of October 1, 2001 through September 30, 2002. Although the liability of the Company is joint and several, EPA is currently negotiating with the Company and the other responsible parties regarding the demands. A demand of this nature is typical at this type of site, and United Park anticipates that the other potentially responsible parties will pay a significant amount of the demands. Management is, at this time, unable to estimate the amount or range of the potential response cost to the Company beyond what was accrued in 2002. The Company has engaged in the study and evaluation of the development of a recreation complex in the area of Richardson Flat. Management believes, if the development of the recreation complex takes place, any remedial issues that might be identified during the study or the development related to the Richardson Flat Tailings site could be resolved. However, should substantial remediation be required at the site beyond the scope of any development and should United Park be designated as a potentially responsible party and it is later determined that United Park is a responsible party liable for remediation, those costs could be substantial to the Company.

Other

        The Company is participating in the Upper Silver Creek Watershed Group ("USCWSG"). The USCWSG was formed to conduct a complete review of the Silver Creek Watershed to determine sources of contamination to Silver Creek and to prepare a practical remediation plan. To date, the

USCWSG has completed its sampling efforts and published findings but has not reached any conclusions nor presented any remediation plans. Management is, at this time, unable to estimate the amount or range of additional work required in connection with the USCWSG study.

        The Company's Empire Canyon property has been listed on the Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS") database. CERCLIS is EPA's comprehensive database and management system that inventories and tracks releases addressed, or needing to be addressed, by the CERCLA program. However, inclusion of a site or area in the CERCLIS database does not represent a determination of a party's liability, nor does it represent a finding that any response action is warranted. For example, EPA may decide a site does not warrant further action and discontinue any further site investigation. In an (undated) letter to the Company received in March 2002, EPA stated that it does not presently consider the Flagstaff properties to be part of the Empire Canyon CERCLIS site. In addition, in the same letter, EPA stated it has determined that conditions of certain parcels of Empire Canyon within the Company's Flagstaff project do not warrant federal superfund involvement. A draft EE/CA has been completed and delivered to the agencies for their consideration, but the decision regarding when and if any removal or remediation may be required has not been made. The Company estimated $1,174,753 as its best estimate of future costs to be spent on Empire Canyon over multiple years. The Company has accrued this liability as of December 31, 2002, with a corresponding increase in deferred development costs. As of March 31, 2003, the Company has made expenditure that reduced the liability to the balance of $1,163,882. At this time, United Park is unable to determine the effect, if any, this will have, beyond the amount recognized during 2002, on its results of operations or financial position.

        Since United Park has conducted its mine maintenance operations in material compliance with current reclamation statutes and regulations, in management's opinion, United Park is not liable for reclamation costs associated with its mining properties. However, if United Park ever elects to cease its mine maintenance operations, the Company may choose to permanently restrict access to its mines. If management chooses to perform certain elective reclamation of its surface areas disturbed by past mining operations, management believes that such reclamation and access restriction costs would be minimal.

NOTE 9—SUBSEQUENT EVENTS

        From April 1, 2003, to May 7, 2003, the Company has received advances of $209,146 from the major stockholder.

        This Form 10-QSB may contain trend information and forward-looking statements that involve risks and uncertainties. The actual results of operations of the Company could differ materially from the Company's historical results of operations and those discussed in such forward-looking statements as a result of certain factors set forth in this section and elsewhere in this Form 10-QSB, including information incorporated by reference.

Liquidity and Capital Resources

Cash Flow Analysis

        The Company's cash balance decreased $72,782 during the first three months of 2003, providing a balance of $77,467 as of March 31, 2003. The Company will use a portion of the March 31, 2003 cash balance; a portion of the anticipated cash flows from real estate sales by Blue Ledge Corporation (hereinafter "Blue Ledge"), bank financing and other sources to fund its future operations. During the first three months of 2003, the Company's operating and investing activities were funded primarily by the cash balance reduction of $72,782, the receipt of a $1,000,000 note receivable payment, net proceeds from bank financing of $284,051 and $546,191 from stockholder advances.

        The Company believes that cash and cash equivalents at March 31. 2003, plus cash flows from the sale of real estate and proceeds from bank financing will be sufficient to fund its ongoing operations in 2003. If sufficient real estate sales do not occur as anticipated, the Company has various parcels of real estate that management believes could be used as collateral for borrowings to provide the cash flows necessary to fund its on going operations in 2003. The Company is currently negotiating with a local bank to establish an additional debt funding source. As discussed in Notes 7 and 9, the majority stockholder has been providing advances to the Company to supplement working capital requirements.

        As discussed in Form 10-KSB as of December 31, 2002, the Company has $2.7 million of debt obligations that are due in 2003. The Company is dependent on future real estate sales; additional debt financing or other sources to fund its ongoing operations and debt service requirements in 2003. There can be no assurance that the Company will be able to achieve sufficient real estate sales, obtain additional debt financing or funding from other sources in 2003 to fund its cash requirements.

Real Estate

        The Company's wholly owned subsidiary, Blue Ledge did not sell any of the Company's available properties during the three months ended March 31, 2003, which include the Flagstaff Phase I properties, the two Deer Crest Lots, the Hidden Meadows lot, the Commerce Park at Keetley and the 55 acre ski-in ski-out lot.

        The Company has one property under contract to close at the end of May for a gross sales price of $575,000.

Results of Operations

2003 Compared with 2002

        Blue Ledge did not have any lot sales during the three-month period ended March 31, 2003. During the same period in 2002, Blue Ledge sold one Hidden Meadows lot for a profit of $126,942 or 63% of the gross sales price.

        The Company's interest income increased $13,270 to $13,463 during the first three months of 2003 as compared to the same period in 2002 due primarily to the Note Receivable from the sale of the townhouse site in Flagstaff Phase I in October 2002.

        Royalty and rental revenues decreased $20,800 or 15% during the three months ended March 31, 2003 when compared to the same period in 2002. While the ski lease revenue remained unchanged, the primary reason for the decrease is a reduction of the building rental income.

        Other revenues decreased $26,869 or approximately 100% during the first three months of 2003 when compared to the same period in 2002. The decrease is the result of decreased fees collected for receiving clean landfill of $11,461 and a reduction of water revenue due to the sale of water rights to Jordanelle Special Service District in August of 2002.

        Cost of real estate sales and selling expenses decreased $91,039 for the first quarter of 2003 when compared to the same period in 2002. The decrease is due to Blue Ledge not having any lot sales in 2003.

        General and administrative costs decreased $2,603 or 1% during the first quarter of 2003 when compared to the same period in 2002. The major fluctuations in costs when compared to 2002 include an increased use of professionals of 8%, an increase of 7% in accounting fees, an increase of insurance expense of 5% and partially offset by a decrease in securities expense of 11%. The remaining net 10% decrease is due to various other increases and decreases over 2002.

        Mine maintenance and administrative costs decreased $285,979 or 66% during the three-month period ended March 31, 2003, when compared with the same period in 2002. The primary cause for the decrease was the non-cash transaction with Jordanelle Special Service District in August of 2002 under which the Company exchanged certain real property and water rights for a release of treatment obligations, including costs associated with the operation and maintenance of the water treatment facility. This exchange relieved the Company of its obligations under the Utah Pollutant Discharge Elimination System ("UPDES") permit as well as substantially all costs associated with maintaining the underground mine workings (which management estimated to be in excess of $900,000 annually).

        The interest expense was eliminated for the first quarter of 2003 due to the large development projects subject to capitalization of holding costs. Interest of $105,679 was capitalized during the quarter ending March 31, 2003. No interest was capitalized as holding costs in the first quarter of 2002.

ITEM 3.    CONTROLS AND PROCEDURES

        Within 90 days prior to the date of this report, United Park carried out an evaluation, under the supervision and with the participation of its chief executive officer and chief financial officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures. Based on that evaluation, the Company's chief executive officer and chief financial officer have concluded that, subject to the limitations noted below, the Company's disclosure controls and procedures are effective in timely alerting them to material information required to be included in United Park's periodic Securities and Exchange Commission reports.

        In evaluating the Company's controls and procedures, our management has recognized that control systems can provide only reasonable, but not absolute, assurance that the objectives of the control system are met, assurance that the design of the Company's control system must reflect that United Park is subject to a number of resource constraints, and that the benefits of the Company's control system must be considered relative to its cost.

        Because of the inherent limitations in all control systems, the Company's management also believes that no evaluation can provide absolute assurance that all control issues and instances of fraud, if any, within United Park have been detected, or will be detected in the future. These inherent limitations include limitations relating to decision-making functions, breakdowns that can occur because of simple error or mistake and other activities that do not rise to the level of fraud. Controls can also be circumvented by individual acts of some persons, by collusions of people, by management override of the controls and procedures that the Company has put into place, or because the degree of compliance with the policies and procedures may deteriorate.

        In evaluating the Company's controls and procedures, management has identified certain non-material changes to its existing controls and procedures which management believes will make United Park's control system more effective. The Company's management believes that those changes, if implemented, would not constitute a significant change in the Company's internal controls.

        Since the date of the last evaluation of the United Park's control system, the Company has not made any significant changes in its internal controls or other factors that would significantly affect those controls subsequent to the date of that evaluation.

PART II.—OTHER INFORMATION

ITEM 5.    OTHER INFORMATION

        A portion of United Park's mining property, known as "Richardson Flat Tailings," which the Company monitors under its UPDES permit, has been subject to testing and evaluation by the EPA under the National Contingency Plan pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"). On June 24, 1988, the EPA proposed that the Richardson Flat Tailings site be added to the EPA's National Priorities List ("NPL"), the EPA's listing of national priority hazardous waste sites. In response to the comments submitted by United Park, the EPA determined not to list the site on the NPL in a final rule published February 11, 1991, in the Federal Register. On February 7, 1992, the EPA again proposed the listing of the Richardson Flat Tailings site to the NPL. In April 1992, the Company again submitted written comments opposing the EPA's listing on a number of substantive and procedural grounds. The EPA has neither responded to United Park's comments nor finalized its proposal to list the site. United Park has completed negotiations with the EPA regarding performing a voluntary focused remedial investigation and feasibility study ("Focused RI/FS") to determine if any remedial action may be warranted at Richardson Flat. The Company signed the Administrative Order on Consent for Remedial Investigation/Feasibility study on September 27, 2000. The Company did accrue amounts at December 31,1999 and December 31, 2002 as its best estimate of costs to complete the Focused RI/FS at Richardson Flat. Since the study has not been completed, the Company cannot estimate the potential costs, if any, that may be required beyond the Focused RI/FS.

ITEM 6.    EXHIBITS AND REPORTS ON FORM 8-K

(a)
Exhibits filed with this Form 10-QSB:

  No exhibits are filed with this Form 10-QSB.

(b)
Reports on Form 8-K filed during the period covered by this Form 10-QSB:

  No reports on Form 8-K were filed during the period covered by this Form 10-QSB.

SIGNATURES

        In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED PARK CITY MINES COMPANY (Registrant)
/s/ HANK ROTHWELL	/s/ MICHAEL R. SALMOND

Hank Rothwell President, Chief Executive Officer and Director	Michael R. Salmond Chief Financial Officer
Date: May 15, 2003

CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of United Park City Mines Company (the "Company") on Form 10-QSB for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hank Rothwell, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, that:

(1)
I have reviewed this quarterly report on Form 10-QSB of the Company;

(2)
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered in this quarterly report;

(3)
Based on my knowledge, the financial statements and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations of the registrant as of, and for, the periods presented in this quarterly report;

(4)
The registrant's other certifying officer and I are responsible for establishing and maintaining internal disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a)
designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)
evaluated the effectiveness of the registrant's internal disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

c)
presented in this quarterly report our conclusions about the effectiveness of our internal disclosure controls and procedures based on our evaluation as of the Evaluation Date;

(5)
The registrant's other certifying officer and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent function):

a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weakness in internal controls; and

b)
any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

(6)
The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weakness.

/s/ HANK ROTHWELL Hank Rothwell Chief Executive Officer May 15, 2003

CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of United Park City Mines Company (the "Company") on Form 10-QSB for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael R. Salmond, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, that:

(1)
I have reviewed this quarterly report on Form 10-QSB of the Company;

(2)
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered in this quarterly report;

(3)
Based on my knowledge, the financial statements and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations of the registrant as of, and for, the periods presented in this quarterly report;

(4)
The registrant's other certifying officer and I are responsible for establishing and maintaining internal disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a)
designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)
evaluated the effectiveness of the registrant's internal disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

c)
presented in this quarterly report our conclusions about the effectiveness of our internal disclosure controls and procedures based on our evaluation as of the Evaluation Date;

(5)
The registrant's other certifying officer and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent function):

a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weakness in internal controls; and

b)
any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

(6)
The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weakness.

/s/ MICHAEL R. SALMOND Michael R. Salmond Chief Financial Officer May 15, 2003

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of United Park City Mines Company (the "Company") on Form 10-QSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hank Rothwell, Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

        (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ HANK ROTHWELL Hank Rothwell Chief Executive Officer May 15, 2003

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of United Park City Mines Company (the "Company") on Form 10-QSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael R. Salmond, Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

        (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ MICHAEL R. SALMOND Michael R. Salmond Chief Financial Officer May 15, 2003

QuickLinks

Notice of Action by Written Consent
TABLE OF CONTENTS
  QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
THE MERGER
MERGER AGREEMENT
LITIGATION
TRANSACTIONS WITH CERTAIN EMPLOYEES AND INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS; POTENTIAL CONFLICTS OF INTEREST
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
APPRAISAL RIGHTS
SECURITY OWNERSHIP
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
  Annex A—AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER
ARTICLE I THE MERGER
ARTICLE II THE SURVIVING CORPORATION
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS; REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
ARTICLE V COVENANTS
ARTICLE VI CONDITIONS TO THE MERGER
ARTICLE VII TERMINATION
ARTICLE VIII SELLERS' AGREEMENTS
ARTICLE IX INDEMNIFICATION
ARTICLE X MISCELLANEOUS
EXHIBIT A
  Annex 1 to Annex A—STOCK PURCHASE AGREEMENT
STOCK PURCHASE AGREEMENT
RECITALS
AGREEMENT
FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT RECITALS
SUPPLEMENTAL STOCK PURCHASE AGREEMENT
  Annex A-1—REINSTATEMENT OF AGREEMENT AND PLAN OF MERGER
REINSTATEMENT OF AGREEMENT AND PLAN OF MERGER
  Annex B—MAJORITY STOCKHOLDER ACTION BY WRITTEN CONSENT
WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING OF STOCKHOLDERS OF UNITED PARK CITY MINES COMPANY
  Annex C—SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
  Annex D—Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2002
  PART I
  Item 1. Description of Business
  Item 2. Description of Property
  Item 3. Legal Proceedings
  Item 4. Submission of Matters to a Vote of Security Holders
  PART II
  Item 5. Market for Common Equity and Related Stockholder Matters
  Item 6. Management's Discussion and Analysis or Plan of Operation
  Item 7. Financial Statements
UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET December 31, 2002
UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS for the years ended December 31, 2002 and 2001
UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY for the years ended December 31, 2002 and 2001
UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS for the years ended December 31, 2002 and 2001
  Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
  PART III
  Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act
  Item 10. Executive Compensation
  Item 11. Security Ownership of Certain Beneficial Owners and Management
  Item 12. Certain Relationships and Related Transactions
  Item 13. Exhibits and Reports on Form 8-K
  Item 14. Controls and Procedures
SIGNATURES
CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
  Annex E—Quarterly Report on Form 10-QSB for the Fiscal Quarter Ended March 31, 2003
(APPLICABLE ONLY TO CORPORATE ISSUERS)
  Form 10-QSB United Park City Mines Company March 31, 2003
  PART I—FINANCIAL INFORMATION
  ITEM 1. FINANCIAL STATEMENTS
UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET ( Unaudited )
UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET ( Unaudited )
UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENT OF OPERATIONS ( Unaudited )
UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS ( Unaudited )
  ITEM 2. UNITED PARK CITY MINES COMPANY AND SUBSIDIARIES SELECTED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
  ITEM 3. CONTROLS AND PROCEDURES
  PART II.—OTHER INFORMATION
  ITEM 5. OTHER INFORMATION
  ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K
SIGNATURES
CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002